    AS FILED WITH THE SECURITIES EXCHANGE COMMISSION ON FEBRUARY 28, 1997.

                                                             FILE NO.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              VIALOG CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

      MASSACHUSETTS                  4813                    04-3305282
                         (PRIMARY STANDARD INDUSTRIAL       (IRS EMPLOYER
     (STATE OR OTHER      CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
     JURISDICTION OF
    INCORPORATION OR
      ORGANIZATION)

                               ----------------

                                46 MANNING ROAD
                        BILLERICA, MASSACHUSETTS 01821
                                (508) 667-2000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                GLENN D. BOLDUC
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              VIALOG CORPORATION
                                46 MANNING ROAD
                        BILLERICA, MASSACHUSETTS 01821
                                (508) 667-2000
             (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
         DAVID L. LOUGEE, ESQ.                  DEAN F. HANLEY, ESQ.
      JEFFREY L. DONALDSON, ESQ.               DAVID H. FEINBERG, ESQ.
 MIRICK, O'CONNELL, DEMALLIE & LOUGEE,         FOLEY, HOAG & ELIOT LLP
                  LLP                          ONE POST OFFICE SQUARE
       1700 BANK OF BOSTON TOWER             BOSTON, MASSACHUSETTS 02109
           100 FRONT STREET                        (617) 832-1000
  WORCESTER, MASSACHUSETTS 01608-1477
            (508) 799-0541

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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-------------------------------------------------------------------------------
                                               PROPOSED
           TITLE OF EACH CLASS             MAXIMUM AGGREGATE       AMOUNT OF
     OF SECURITIES TO BE REGISTERED         OFFERING PRICE     REGISTRATION FEE
-------------------------------------------------------------------------------
Common Stock, $.01 par value............      $67,620,000           $20,491
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED FEBRUARY 28, 1997

PROSPECTUS
    , 1997

                                4,200,000 SHARES

                           [ICON] VIALOG CORPORATION

                                  COMMON STOCK

  All of the 4,200,000 shares of Common Stock offered hereby are being sold by VIALOG Corporation (the "Company"). Prior to this offering, there has been no public market for the Common Stock. It is currently estimated that the initial
public offering price will be between $   and $   per share. See "Underwriting"
for a discussion of the factors considered in determining the initial public offering price.

  The Company intends to make an application to have the Common Stock listed on the New York Stock Exchange under the symbol " ."

  SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE COMMON STOCK.

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                               PRICE           UNDERWRITING          PROCEEDS
                              TO THE           DISCOUNTS AND          TO THE
                              PUBLIC          COMMISSIONS (1)       COMPANY (2)
-------------------------------------------------------------------------------
Per Share..............         $                   $                   $
Total(3)...............        $                   $                   $
-------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated at $      .
(3) The Company has granted the Underwriters an option, exercisable within 30 days hereof, to purchase up to an aggregate of 630,000 additional shares of Common Stock at the Price to the Public less Underwriting Discounts and Commissions, for the purpose of covering over-allotments, if any. If the Underwriters exercise such option in full, the total Price to the Public, Underwriting Discounts and Commissions, and Proceeds to the Company will be
    $   , $    and $   , respectively. See "Underwriting."

  The shares of Common Stock are being offered by the several Underwriters named herein, subject to prior sale, when, as and if accepted by them and subject to certain conditions, including the right of the Underwriters to reject orders in whole or in part. It is expected that the delivery of such
shares will be made in New York, New York on or about     , 1997.

DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

             [ICON] VIALOG
                       GROUP COMMUNICATIONSSM

[PHOTO DESCRIPTION: PROFILE OF OPERATOR IN FOREGROUND; MAN AND WOMAN TALKING IN BACKGROUND]

GROUP COMMUNICATIONS DEFINED.

[PHOTO DESCRIPTION: TWO MEN EXAMINING CIRCUIT BOARD]



                                             THE BUSINESS MEETING REDEFINED.
                     [PHOTO DESCRIPTION: SMILING OPERATOR IN FOREGROUND]

                                           [PHOTO DESCRIPTION: SEVERAL PERSONS
                                                    AT WORKSTATIONS]

  THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WILL MAKE AVAILABLE QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  VIALOG Group Communications is a service mark of the Company. ProShare is a registered trademark of Intel Corporation. NetMeeting is a registered trademark of Microsoft Corporation. All other trademarks or trade names referred to in this Prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

  Simultaneously with the closing of the offering made by this Prospectus (the "Offering"), VIALOG Corporation will combine, in separate transactions (the "Acquisitions") in exchange for cash and shares of its Common Stock, seven private conference service bureaus (each, a "Founding Company" and, collectively, the "Founding Companies"). Unless otherwise indicated, (i) all references to the "Company" include the Founding Companies, (ii) all references to "VIALOG" mean VIALOG Corporation prior to the consummation of the Acquisitions, (iii) all references to the Founding Companies include the Founding Companies prior to the consummation of the Acquisitions and the subsidiaries of VIALOG with which the Founding Companies will be merged or to which the assets of the Founding Companies will be sold, and (iv) all references to "1994," "1995" and "1996" mean, respectively, the year ended December 31, 1994, 1995 and 1996 with respect to the Company and each of the Founding Companies.

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the pro forma combined and individual historical financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all share, per share and financial information set forth in this Prospectus (i) has been adjusted to give effect to the Acquisitions and (ii) assumes no exercise of the Underwriters' over-allotment option.

                                  THE COMPANY

  VIALOG was founded on January 1, 1996 with the intention of becoming a leading provider of value-added electronic group communications services. These services include audio, video and data teleconferencing. Through the combination of seven private conference service bureaus simultaneously with the closing of this Offering, the Company will establish one of the largest and most geographically diverse networks of sales and operations centers focused solely on the electronic group communications market. The Company intends to establish its brand, VIALOG, as synonymous with superior electronic group communications services. The Company believes it will increase its market share by emphasizing superior customer service, enhanced and customized services, targeted marketing and relationship selling. The Company has approximately 10,000 ports of teleconferencing capability (one "port" is required for each conference participant) with which it services its customers. These customers include Fortune 500 companies and several telecommunications providers as well as medium and small businesses and institutions. The Founding Companies had a combined compound annual growth rate in net revenues of 31.5% during the three-year period ended December 31, 1996 and pro forma combined net revenues of $50.6 million in 1996.

  The Company's objective is to facilitate effective teleconferences through a combination of technology, enhanced services and superior customer service. Operator-assisted audio teleconferencing is the cornerstone of the Company's business and the principal service which builds customer loyalty. The Company also offers enhanced services such as digital replay of teleconferences, broadcast fax and fulfillment services such as follow-up mailings or calls. Additionally, the Company offers customized communications solutions, which include event planning and training in teleconferencing skills. The Company derived approximately 85%, 10% and 5% of its 1996 net revenues from audio teleconference services, related enhanced services and customized communications solutions, respectively.

  According to estimates from the International Teleconferencing Association ("ITCA"), the market for domestic teleconferencing services has more than doubled in size from $700 million in 1992 to $1.6 billion in 1996. This growth has been driven by a number of factors, including technological advances that have increased the quality and number of available conferencing features, the globalization of business operations, and the increased acceptance of teleconferencing as an effective business tool. Competitors in this market include (i) the inter-exchange carriers ("IXCs"), or long distance telephone companies, which are the largest service providers in the industry and generally market teleconferencing services as part of a "bundled" service offering, (ii) approximately 20 private conference service bureaus ("PCSBs") (excluding the Founding Companies), which are generally smaller companies that focus on audio teleconferencing, and (iii) the independent local exchange carriers ("LECs") which, like the IXCs, offer teleconferencing as one of many services. In addition, the Regional Bell Operating Companies ("RBOCs") will be allowed to provide long distance services, which the Company believes may lead to their entry into the teleconferencing market, if they individually meet certain requirements of the Telecommunications Act of 1996.

                                    STRATEGY

  The Company's objective is to become a leading provider of premium electronic group communications services. Management plans to achieve this goal by:

  Creating a brand identity. The Company intends to establish its brand, VIALOG, as synonymous with expertise in, and a focus on, electronic group communications. The Company intends to distinguish its brand from those of the IXCs and other competitors through the Company's responsive customer service, focused service offerings and selling strategy.

  Focusing on superior customer service. The Company expects to continue to differentiate itself from competitors through its customer service philosophy, which stresses operator training, personalized service and anticipation of customer needs. The Company plans to combine the best aspects of each of the Founding Companies' customer service practices into a uniform standard of excellence in the industry.

  Offering a comprehensive range of value-added services. Management believes that, after the Acquisitions, the Company will offer one of the most comprehensive selections of audio teleconferencing services in its industry, with features and pricing options to meet varying customer needs. The Company intends to remain at the forefront of the electronic group communications industry by continuing to augment its existing service offerings through the development and introduction of additional enhanced services and customized communications solutions.

  Establishing a national sales network. The Company will establish a national sales network with a total staff of approximately 70 salespeople, including 40 field salespeople, 10 national accounts salespeople and 20 salespeople dedicated to telemarketing. The field salespeople will form the core of the Company's selling effort. This group will be deployed throughout the United States and will focus on increasing usage at the local level under any national contracts as well as focus on sales to regional accounts. The national accounts salespeople will focus their efforts on obtaining national contracts with the Company's top customers, which include many Fortune 500 companies. The Company also intends to market its services vertically within select industries, such as pharmaceutical, finance, and technology, in order to capitalize on its industry-specific knowledge.

  Capitalizing on opportunities to provide outsourced services. The Company intends to expand its customer base for outsourced services to include additional IXCs and independent LECs as well as RBOCs. Management believes the broad trend among these companies to outsource services such as telemarketing and billing is likely to extend to teleconferencing as these companies continue to move away from labor intensive activities. Additionally, should the RBOCs become long distance providers, management believes that some may choose to outsource their teleconferencing requirements in order to gain rapid entry into this market.

  Expanding through acquisitions. One element of the Company's strategy is to continue consolidating the electronic group communications services industry in order to increase market share, broaden geographic coverage and add new service offerings. The Company will seek to acquire companies that provide high quality service, have a significant customer base and utilize high quality technology. Management believes its acquisition experience in combining the Founding Companies and its knowledge of the industry will be instrumental in identifying and successfully negotiating additional acquisitions.

  Capitalizing on consolidation benefits. The Company expects to capitalize on the benefits of its increased size, the combined experience of the Founding Companies and its diverse customer base. The Company believes that its size will result in stronger bargaining power in areas such as long distance telecommunications, equipment, employee benefits, financing and marketing. The Company also intends to improve allocation of personnel and equipment and to streamline internal practices through coordination among the Founding Companies. Management also intends to cross-market services developed by any one of the Founding Companies to all of its customers and to maximize capacity utilization and pricing strategy.

                                  THE OFFERING

 Common Stock offered by the Company.................... 4,200,000 shares
 Common Stock to be outstanding after the Offering (1).. 9,148,604 shares
 Use of proceeds........................................ To pay the cash portion of the purchase price
                                                         for the Founding
                                                         Companies, to repay
                                                         approximately $480,000
                                                         of indebtedness of the
                                                         Founding Companies, to
                                                         repay $500,000 of notes
                                                         issued by VIALOG prior
                                                         to the Offering, and for
                                                         working capital and
                                                         general corporate
                                                         purposes, which may
                                                         include future
                                                         acquisitions.
 NYSE symbol............................................

--------
(1) Upon completion of the Offering, the number of shares outstanding will consist of (i) 1,399,650 shares issued and outstanding as of February 28, 1997, (ii) 3,548,954 shares to be issued as consideration in the Acquisitions, and (iii) the 4,200,000 shares being offered hereby. Such share number does not include (i) an aggregate of 507,566 shares subject to options outstanding under the Company's 1996 Stock Plan, (ii) 1,027,934 additional shares reserved for issuance under the Company's 1996 Stock Plan, and (iii) an aggregate of 55,555 shares issuable upon exercise of warrants issued by the Company in connection with a bridge financing. See "Organization and Acquisition of the Founding Companies", "Management-- Executive Compensation," "Management--1996 Stock Plan" and "Certain Transactions--Organization of the Company."

                                  RISK FACTORS

  The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."

                        SUMMARY PRO FORMA FINANCIAL DATA

  VIALOG will combine the Founding Companies simultaneously with and as a condition to the consummation of this Offering. However, ATS (one of the Founding Companies) has been identified as the accounting acquirer for financial statement presentation purposes. The following summary unaudited pro forma financial data presents certain data for the Company, as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements, and
(iii) except with respect to pro forma balance sheet data, the consummation of the Offering. See "Selected Financial Data" and the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                  PRO FORMA
                                                                 AS ADJUSTED
                                                                 YEAR ENDED
                                                              DECEMBER 31, 1996
                                                              -----------------
                                                               (IN THOUSANDS,
                                                                 EXCEPT PER
                                                                 SHARE DATA)
STATEMENT OF EARNINGS DATA (UNAUDITED) (1)(2):
Net revenues.................................................     $  50,609
Gross profit (3).............................................        22,503
Selling, general and administrative expenses (4).............        17,255
Goodwill amortization (5)....................................         1,539
                                                                  ---------
Operating income.............................................         3,709
Interest expense, net........................................          (740)
                                                                  ---------
Earnings before income taxes.................................         2,969
Provision for income taxes...................................         1,687
                                                                  ---------
Net earnings.................................................     $   1,282
                                                                  =========
Pro forma earnings per share (6).............................     $     .13
                                                                  =========
Shares used in computing pro forma earnings per share (6)....     9,604,611
                                                                  =========

                                                            DECEMBER 31, 1996
                                                          ----------------------
                                                             PRO         AS
                                                          FORMA (7) ADJUSTED (8)
                                                          --------- ------------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA (UNAUDITED) (1):
Cash and cash equivalents................................  $ 2,013
Working capital (deficit)................................  (37,858)
Total assets.............................................   63,001
Total debt, including current portion....................   10,585
Stockholders' equity.....................................    6,388

--------
(1) The pro forma combined statement of earnings data and the pro forma combined balance sheet data assume that the Acquisitions occurred on January 1, 1996 and December 31, 1996, respectively, and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results. The pro forma combined financial information (i) is based on preliminary estimates, available information and certain assumptions that management deems appropriate and (ii) should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.
(2) Computed on the basis described in Note 5 to the Unaudited Pro Forma Combined Financial Statements.
(3) Reflects a reduction of approximately $1.5 million in long distance charges as a result of contracts recently entered into by certain of the Founding Companies as if such contracts had been in effect as of January 1, 1996.
(4) Reflects certain reductions of approximately $2.0 million in compensation for the owners and certain key employees and consultants of the Founding Companies to specified amounts that the individuals have agreed to accept subsequent to the Acquisitions.

                                         (footnotes continued on following page)

(5) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 25-year period and computed on the basis described in Notes 3, 4(b) and 5(h) to the Unaudited Pro Forma Combined Financial Statements.
(6) Computed on the basis described in Note 5(k) to the Unaudited Pro Forma Combined Financial Statements. Includes warrants to purchase 55,555 shares of Common Stock exercisable 180 days after the closing of the Offering, an aggregate of 507,566 shares subject to options outstanding under the Company's 1996 Stock Plan less 107,114 shares assumed to be repurchased using the treasury stock method, and 52,000 shares issued upon exercise of stock options.
(7) Computed on the basis described in Notes 3, 4(a) and (b) to the Unaudited Pro Forma Combined Financial Statements.
(8) Computed on the basis described in Notes 3, 4(c) and (d) to the Unaudited Pro Forma Combined Financial Statements and reflects the closing of this Offering and the Company's application of the net proceeds therefrom. See "Use of Proceeds."

               SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

  The following table presents summary statement of financial data for each of the Founding Companies (see "The Company" for the complete names of each) for the three most recent fiscal years.

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                         1994    1995    1996
                                                        ------- ------- -------
                                                            (IN THOUSANDS)
ATS
  Net revenues......................................... $12,996 $17,012 $22,347
  Gross profit.........................................   5,946   7,545   7,900
  Selling, general and administrative expenses.........   5,371   6,646   8,300
ACCESS
  Net revenues......................................... $ 5,114 $ 6,508 $ 9,073
  Gross profit.........................................   2,291   3,089   5,002
  Selling, general and administrative expenses.........   1,745   2,582   3,455
CSI
  Net revenues......................................... $ 2,331 $ 3,808 $ 5,868
  Gross profit.........................................   1,216   2,382   3,660
  Selling, general and administrative expenses.........   1,083   1,388   1,621
CALL POINTS
  Net revenues......................................... $ 8,537 $ 6,852 $ 7,509
  Gross profit.........................................   2,397   1,521   1,611
  Selling, general and administrative expenses.........   2,035   1,820   1,873
TCC
  Net revenues......................................... $ 1,515 $ 2,329 $ 3,396
  Gross profit.........................................     699   1,200   1,583
  Selling, general and administrative expenses.........     510     889   1,329
AMERICO
  Net revenues......................................... $   772 $ 1,227 $ 1,679
  Gross profit.........................................     437     602     825
  Selling, general and administrative expenses.........     345     514     889
CDC
  Net revenues......................................... $ 1,121 $ 1,131 $ 1,480
  Gross profit.........................................     412     366     594
  Selling, general and administrative expenses.........     337     377     655

                                 RISK FACTORS

  Prospective investors should carefully consider the following risk factors, as well as the other information contained in this Prospectus. This Prospectus contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of any number of factors, including the risk factors set forth below and factors described elsewhere in this Prospectus.

ABSENCE OF COMBINED OPERATING HISTORY; DIFFICULTY OF INTEGRATING THE FOUNDING COMPANIES

  VIALOG was founded on January 1, 1996 and to date has conducted no operations and generated no revenues. VIALOG has entered into agreements to combine the Founding Companies simultaneously with the closing of this Offering. The Founding Companies have operated, and will continue to operate prior to the closing of the Acquisitions, as separate, independent businesses. Additionally, the Company will use the purchase method of accounting to record the Acquisitions. Consequently, the pro forma and combined financial information contained in this Prospectus may not be indicative of the Company's future operating results and financial condition. The successful and timely integration of the operations of the Founding Companies is critical to the Company's future financial performance. To date, the Founding Companies have used different accounting practices and procedures and management information systems. Until the Company establishes centralized accounting and other administration systems, it will rely on the separate systems of the Founding Companies. The Company has only very recently established systems and controls at the parent company level and, prior to this Offering, had not attempted to prepare financial statements that combined or consolidated the operations of the seven Founding Companies.

  The integration of the operations of the Founding Companies will require the Company, among other things, to retain key employees, assimilate diverse corporate cultures and manage geographically dispersed operations, each of which could pose significant challenges to the Company and its management. The Company also proposes to adopt certain new business strategies, such as placing greater emphasis on face-to-face sales than on telephone sales, that may be ineffective or more costly than the Company anticipates. Moreover, the Acquisition agreements place limitations for a two year period following the closing of this Offering on the Company's ability, among other things, to reduce the workforce or terminate employees (except as related to employee performance, the contemplated reorganization of the combined sales and marketing staff and the consolidation of certain accounting functions) without the approval of a majority in interest of the former stockholders of the affected Founding Company. Such limitations could restrict the Company's ability to integrate the operations of the Founding Companies successfully and could limit the Company's ability to respond to competitive pressures on its labor costs. There can be no assurance that the Company will be successful in integrating any of the operations of the Founding Companies or, if integrated, that such combined operations will not demonstrate significant operating inefficiencies. The failure of the Company to integrate the operations of the Founding Companies successfully will have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Billing and Management Information Systems" and "Organization and Acquisition of the Founding Companies."

PRETAX LOSSES

  Four of the Founding Companies, ATS, Call Points, Americo and CDC, incurred aggregate pretax losses in 1996 of approximately $1.2 million. Call Points and CDC incurred aggregate pretax losses in 1995 of approximately $399,000. There can be no assurance that such Founding Companies will achieve profitability in 1997 or thereafter. The failure of such Founding Companies to achieve profitability will have a material adverse effect on the Company's business, financial condition and results of operations. See "Selected Individual Founding Company Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

  The teleconferencing services industry is highly competitive and subject to rapid change. The Company currently competes with the following categories of companies: (i) IXCs, such as AT&T Corporation ("AT&T"), MCI Communications Corporation ("MCI"), Sprint Corporation ("Sprint"), Frontier Corporation ("Frontier") and Cable & Wireless, Inc. ("Cable & Wireless"), and non-facilities based long distance providers, such as Excel Communications, Inc. ("Excel"), (ii) independent LECs, such as GTE Corporation ("GTE") and Southern New England Telephone Company ("SNET"), and (iii) other PCSBs. The IXCs currently serve approximately 80% of the audio teleconferencing market. Under the Telecommunications Act of 1996, the RBOCs will also be allowed to provide long distance services upon the satisfaction of certain conditions, which the Company believes will lead to their entry into the teleconferencing market. If the Company is able to expand its video and data teleconferencing service offerings, it will encounter additional competition, not only from existing providers of audio teleconferencing, but also from competitors dedicated to video and/or data teleconferencing.

  Many of the Company's current and potential competitors have substantially greater financial, sales, marketing, managerial, operational and other resources, as well as greater name recognition, than the Company. As a result, potential competitors may be able to respond more effectively than the Company to new or emerging technologies and changes in customer requirements, to initiate or withstand significant price decreases or to devote substantially greater resources than the Company in order to develop and promote new services. Because Multipoint Control Units ("MCUs") are not prohibitively expensive to purchase or maintain, companies previously not involved in teleconferencing could choose to enter the marketplace and compete with the Company. There can be no assurance that new competitors will not enter the Company's markets or that consolidations or alliances among current competitors will not create significant new competition. In order to remain competitive, the Company will be required to provide superior customer service and to respond effectively to the introduction of new and improved services offered by its competitors. In addition, customers of the Company could decide to use other service providers based on the premise that lower prices outweigh superior customer service. Any failure of the Company to accomplish these tasks or otherwise to respond to competitive threats could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Competition."


FAILURE TO ESTABLISH A BRAND

  The Company's business strategy depends to a significant extent on the Company's ability to establish and maintain a single brand identity for its services that customers will associate with superior customer service. On February 28, 1997, the Company filed applications to register the mark "VIALOG Group Communications" as a service mark in the United States. There can be no assurance that the Company's applications for service mark registration will be granted, that any issued registrations will assure the Company exclusive rights to use the service mark with respect to any of its electronic group communications services, or that the Company will not be adversely affected by a third party's claim to superior trademark rights in one or more jurisdictions. Failure to obtain registration and exclusive rights to the service mark could require the Company to alter or abandon the mark or to pay third parties monetary damages and could adversely affect the success of the Company's branding strategy. In addition, although each of the Founding Companies has conducted business operations for several years, none has managed to establish a national brand identity for its services and there can be no assurance that the Company will have the resources or ability to do so. The failure of the Company to establish and maintain such a national brand identity could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Growth Strategy."

CONCENTRATION OF REVENUES

  In 1994, 1995 and 1996, the Company derived approximately 90%, 90% and 85%, respectively, of its net revenues from audio teleconferencing services. The Company expects to continue to derive substantially all of its net revenues for the foreseeable future from audio teleconferencing. There can be no assurance that these services will not become subject to competitive price pressures similar to those that have substantially eroded prices for other telephone services, both domestically and internationally. Competitive price pressure may result in loss of customers or price erosion. These and other factors adversely affecting the demand for the Company's audio teleconferencing services could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--The Company's Electronic Group Communications Services."

OUTSOURCING FOR IXCS AND LECS

  The Company currently derives approximately 10% of its net revenues from IXCs and LECs which outsource teleconferencing services provided to their respective customers. These telecommunications companies have the financial capability and expertise to deliver these teleconferencing services internally. There can be no assurance that the Company's current IXC and LEC customers will not insource the teleconferencing services currently provided by the Company and pursue such market actively and in direct competition with the Company. Moreover, the Company expects to derive a portion of its future revenues from RBOCs that enter the long distance market and outsource their teleconferencing services. There can be no assurance that the RBOCs will be able to enter the long distance market on a timely basis, if at all; that any RBOC entering the long distance market will offer teleconferencing services; or that any IXC, LEC or RBOC offering such services will outsource services or choose the Company as the provider of such outsourced teleconferencing services. The failure of any of such events to occur would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Competition."

SIGNIFICANT CUSTOMERS INSOURCE

  Many of the Company's current and prospective customers have sufficient resources to purchase the equipment and hire the personnel necessary to establish and maintain teleconferencing capabilities sufficient to meet their respective teleconferencing needs. Moreover, technological improvements will further enhance the ability of these customers to establish internal teleconferencing facilities. There can be no assurance that any of the Company's customers will not establish internal teleconferencing facilities or expand existing facilities and cease to use the Company's services. The loss of any one or more of such customers could cause a significant and immediate decline in net revenues, which would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Customers" and "Business--Competition."

POTENTIAL ACQUISITIONS

  One element of the Company's business strategy is to acquire additional electronic group communications service businesses. However, the Company is aware of only a limited number of potential acquisition candidates. Certain of the Company's principal competitors have each recently acquired a PCSB, which may increase competition for the remaining acquisition opportunities in the teleconferencing industry. Continued consolidation in the industry, and the potential entry of RBOCs into the teleconferencing industry, may intensify such competition and increase the price which the Company would have to pay in connection with any future acquisitions. Except for the Acquisitions, the Company's management has limited experience in identifying appropriate acquisitions and in integrating new businesses or operations into existing operations. The identification, evaluation, negotiation and integration of any such acquisition may divert the time, attention and resources of the Company, particularly its management. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays or other operational or financial problems. The inability of the Company to implement its acquisition strategy successfully or the failure to integrate new businesses or operations into its current operations could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," and "Business Growth Strategy."

NEW MANAGEMENT TEAM; RELIANCE ON KEY PERSONNEL

  The Company's senior management team has been in place for only a relatively short period of time. The Company's success will depend on the ability of its executive officers to establish and integrate themselves into the Company's daily operations as well as to gain the confidence of the Presidents and employees of the Founding Companies. The Company's operations are also substantially dependent on the continued efforts of the senior management and sales personnel of the Founding Companies. Although the Company has entered into employment agreements, effective upon the closing of this Offering, with its executive officers and senior management of the Founding Companies, there can be no assurance that any such employee will continue in his or her present capacity or in any other capacity with the Company for any particular period of time. The loss of the services of any of these individuals could have a material adverse effect on the Company's business, financial condition and results of operations. The Company believes that its future success will also depend significantly on its ability to attract, motivate and retain additional highly skilled technical, operational, managerial and marketing personnel. There can be no assurance that the Company will be successful in attracting, assimilating and retaining the personnel necessary to maintain or improve the Company's operations. The Company does not intend to obtain or maintain key executive life insurance covering its executive officers or other members of senior management. See "Management."

RECENT ENTRANCE INTO VIDEO AND DATA TELECONFERENCING MARKETS

  The Company introduced its video teleconferencing services in 1996. The Company's revenues for video teleconferencing for 1996 were approximately $13,000. Only one of the Founding Companies has invested in video teleconferencing MCUs or servers. The Company introduced its data teleconferencing services in 1997, and only one of the Founding Companies has a data teleconferencing MCU (which is a beta site for the manufacturer of the MCU). The Company has limited capacity and experience to handle video and data teleconferencing. Additionally, few sales people, reservationists, operators and technical support people are trained in video and data teleconferencing. There can be no assurance that the Company will be able to obtain significant business from video and data teleconferencing services or, if obtained, that the Company has the ability to service such business. See "Business--The Company's Electronic Group Communications Services."

TECHNOLOGICAL CONSIDERATIONS

  The Company currently derives a substantial portion of its net revenues from the sale of audio teleconferencing services. If the manufacturers of private branch exchanges ("PBXs"), the equipment used by most businesses and institutions to handle their internal telephone requirements, develop improved, cost-effective PBX capabilities for handling teleconferencing calls with the quality and functionality of existing MCUs used in the teleconferencing business, the Company's customers could choose to purchase such equipment and hire the personnel necessary to service their teleconferencing needs through internal telephone systems. The loss of such customers could have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, if Internet technology can be modified to accommodate multipoint voice transmission with audio quality comparable to that of MCUs used in the teleconferencing business, the availability of such technology could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Competition."

LONG DISTANCE SERVICES CONTRACTS

  A significant portion of the Company's direct costs are attributable to the purchase of local and long distance telephone services. There can be no assurance that competition in the long distance services market will continue to increase, that any increased competition will reduce the cost of long distance services or that the Company's purchasing strategy will result in cost savings. If the costs of long distance services increase over time, the Company's current purchasing strategy, which calls for shorter-term contracts, may place it at a competitive disadvantage with respect to competitors that have entered into longer-term contracts for long distance services. There can be no assurance that the Company's analysis of the future costs of long distance services will be accurate, and the failure to predict future cost trends accurately could have a material adverse effect on the

Company's business, financial condition and results of operations. Certain of the Company's existing contracts have remaining terms in excess of one year and require the Company to pay premiums over current market rates for long distance services. These contracts impose substantial monetary penalties for early termination. Although the Company intends to attempt to renegotiate these contracts to obtain more favorable rates, there can be no assurance that the Company will be able to do so. The failure of the Company to renegotiate these contracts will require the Company to continue to pay premiums over current market rates for long distance services. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business-- Suppliers."

POTENTIAL FLUCTUATION IN QUARTERLY RESULTS

  Quarterly net revenues are difficult to forecast because the market for the Company's services is competitive and subject to variation. In addition, the consolidation of the Founding Companies may result in unanticipated operational difficulties. The Company's expenses are based, in part, on its expectations as to future net revenues. If net revenues are below expectations, the Company may be unable or unwilling to reduce expenses, and the failure to do so may have a material adverse effect on the Company's business, financial condition and results of operations. As a result, the Company believes that period-to-period comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SUBSTANTIAL PROCEEDS OF OFFERING PAYABLE TO AFFILIATES

  As part of the purchase price for the Founding Companies, approximately $28.9 million, or approximately % of the estimated net proceeds of this Offering, and an aggregate of 3,548,954 shares of Common Stock will be paid to stockholders of the Founding Companies who are or are expected to become officers, Directors or five percent stockholders of the Company upon completion of the Offering. In addition, approximately $500,000 of the proceeds from this Offering will be used to repay indebtedness of the Founding Companies guaranteed by certain stockholders of the Founding Companies. See "Use of Proceeds" and "Organization and Acquisition of the Founding Companies."

REGULATION

  In general, the telecommunications industry is subject to extensive regulation by federal, state and local governments. Although there is little or no direct regulation in the United States of the core electronic group communications services offered by the Company, various government agencies, such as the Federal Communications Commission (the "FCC"), have jurisdiction over some of the Company's current and potential suppliers of telecommunications services, and government regulation of those services may have a direct impact on the cost of the Company's electronic group communications services. The Telecommunications Act of 1996 is being contested both administratively and in the courts, and opinions vary widely as to the effects and timing of various aspects of the law. There can be no assurances at this time that the Telecommunications Act of 1996 will create any opportunities for the Company, that local access services will be provided by the IXCs, or that the RBOCs will be able to offer long distance services including teleconferencing. The Telecommunications Act of 1996 has effected significant changes in the telecommunications industry and the Company is unable to predict the extent to which such changes or the implementation of the Telecommunications Act of 1996 by the FCC may ultimately affect its business. There can be no assurance that the FCC or other government agencies will not seek in the future to regulate the prices, conditions or other aspects of the electronic group communications services offered by the Company, that the FCC will not impose registration, certification or other requirements on the provision of those services, or that the Company would be able to comply with any such requirements. In addition, the Company is subject to laws and regulations that affect its ability to provide certain of its enhanced services, such as those relating to privacy and the recording of telephone calls. Changes in the current federal, state or local legislation or regulation could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, government regulations in countries other than the United States vary widely and may restrict the Company's ability to offer its services in those countries. See "Business-- Regulation."

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

  Following the completion of the Acquisitions and this Offering, the Company's executive officers and Directors of the Founding Companies will beneficially own approximately 41.0% of the outstanding shares of Common Stock. These persons, if acting in concert, may be able to continue to exercise control over the Company's affairs, to elect the entire Board of Directors and to control the disposition of matters submitted to a vote of stockholders. This concentration of ownership may enable such persons to cause or prevent a change in control of the Company without the approval of the other stockholders of the Company, including purchasers of Common Stock in this Offering. There can be no assurance that this concentration of ownership will not have a material adverse effect on the market price of the Common Stock. See "Principal Stockholders."

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

  Prior to this Offering, there has been no public market for the Common Stock. Therefore, the initial public offering price of the Common Stock offered hereby will be determined by negotiations between the Company and the representatives of the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the Offering. The market price of the Common Stock could be subject to wide fluctuations in response to the announcement of operating results below those of financial analysts' projections, changes in such projections, quarterly variations in operating results, the emergence of new competitors, announcements of technological innovations or new services by the Company or its competitors, trends or changes in the electronic group communications industry, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many communications companies. This market volatility has had a substantial effect on the market prices of securities issued by companies for reasons unrelated to the operating performance of such companies. These broad market fluctuations may have a material adverse effect on the market price of the Common Stock. See "Underwriting."

POTENTIAL ADVERSE EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

  The market price of the Common Stock and the Company's ability to raise capital through sales of equity securities may be adversely affected by the sale, or availability for sale, of substantial amounts of Common Stock in the public market following this Offering. Simultaneously with the closing of this Offering, the stockholders of the Founding Companies will receive, in the aggregate, 3,548,954 shares of Common Stock (the "Acquisition Shares") as a portion of the consideration for the sale of their businesses to the Company. Upon completion of the Acquisitions and this Offering, there will be 9,148,604 shares of Common Stock outstanding (assuming no exercise of options or warrants after February 28, 1997), of which the 4,200,000 shares being sold in this Offering will be freely tradable in the United States without restriction under the Securities Act of 1933, as amended (the "Securities Act") unless acquired by "affiliates" of the Company (as defined in Rule 144 under the Securities Act). The remaining 4,948,604 shares of Common Stock outstanding are "restricted securities" (as defined in Rule 144 and Rule 701 under the Securities Act) (the "Restricted Shares") and may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144. All of the holders of the Restricted Shares are subject to lock-up agreements, pursuant to which they have severally agreed that, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation (and, except as may be disclosed in this Prospectus), will not announce or disclose any intention to sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of this Prospectus. Donaldson, Lufkin & Jenrette Securities Corporation may, in its sole discretion and at any time without notice, release all or a portion of the Restricted Shares from the restrictions imposed by such agreements. As of 180 days after the date of this Prospectus, 1,209,650 of the Restricted Shares will be eligible for sale in the public market pursuant to

Rule 144 and Rule 701. The stockholders who receive the Acquisition Shares will not be eligible to sell any such shares in the public market pursuant to Rule 144 for one year following the closing of the Acquisitions.The holders of the Acquisition Shares and the principal holders of other Restricted Shares, including the officers and Directors of the Company, will also have certain demand registration rights with respect to such shares, beginning one year after the closing of this Offering, as well as certain piggyback registration rights with respect to such shares. In addition, the Company intends to file one or more registration statements on Form S-8 with respect to 1,625,000 shares of Common Stock issued or issuable under its stock option plan. Shares covered by any such registration statement will be eligible for sale in the public market upon the effectiveness of such registration statement. See "Management--1996 Stock Plan," "Description of Capital Stock--Registration Rights" and "Shares Eligible for Future Sale."

IMMEDIATE AND SUBSTANTIAL DILUTION TO NEW INVESTORS

  The initial public offering price is substantially higher than the net tangible book value per share of the Common Stock. Investors purchasing shares of Common Stock in this offering will therefore incur immediate and
substantial net tangible book value dilution, in the amount of $   per share.
To the extent that outstanding options to purchase shares of Common Stock are exercised, there will be further dilution. See "Dilution."

EFFECT OF CERTAIN CHARTER AND BY-LAW PROVISIONS AND ANTI-TAKEOVER PROVISIONS; POSSIBLE ISSUANCES OF PREFERRED STOCK

  The Company's Articles of Organization, its By-Laws and certain Massachusetts laws contain provisions that may discourage acquisition bids for the Company and that may reduce temporary fluctuations in the trading price of the Company's Common Stock which may be caused by accumulations of stock, thereby depriving stockholders of certain opportunities to sell their stock at temporarily higher prices. The Company's Articles of Organization provide for a classified Board of Directors, and Directors who are so classified may be removed by the stockholders only for cause. The Company's Articles of Organization also permit the issuance of 10,000,000 shares of Preferred Stock without stockholder approval and upon such terms as the Board of Directors may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding stock of the Company. The Company has no present plans to issue any shares of Preferred Stock. See "Description of Capital Stock--Preferred Stock" and "Description of Capital Stock--Provisions of Massachusetts Law and the Company's Articles of Organization and By-Laws."

ABSENCE OF DIVIDENDS

  The Company intends to retain future earnings, if any, for use in the development of its business and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future. See "Dividend Policy."

                                  THE COMPANY

  VIALOG was founded on January 1, 1996 with the intention of becoming a leading provider of value-added electronic group communications services. These services include audio, video and data teleconferencing. VIALOG has entered into agreements to combine, simultaneously with the closing of this Offering, the seven Founding Companies, all of which will become wholly-owned subsidiaries of VIALOG. See "Organization and Acquisition of the Founding Companies." A brief description of each of the Founding Companies is set forth below. For a discussion of results of operations for each of the Founding Companies, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors--Operating Losses."

  AMERICAN TELECONFERENCING SERVICES, LTD. ("ATS"): ATS is headquartered in Overland Park, Kansas, and maintains operations centers in Overland Park and Colorado Springs, Colorado. Founded in 1984, ATS had net revenues of approximately $8.5 million in 1993 and of approximately $22.3 million in 1996, a three-year compounded annual growth rate of 37.9%. ATS provides a full range of audio teleconferencing services and specializes in investor relations calls and in the delivery of customized communications solutions, the latter of which accounted for approximately 25.0% of its net revenues in 1996. The founder of ATS, Robert A. Cowan, will become Chairman of the Board of Directors of the Company upon the closing of this Offering. As of December 31, 1996, ATS had approximately 327 employees and approximately 4,300 ports of teleconferencing capability.

  TELEPHONE BUSINESS MEETINGS, INC. ("ACCESS"): Access is headquartered and maintains its operations center in Reston, Virginia. Founded in 1987, Access had net revenues of approximately $3.8 million in 1993 and of approximately $9.1 million in 1996, a three-year compounded annual growth rate of 33.8%. Access specializes in providing electronic group communications services to numerous organizations, including financial institutions, government agencies, trade associations and professional service firms. Access is also a leader among the Founding Companies in the development of video teleconferencing services. C. Raymond Marvin, a founder of Access, will continue to serve as President of Access after the Acquisitions. As of December 31, 1996, Access had approximately 100 employees and approximately 1,000 ports of teleconferencing capability.

  CONFERENCE SOURCE INTERNATIONAL, INC. ("CSI"): CSI is headquartered and maintains its operations center in Atlanta, Georgia. Founded in 1992, CSI had net revenues of approximately $1.2 million in 1993 and of approximately $5.9 million in 1996, a three-year compounded annual growth rate of 70.0%. CSI specializes in providing electronic group communications services to certain facilities-based carriers and non-facilities-based telecommunications providers. Judy B. Crawford, a founder of CSI, will continue to serve as President of CSI after the Acquisitions. As of December 31, 1996, CSI had approximately 56 employees and approximately 1,300 ports of teleconferencing capability.

  CALL POINTS, INC. ("CALL POINTS"): Call Points is headquartered and maintains its operations center in Montgomery, Alabama. Founded in 1988, Call Points had net revenues of approximately $7.0 million in 1993 and of approximately $7.5 million in 1996, a three-year compounded annual growth rate of 2.3%. Call Points specializes in providing electronic group communications services to the retail industry. As of December 31, 1996, Call Points had approximately 91 employees and approximately 2,300 ports of teleconferencing capability.

  KENDALL SQUARE TELECONFERENCING, INC. ("TCC"): TCC is headquartered and maintains its operations center in Cambridge, Massachusetts. Founded in 1987, TCC had net revenues of approximately $343,000 in 1993 and of approximately $2.6 million in 1996 (after adjustment discussed in Note 5 to the Unaudited Pro Forma Combined Financial Statements), a three-year compounded annual growth rate of 96.4%. TCC services a general business clientele. TCC is also a beta site for a data teleconferencing system which will allow remote sequential modification of shared data or documents during a teleconference. The founder of TCC, Courtney Snyder, will continue to serve as President of TCC after the Acquisitions. As of December 31, 1996, TCC had approximately 32 employees and approximately 450 ports of teleconferencing capability.

  AMERICAN CONFERENCING COMPANY, INC. ("AMERICO"): Americo is headquartered and maintains its operations center in Ridgewood, New Jersey. Founded in 1987, Americo had net revenues of approximately $500,000 in 1993 and of approximately $1.7 million in 1996, a three-year compounded annual growth rate of 50.4%. Americo services a general business clientele. The founder of Americo, David Lipsky, will continue to serve as President of Americo after the Acquisitions. As of December 31, 1996, Americo had approximately 26 employees and approximately 250 ports of teleconferencing capability.

  COMMUNICATION DEVELOPMENT CORPORATION ("CDC"): CDC is headquartered and maintains its operations center in Danbury, Connecticut. Founded in 1991, CDC had net revenues of approximately $891,000 in 1993 and of approximately $1.5 million in 1996, a three-year compounded annual growth rate of 19.0%. CDC specializes in providing a range of electronic group communications services and customized communications solutions to the pharmaceutical industry. Patti
R. Bisbano, a co-founder of CDC, will continue to serve as President of CDC after the Acquisitions. As of December 31, 1996, CDC had approximately 19 employees and approximately 250 ports of teleconferencing capability.

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the 4,200,000 shares of Common Stock offered hereby, after deducting underwriting discounts and commissions and estimated offering expenses, are estimated to be approximately
$    million ($    million if the Underwriters' over-allotment option is
exercised in full).

  Of the net proceeds, approximately $38.6 million will be used to pay the cash portion of the purchase price for the Founding Companies. Approximately $28.9 million of such amount will be paid to former stockholders of the Founding Companies who are expected to become officers, Directors, key employees or five percent stockholders of the Company. Approximately $500,000 of such amount will be used to repay notes issued by VIALOG prior to the date of this Offering. Such notes bear interest at the rate of 8% per annum and are payable on the earlier of 10 days following the closing of the Offering or one year from their issue date. In addition, approximately $480,000 will be used to repay certain indebtedness of the Founding Companies which had been incurred to fund the working capital needs of such Founding Companies. Such indebtedness bears interest varying from prime plus 1% to 11% per annum and matures between 1997 and 2001. See "Organization and Acquisition of the Founding Companies," "Certain Transactions--Organization of the Company" and "Underwriting."

  The approximate $   million of net proceeds remaining will be used for
working capital and for general corporate purposes, which may include future acquisitions. Pending such uses, the net proceeds will be invested in short-term, interest-bearing, investment grade securities.

  The Company currently has no binding agreements to effect any acquisitions other than with respect to the Founding Companies. Although the Company is currently in discussions with several acquisition candidates, the Company has not entered into any acquisition agreements other than the Acquisitions as set forth under "Business--Organization and Acquisition of the Founding Companies." During the course of negotiating and planning the Acquisitions, VIALOG entered into discussions with a number of PCSBs, including the Founding Companies, regarding their possible participation in the combination of the Founding Companies. Discussions with any company not participating in the Acquisitions could resume at any time and one or more acquisitions could occur within a short period of time thereafter.

                                DIVIDEND POLICY

  The Company intends to retain all of its earnings, if any, to finance its business and for general corporate purposes, including possible future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other factors, the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other considerations that the Company's Board of Directors deems relevant.

                                CAPITALIZATION

  The following table sets forth the current maturities of long-term obligations and capitalization at December 31, 1996 (i) of the Company on a pro forma basis to give effect to the Acquisitions and the issuance of 3,548,954 shares of Common Stock pursuant thereto and (ii) of the Company, pro forma as adjusted, to give effect to the Acquisitions, this Offering and the application of the estimated net proceeds therefrom. See "Unaudited Pro Forma Combined Financial Statements" and "Use of Proceeds." This table should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                                        DECEMBER 31, 1996
                                                  -----------------------------
                                                                   PRO FORMA
                                                  PRO FORMA (1) AS ADJUSTED (2)
                                                  ------------- ---------------
                                                         (IN THOUSANDS)
Current maturities of long-term obligations......   $  2,632         $
                                                    ========         ====
Long-term obligations, less current maturities...      7,918
Stockholders' equity(3):
  Preferred Stock: $.01 par value, 10,000,000
   shares authorized; none issued or
   outstanding...................................        --           --
  Common Stock: $.01 par value, 30,000,000 shares
   authorized; 4,948,604 shares issued and
   outstanding, pro forma; and 9,148,604 shares
   issued and outstanding, pro forma as
   adjusted(4)...................................         49
Additional paid-in capital.......................     24,224
Accumulated deficit..............................    (17,885)
                                                    --------         ----
    Total stockholders' equity...................      6,388
                                                    --------         ----
      Total capitalization.......................   $ 14,306         $
                                                    ========         ====

--------
(1) Computed on a basis described in Notes 4(a) and (b) to the Unaudited Pro Forma Combined Financial Statements.
(2) Computed on a basis described in Notes 4(c) and (d) to the Unaudited Pro Forma Combined Financial Statements.
(3) Adjusted to reflect an increase in the authorized capital of the Company pursuant to Articles of Amendment to the Company's Articles of Organization effective as of February 27, 1997.
(4) Does not reflect (i) 517,566 shares issuable upon the exercise of options outstanding as of December 31, 1996, (ii) the grant subsequent to December 31, 1996 of options to purchase 42,000 shares of Common Stock, (iii) the exercise subsequent to December 31, 1996 of options to purchase 52,000 shares of Common Stock, and (iv) the issuance subsequent to December 31, 1996 of warrants to purchase 55,555 shares of Common Stock. See "Management--1996 Stock Plan" and "Description of Capital Stock-- Warrants."

                                    DILUTION

  The deficit in pro forma net tangible book value of the Company as of December 31, 1996 was approximately $(32,804,000) or approximately $(6.07) per share of Common Stock. The deficit in pro forma net tangible book value per share represents the amount by which the Company's pro forma total liabilities exceed the Company's pro forma net tangible assets divided by the number of shares of Common Stock to be outstanding after giving effect to the Acquisitions. After giving effect to the sale of the 4,200,000 shares of Common Stock offered hereby at an assumed initial public offering price of $ per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the Company's pro forma net tangible
book value at December 31, 1996 would have been approximately $    or
approximately $  per share. This represents an immediate increase in pro forma
net tangible book value of approximately $   per share to existing stockholders
and an immediate dilution of approximately $   per share to new investors
purchasing the shares in this Offering. The following table illustrates this pro forma dilution:

   Assumed initial public offering price per share................         $
   Pro forma deficit in net tangible book value per share before the Offering.................................................. $(6.07)
   Increase in pro forma net tangible book value per share
    attributable to new investors.................................
                                                                   ------
   Pro forma net tangible book value per share after the
    Offering......................................................
                                                                           ---
   Dilution per share to new investors............................         $
                                                                           ===

  The following table sets forth, on a pro forma basis to give effect to the Acquisitions as of December 31, 1996, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing stockholders and the new investors purchasing shares of Common Stock from the Company in this Offering (before deducting underwriting discounts and commissions and estimated offering expenses):

                            SHARES PURCHASED  TOTAL CONSIDERATION(1)     AVERAGE
                            ----------------- --------------------------- PRICE
                             NUMBER   PERCENT    AMOUNT       PERCENT   PER SHARE
                            --------- ------- --------------  -------------------
   Existing stockholders... 4,948,604   54.1% $  (32,804,000)         %  $ (6.07)
   New investors........... 4,200,000   45.9                             $
                            ---------  -----  --------------   -------
   Total................... 9,148,604  100.0%                    100.0%
                            =========  =====  ==============   =======

--------
(1) Total consideration paid by existing stockholders represents the combined stockholders' equity of the Company and the Founding Companies before the Offering, adjusted to reflect (i) the cash portion of the consideration payable to the stockholders of the Founding Companies in connection with the Acquisitions, (ii) the transfer by a Founding Company of selected assets to, and the assumption by a Founding Company of selected liabilities of, certain stockholders of such Founding Company in connection with the Acquisitions, (iii) the distribution of certain of the Founding Companies' S corporation accumulated adjustment accounts, and (iv) a liability for deferred income taxes. See "Use of Proceeds," "Capitalization" and "Organization and Acquisition of the Founding Companies."

                            SELECTED FINANCIAL DATA

  VIALOG will acquire the Founding Companies simultaneously with and as a condition to the consummation of the Offering. However, ATS has been identified as the accounting acquirer for financial statement presentation purposes. The following selected historical financial data of ATS as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 have been derived from the audited financial statements of ATS included elsewhere in this Prospectus. The following selected historical financial data for ATS as of December 31, 1992, 1993 and 1994, and for the years ended December 31, 1992 and 1993, have been derived from unaudited financial statements of ATS, which have been prepared on the same basis as the audited financial statements and, in the opinion of the Company, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of such data. The following selected unaudited pro forma combined financial data presents certain data for the Company as of December 31, 1996 and for the year ended December 31, 1996, as adjusted for (i) the effects of the Acquisitions on an historical basis, (ii) the effects of certain pro forma adjustments to the historical financial statements, and (iii) except with respect to pro forma balance sheet data, the consummation of the Offering. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                               YEAR ENDED DECEMBER 31,
                                        --------------------------------------
                                         1992   1993   1994    1995     1996
                                        ------ ------ ------- -------  -------
                                                   (IN THOUSANDS)
ATS STATEMENT OF OPERATIONS DATA:
 Net revenues.......................... $6,027 $8,459 $12,996 $17,012  $22,347
 Gross profit..........................  3,298  4,181   5,946   7,545    7,900
 Selling, general and administrative
  expenses.............................  2,831  3,808   5,371   6,646    8,300
                                        ------ ------ ------- -------  -------
 Operating income (loss)...............    467    373     575     899     (400)
 Interest expense, net.................     13     30      77     216      320
                                        ------ ------ ------- -------  -------
 Earnings before income taxes..........    454    343     498     683     (720)
 Provision for income taxes............    174    143     196     295     (315)
                                        ------ ------ ------- -------  -------
 Net income (loss)..................... $  280 $  200 $   302 $   388  $  (405)
                                        ====== ====== ======= =======  =======
                                                    DECEMBER 31,
                                        --------------------------------------
                                         1992   1993   1994    1995     1996
                                        ------ ------ ------- -------  -------
                                                   (IN THOUSANDS)
ATS BALANCE SHEET DATA:
 Working capital (deficit)............. $  219 $  154 $   272 $  (191) $   384
 Total assets..........................  1,783  3,171   5,013   7,976   10,291
 Total debt, including current
  portion..............................    373    849   1,746   3,064    5,932
 Stockholders' equity..................  1,009  1,142   1,302   1,693    1,288

                                                                PRO FORMA
                                                               AS ADJUSTED
                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1996
                                                          ---------------------
                                                          (IN THOUSANDS, EXCEPT
                                                             PER SHARE DATA)
STATEMENT OF EARNINGS DATA (UNAUDITED) (1)(2):
 Net revenues............................................       $  50,609
 Gross profit (3)........................................          22,503
 Selling, general and administrative expenses (4)........          17,255
 Goodwill amortization (5)...............................           1,539
                                                                ---------
 Operating income........................................           3,709
 Interest expense, net...................................            (740)
                                                                ---------
 Earnings before income taxes............................           2,969
 Provision for income taxes..............................           1,687
                                                                ---------
 Net earnings............................................       $   1,282
                                                                =========
 Pro forma earnings per share (6)........................       $     .13
                                                                =========
 Shares used in computing pro forma earnings per share
  (6)....................................................       9,604,611
                                                                =========

                                                         DECEMBER 31, 1996
                                                   -----------------------------
                                                   PRO FORMA (7) AS ADJUSTED (8)
                                                   ------------- ---------------
                                                          (IN THOUSANDS)
BALANCE SHEET DATA (UNAUDITED) (1):
 Cash and cash equivalents........................   $  2,013        $
 Working capital (deficit)........................    (37,858)
 Total assets.....................................     63,001
 Total debt, including current portion............     10,585
 Stockholders' equity.............................      6,388

--------
(1) The pro forma combined statement of earnings data and the pro forma combined balance sheet data assume that the Acquisitions occurred on January 1, 1996 and December 31, 1996, respectively, and are not necessarily indicative of the results the Company would have obtained had these events actually then occurred or of the Company's future results. The pro forma combined financial information (i) is based on preliminary estimates, available information and certain assumptions that management deems appropriate and (ii) should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus.
(2) Computed on the basis described in Note 5 to the Unaudited Pro Forma Combined Financial Statements.
(3) Reflects a reduction of approximately $1.5 million in long distance charges as a result of contracts recently entered into by certain of the Founding Companies as if such contracts had been in effect as of January 1, 1996.
(4) Reflects certain reductions of approximately $2.0 million in compensation for the owners and certain key employees and consultants of the Founding Companies to specified amounts that the individuals have agreed to accept subsequent to the Acquisitions.
(5) Reflects amortization of the goodwill to be recorded as a result of the Acquisitions over a 25-year period and computed on the basis described in Notes 3, 4(b) and 5(h) to the Unaudited Pro Forma Combined Financial Statements.
(6) Computed on the basis described in Note 5(k) to the Unaudited Pro Forma Combined Financial Statements. Includes warrants to purchase 55,555 shares of Common Stock exercisable 180 days after the closing of the Offering, an aggregate of 507,566 shares subject to options outstanding under the Company's 1996 Stock Plan less 107,114 shares assumed to be repurchased using the treasury stock method, and 52,000 shares issued upon exercise of stock options.
(7) Computed on the basis described in Notes 3, 4(a) and (b) to the Unaudited Pro Forma Combined Financial Statements.
(8) Computed on the basis described in Notes 3, 4(c) and (d) to the Unaudited Pro Forma Combined Financial Statements and reflects the closing of this Offering and the Company's application of the net proceeds therefrom. See "Use of Proceeds."

              SELECTED INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

  The following table presents selected statement of operations data for each of the Founding Companies for the years ended December 31, 1994, 1995 and 1996. See the financial statements of each of the Founding Companies, the related notes thereto and the other information relating to the Founding Companies contained elsewhere in this Prospectus.

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                         1994    1995    1996
                                                        ------- ------- -------
                                                            (IN THOUSANDS)
ATS
  Net revenues......................................... $12,996 $17,012 $22,347
  Gross profit.........................................   5,946   7,545   7,900
  Selling, general and administrative expenses.........   5,371   6,646   8,300
ACCESS
  Net revenues......................................... $ 5,114 $ 6,508 $ 9,073
  Gross profit.........................................   2,291   3,089   5,002
  Selling, general and administrative expenses.........   1,745   2,582   3,455
CSI
  Net revenues......................................... $ 2,331 $ 3,808 $ 5,868
  Gross profit.........................................   1,216   2,382   3,660
  Selling, general and administrative expenses.........   1,083   1,388   1,621
CALL POINTS
  Net revenues......................................... $ 8,537 $ 6,852 $ 7,509
  Gross profit.........................................   2,397   1,521   1,611
  Selling, general and administrative expenses.........   2,035   1,820   1,873
TCC
  Net revenues......................................... $ 1,515 $ 2,329 $ 3,396
  Gross profit.........................................     699   1,200   1,583
  Selling, general and administrative expenses.........     510     889   1,329
AMERICO
  Net revenues......................................... $   772 $ 1,227 $ 1,679
  Gross profit.........................................     437     602     825
  Selling, general and administrative expenses.........     345     514     889
CDC
  Net revenues......................................... $ 1,121 $ 1,131 $ 1,480
  Gross profit.........................................     412     366     594
  Selling, general and administrative expenses.........     337     377     655

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with the Financial Statements and related notes thereto and "Selected Financial Data" and "Selected Individual Founding Company Financial Data" appearing elsewhere in this Prospectus.

INTRODUCTION

  The Company's net revenues are primarily derived from fees charged to customers for audio and enhanced teleconferencing services. Cost of revenues consists primarily of long distance telephone charges, salaries and benefits for operators, and depreciation and maintenance of telephone bridging equipment. Selling, general and administrative expenses consist primarily of compensation and benefits to executive officers and certain employees, marketing expenses, occupancy costs and professional fees.

  The Founding Companies have been managed throughout the periods presented as independent private companies, and, as such, their results of operations reflect different tax structures (S corporations and C corporations) which have influenced, among other things, their levels of historical compensation. Certain officers and employees have agreed to reductions in their compensation and benefits in connection with the organization of the Company and the Acquisitions. The differential between the previous compensation and benefits of these individuals and the compensation and benefits they have agreed to accept subsequent to the Acquisitions is referred to as "Compensation Differential." This Compensation Differential and the related income tax effect have been reflected as pro forma adjustments in the Company's pro forma financial statements included elsewhere in this Prospectus. See "Management-- Employment and Noncompetition Agreements."

  VIALOG, which has conducted no operations to date other than in connection with this Offering and the Acquisitions, intends to integrate certain operations and administrative functions of the Founding Companies over a period of time. This integration process may present opportunities to reduce costs through the elimination of duplicative functions and through economies of scale, particularly from expected reductions in long distance telephone charges as existing agreements entered into by the Founding Companies lapse and are replaced with new contracts negotiated by the Company. The Company is currently unable to quantify these savings. It is anticipated that these savings will be partially offset by the costs of being a public company and the incremental costs related to the Company's new management. In addition, it is anticipated that increased marketing costs will initially be required to establish the Company's brand name in the marketplace. As a result of these various costs and possible cost-savings, comparisons of historical operating results may not be meaningful, and such results may not be indicative of future performance.

  ATS has been identified as the accounting acquirer for financial statement preparation purposes. See "Results of Operations--Combined Founding Companies."

ATS

  Founded in 1984, ATS provides a full range of audio teleconferencing services and specializes in audio teleconferencing services, enhanced services and customized communications solutions. ATS is headquartered in Overland Park, Kansas, and maintains operations centers in Overland Park and Colorado Springs, Colorado.

RESULTS OF OPERATIONS--ATS

  The following table sets forth certain historical financial data of ATS and such data as a percentage of net revenues for the periods presented:

                                         YEAR ENDED DECEMBER 31,
                                --------------------------------------------
                                    1994           1995           1996
                                -------------  -------------  --------------
                                             (IN THOUSANDS)
Net revenues................... $12,996 100.0% $17,012 100.0% $22,347  100.0%
Cost of revenues...............   7,050  54.2    9,467  55.6   14,447   64.6
                                ------- -----  ------- -----  -------  -----
Gross profit...................   5,946  45.8    7,545  44.4    7,900   35.4
Selling, general and
 administrative expenses.......   5,371  41.3    6,646  39.1    8,300   37.1
                                ------- -----  ------- -----  -------  -----
Operating income (loss)........ $   575   4.5% $   899   5.3% $  (400)  (1.7)%
                                ======= =====  ======= =====  =======  =====

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net revenues. Net revenues increased $5.3 million, or 31.4%, from $17.0 million in 1995 to $22.3 million in 1996. This increase in net revenues resulted primarily from additional sales of audio teleconferencing and enhanced services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $5.0 million, or 52.6%, from $9.5 million in 1995 to $14.5 million in 1996. As a percentage of net revenues, cost of revenues increased 9.0 percentage points from 55.6% in 1995 to 64.6% in 1996. This percentage increase was primarily attributable to the addition of 78 employees in operations, management and training positions as well as increases in vendor expenses.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $1.7 million, or 24.9%, from $6.7 million in 1995 to $8.3 million in 1996. This dollar increase was primarily attributable to additional administrative costs arising from a new facility in Colorado Springs and non-recurring compensation to certain management personnel. As a percentage of net revenues, selling, general and administrative expenses decreased 2.0 percentage points from 39.1% in 1995 to 37.1% in 1996.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Net revenues. Net revenues increased $4.0 million, or 30.9%, from $13.0 million in 1994 to $17.0 million in 1995. This increase was primarily attributable to additional sales of audio teleconferencing and enhanced services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $2.4 million, or 34.3%, from $7.1 million in 1994 to $9.5 million in 1995. As a percentage of net revenues, cost of revenues increased 1.4 percentage points from 54.2% in 1994 to 55.6% in 1995. The dollar and percentage increases are primarily attributable to the addition of 80 employees in operations positions.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $1.3 million, or 23.7%, from $5.4 million in 1994 to $6.7 million in 1995. As a percent of net revenues, selling, general and administrative expenses decreased 2.2 percentage points from 41.3% in 1994 to 39.1% in 1995. This percentage decrease was primarily due to the spreading of such costs over a larger revenue base.

LIQUIDITY AND CAPITAL RESOURCES--ATS

  The following table sets forth selected financial information from ATS' statements of cash flows:

                                                    YEAR ENDED DECEMBER 31,
                                                    -------------------------
                                                     1994     1995     1996
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
Net cash provided by (used in):
  Operating activities............................. $   822  $ 1,525  $   457
  Investing activities.............................  (1,535)  (2,765)  (3,388)
  Financing activities.............................     755    1,236    2,868
                                                    -------  -------  -------
Net increase (decrease) in cash and cash
 equivalents....................................... $    42  $    (4) $   (63)
                                                    =======  =======  =======

  ATS had a positive cash flow from operations in each of 1994, 1995 and 1996. Cash used in investing activities in 1994, 1995 and 1996 related solely to the acquisition of property and equipment. Cash provided by financing activities in 1994, 1995 and 1996 was derived primarily from new loans less principal repayments and dividends. As of December 31, 1996, ATS had working capital of $384,000.

VIALOG CORPORATION

  VIALOG was incorporated on January 1, 1996. VIALOG incurred a net loss in 1996 of $1.3 million from general and administrative expenses. These expenses consisted of legal, travel and consulting fees related to the organization of VIALOG and the consummation of business combination agreements and the Acquisition agreements with the Founding Companies.

COMBINED FOUNDING COMPANIES

  The Combined Founding Companies Statements of Operations data for the years ended December 31, 1994, 1995 and 1996 do not purport to present the financial results or the financial condition of the combined Founding Companies in accordance with generally accepted accounting principles. Such data represents merely a summation of the net revenues, cost of revenues and selling, general, and administrative expenses of the individual Founding Companies on an historical basis, and excludes the effects of pro forma adjustments. This data will not be comparable to and may not be indicative of the Company's post-combination results of operations because (i) the Founding Companies were not under common control or management and had different tax structures
(S corporations and C corporations) and (ii) the Company will use the purchase method of accounting to record the Acquisitions.

RESULTS OF OPERATIONS--COMBINED FOUNDING COMPANIES

  The following table sets forth certain unaudited combined data of the Founding Companies on an historical basis and such data as a percentage of net revenues, excluding the effects of pro forma adjustments for the periods presented:

                                           YEAR ENDED DECEMBER 31,
                                  -------------------------------------------
                                      1994           1995           1996
                                  -------------  -------------  -------------
                                               (IN THOUSANDS)
Net revenues..................... $32,386 100.0% $38,867 100.0% $51,352 100.0%
Cost of revenues.................  18,988  58.6   22,162  57.0   30,177  58.8
Selling, general and
 administrative expenses.........  11,426  35.3   14,216  36.6   18,122  35.3

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net revenues. All Founding Companies reflected an increase in net revenues during 1996. Combined net revenues increased by $12.5 million, or 32.1%, from $38.9 million in 1995 to $51.4 million in 1996. The major components of this increase were (i) an increase in ATS' net revenues of $5.3 million, or 31.4%, from $17.0 million in 1995 to $22.3 million in 1996 which was primarily attributable to additional sales of audio teleconferencing and enhanced services to existing and new customers, (ii) an increase in Access' net revenues of $2.6 million, or 39.4%, from $6.5 million in 1995 to $9.1 million in 1996 resulting from additional sales of audio teleconferencing services to existing customers and sales to new customers, and (iii) an increase in CSI's revenues of $2.1 million, or 54.1%, from $3.8 million in 1995 to $5.9 million in 1996 resulting from a $2.2 million increase in net revenues from two significant customers.

  Cost of revenues. Cost of revenues increased by $8.0 million, or 36.2%, from $22.2 million in 1995 to $30.2 million in 1996 and increased as a percentage of net revenues from 57.0% in 1995 to 58.8% in 1996. The overall increase in cost of revenues as a percentage of net revenues was primarily attributable to additional costs associated with an expansion in capacity necessary to support anticipated growth in net revenues. The dollar increase in cost of revenues was primarily attributable to (i) an increase of $5.0 million, or 52.6%, in the cost of revenues of ATS from $9.5 million in 1995 to $14.5 million in 1996 which resulted primarily from the addition of 78 employees in operations, management and training positions, as well as increases in vendor expenses,
(ii) an increase in CSI's cost of revenues of $782,000, or 54.8%, from $1.4 million in 1995 to $2.2 million in 1996 resulting from increased telecommunications costs associated with increased call volumes and costs associated with the addition of nine operators, and (iii) an increase in Access' cost of revenues of $652,000, or 19.1%, from $3.4 million in 1995 to $4.1 million in 1996 resulting from increased telecommunications and occupancy costs.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased by $3.9 million, or 27.5%, from $14.2 million in 1995 to $18.1 million in 1996 and decreased as a percentage of net revenues from 36.6% in 1995 to 35.3% in 1996. The dollar increase in selling, general and administrative expenses was primarily attributable to (i) an increase of ATS' selling, general and administrative expenses of $1.7 million, or 24.9%, from $6.7 million in 1995 to $8.3 million in 1996 resulting primarily from additional administrative costs to support a new facility in Colorado Springs and non-recurring compensation to certain management personnel, (ii) an increase in Access' selling, general and administrative expenses of $873,000, or 33.8%, from $2.6 million in 1995 to $3.5 million in 1996 resulting primarily from increases in occupancy costs and non-recurring executive compensation and bad debt expense and (iii) an increase in TCC's selling, general and administrative expenses of $440,000, or 49.5%, from $889,000 in 1995 to $1.3 million in 1996 primarily attributable to the addition of two salespeople, increased commissions and the hiring costs associated with additional staff. The overall decrease in selling, general and administrative expenses as a percentage of net revenues, from 36.6% in 1995 to 35.3% in 1996, is attributable to the spreading of such costs over a larger base of revenues.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Net revenues. All Founding Companies, with the exception of Call Points, experienced an increase in net revenues in 1995. Overall net revenues increased by $6.5 million, or 20.0%, from $32.4 million in 1994 to $38.9 million in 1995. This overall increase was primarily due to (i) an increase in ATS' net revenues of $4.0 million, or 30.9%, from $13.0 million in 1994 to $17.0 million in 1995, primarily attributable to additional sales of audio teleconferencing and enhanced services to existing customers and sales to new customers, (ii) an increase in CSI's net revenues of $1.5 million, or 63.4% from $2.3 million in 1994 to $3.8 million in 1995 resulting from a $1.4 million increase in net revenues from CSI's two major existing customers, and
(iii) an increase in Access' net revenues of $1.4 million, or 27.3%, from $5.1 million in 1994 to $6.5 million in 1995 resulting from additional sales of audio teleconferencing services to existing customers and sales to new customers. Offsetting these increases was a decrease in Call Points, net revenues of $1.7 million, or 19.7%, from $8.5 million in 1994 to $6.9 million in 1995, primarily attributable to the loss of a significant customer.

  Cost of revenues. Cost of revenues increased by $3.2 million, or 16.7%, from $19.0 million in 1994 to $22.2 million in 1995 and decreased as a percentage of net revenues from 58.6% in 1994 to 57.0% in 1995. The dollar increase in cost of revenues was primarily attributable to (i) an increase in ATS' cost of net revenues of $2.4 million, or 34.3%, from $7.1 million in 1994 to $9.5 million in 1995 resulting primarily from the costs associated with the addition of 80 employees and (ii) an increase in Access' cost of revenues of $596,000, or 21.1%, from $2.8 million in 1994 to $3.4 million in 1995 resulting primarily from the costs of new equipment and salaries and benefits for additional operators. Partially offsetting these increases was an $809,000 decrease in cost of revenues at Call Points, attributable to the loss of a significant customer. The decrease in cost of revenues as a percentage of net revenues was attributable to the ability of the Founding Companies to support the growth in net revenues without adding significant layers of additional costs.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased by $2.8 million, or 24.4%, from $11.4 million in 1994 to $14.2 million in 1995 and increased as a percentage of net revenues from 35.3% in 1994 to 36.6% in 1995. The dollar increase was attributable to (i) an increase in ATS' selling, general and administrative expenses of $1.3 million, or 23.7% , from $5.4 million in 1994 to $6.7 million in 1995 and (ii) an increase in Access' selling, general and administrative expenses of $837,000, or 48.0%, from $1.7 million in 1994 to $2.6 million in 1995 resulting primarily from moving and occupancy cost associated with Access' relocation of facilities in 1995.

LIQUIDITY AND CAPITAL RESOURCES--COMBINED FOUNDING COMPANIES

  The following table sets forth selected financial information from the Founding Companies' cash flows:

                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                       1994     1995     1996
                                                      -------  -------  -------
                                                          (IN THOUSANDS)
Net cash provided by (used in):
  Operating activities............................... $ 2,551  $ 4,144  $ 5,245
  Investing activities...............................  (2,966)  (4,779)  (4,457)
  Financing activities...............................     454    1,272     (475)
                                                      -------  -------  -------
Net increase in cash and cash equivalents............ $    39  $   637  $   313
                                                      =======  =======  =======

  All the Founding Companies had positive cash flow from operating activities in 1994, 1995 and 1996. Cash used in investing activities related primarily to the acquisition of property and equipment. Net cash provided by financing activities represents borrowings on long-term debt and credit lines and capital lease obligations to finance the acquisition of capital equipment. Cash used in financing activities was applied to the repayment of long-term debt and capital lease obligations and to the payment of dividends. The Founding Companies had working capital of $1.2 million at December 31, 1996.

  On the closing of this Offering, the Company intends to repay or refinance an aggregate of approximately $1.2 million of indebtedness and other obligations of the Founding Companies. See "Use of Proceeds."

  The Company anticipates that its cash flow from operations will meet or exceed its working capital needs, debt service requirements and planned capital expenditures for property and equipment. On a combined basis, the Founding Companies made capital expenditures of $4.7 million and $4.5 million in 1995 and 1996, respectively.

  The Company intends to continue pursuing attractive acquisition opportunities. The timing, size or success of any acquisition and the associated potential capital commitments are unpredictable. The Company plans to fund future acquisitions primarily through a combination of working capital, cash flow from operations and borrowings, as well as issuances of additional equity securities.

  Due to the relatively low levels of inflation experienced in 1994, 1995 and 1996, inflation did not have a significant effect on the results of the combined Founding Companies in those years.

INDIVIDUAL FOUNDING COMPANIES

  The selected historical financial information presented in the tables below for the individual Founding Companies is derived from, and should be read in conjunction with, the respective audited financial statements and related notes thereto of the individual Founding Companies included elsewhere herein and "Selected Individual Founding Company Financial Data."

ACCESS

  Founded in 1987, Access specializes in providing electronic group communications services to numerous organizations, including financial institutions, government agencies, trade associations and professional service companies. Access is headquartered and maintains its operations center in Reston, Virginia.

RESULTS OF OPERATIONS--ACCESS

  The following table sets forth certain historical financial data of Access and such data as a percentage of net revenues for the periods presented:

                                            YEAR ENDED DECEMBER 31,
                                     ----------------------------------------
                                         1994          1995          1996
                                     ------------  ------------  ------------
                                                 (IN THOUSANDS)
Net revenues........................ $5,114 100.0% $6,508 100.0% $9,073 100.0%
Cost of revenues....................  2,823  55.2   3,419  52.5   4,071  44.9
                                     ------ -----  ------ -----  ------ -----
Gross profit........................  2,291  44.8   3,089  47.5   5,002  55.1
Selling, general and administrative
 expenses...........................  1,745  34.1   2,582  39.7   3,455  38.1
                                     ------ -----  ------ -----  ------ -----
Operating income.................... $  546  10.7% $  507   7.8% $1,547  17.0%
                                     ====== =====  ====== =====  ====== =====

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net revenues. Net revenues increased $2.6 million, or 39.4%, from $6.5 million in 1995 to $9.1 million in 1996. This increase was primarily attributable to additional sales of teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $652,000, or 19.1%, from $3.4 million in 1995 to $4.1 million in 1996. This increase was primarily attributable to increased telecommunications and occupancy costs. As a percentage of net revenues, cost of revenues decreased 7.6 percentage points from 52.5% in 1995 to 44.9% in 1996.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $873,000, or 33.8%, from $2.6 million in 1995 to $3.5 million in 1996. As a percentage of net revenues, selling, general and administrative expenses decreased 1.6 percentage points from 39.7% in 1995 to 38.1% in 1996. The dollar and percentage increases resulted primarily from increased occupancy costs and non-recurring executive compensation and bad debt expense.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Net revenues. Net revenues increased $1.4 million, or 27.3%, from $5.1 million in 1994 to $6.5 million in 1995. This increase was primarily attributable to additional sales of teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $596,000, or 21.1%, from $2.8 million in 1994 to $3.4 million in 1995. This dollar increase was primarily attributable to the costs of new equipment and salaries and benefits for additional operators. As a percentage of net revenues, cost of revenues decreased 2.7 percentage points from 55.2% in 1994 to 52.5% in 1995.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $837,000, or 48.0%, from $1.7 million in 1994 to $2.6 million in 1995. As a percentage of net revenues, selling, general and administrative expenses increased 5.6 percentage points from 34.1% in 1994 to 39.7% in 1995. This percentage increase was primarily attributable to moving expenses and increased occupancy costs associated with relocating to a new facility.

LIQUIDITY AND CAPITAL RESOURCES--ACCESS

  The following table sets forth selected financial information from Access' statements of cash flows:

                                                      YEAR ENDED DECEMBER 31,
                                                      -------------------------
                                                       1994     1995     1996
                                                      ------- --------  -------
                                                          (IN THOUSANDS)
Net cash provided by (used in):
  Operating activities............................... $  592  $    821  $ 2,048
  Investing activities...............................   (557)   (1,432)    (795)
  Financing activities...............................     22       771     (839)
                                                      ------  --------  -------
Net increase in cash and cash equivalents............ $   57  $    160  $   414
                                                      ======  ========  =======

  Access had a positive cash flow from operations in each of 1994, 1995 and 1996. Cash used in investing activities in 1994, 1995 and 1996 related primarily to the acquisition of property and equipment. Net cash provided by financing activities in 1994 and 1995 was primarily the result of borrowings on notes payable to finance the acquisition of capital equipment. During 1995, $300,000 in cash was used to redeem stock from a former owner. Net cash used by financing activities in 1996 is primarily the result of distributions totaling $584,000 to Access' stockholders. Access had working capital of $759,000 as of December 31, 1996.

CSI

  Founded in 1992, CSI specializes in providing audio teleconferencing services and enhanced services to certain facilities-based and non-facilities-based telecommunications providers. CSI is headquartered and maintains its operations center in Atlanta, Georgia.

RESULTS OF OPERATIONS--CSI

  The following table sets forth certain historical financial data of CSI and such data as a percentage of net revenues for the periods presented:

                                            YEAR ENDED DECEMBER 31,
                                     ----------------------------------------
                                         1994          1995          1996
                                     ------------  ------------  ------------
                                                 (IN THOUSANDS)
Net revenues........................ $2,331 100.0% $3,808 100.0% $5,868 100.0%
Cost of revenues....................  1,115  47.8   1,426  37.4   2,208  37.6
                                     ------ -----  ------ -----  ------ -----
Gross profit........................  1,216  52.2   2,382  62.6   3,660  62.4
Selling, general and administrative
 expenses...........................  1,083  46.5   1,388  36.5   1,621  27.6
                                     ------ -----  ------ -----  ------ -----
Operating income.................... $  133   5.7% $  994  26.1% $2,039  34.8%
                                     ====== =====  ====== =====  ====== =====

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net revenues. Net revenues increased $2.1 million, or 54.1%, from $3.8 million in 1995 to $5.9 million in 1996. Virtually all of this increase was the result of a $2.2 million increase in net revenues from two significant customers of CSI.

  Cost of revenues. Cost of revenues increased $782,000, or 54.8%, from $1.4 million in 1995 to $2.2 million in 1996 and remained constant as a percentage of net revenues. As a percentage of net revenues, cost of revenues increased
0.2 percentage points from 37.4% in 1995 to 37.6% in 1996. The dollar increase was primarily attributable to increased telecommunications expenses associated with increased call volumes and costs associated with the addition of nine operators.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $233,000, or 16.8%, from $1.4 million in 1995 to $1.6 million in 1996. As a percentage of net revenues, selling, general and administrative expenses decreased 8.9 percentage points from 36.5% in 1995 to 27.6% in 1996. This percentage decrease was primarily attributable to spreading fixed costs over a larger revenue base.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Net revenues. Net revenues increased $1.5 million, or 63.4%, from $2.3 million in 1994 to $3.8 million in 1995. Virtually all of this increase was the result of a $1.4 million increase in net revenues from two significant customers of CSI.

  Cost of revenues. Cost of revenues increased $311,000, or 27.9%, from $1.1 million in 1994 to $1.4 million in 1995. As a percentage of net revenues, cost of revenues decreased 10.4 percentage points from 47.8% in 1994 to 37.4% in 1995. This percentage decrease was primarily attributable to a reduction in local access charges, telecommunications expenses and the termination of a lease for network access.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $305,000, or 28.2%, from $1.1 million in 1994 to $1.4 million in 1995. As a percentage of net revenues, selling, general and administrative expenses decreased 10.0 percentage points from 46.5% in 1994 to 36.5% in 1995. This percentage decrease was primarily attributable to spreading such costs over a larger revenue base.

LIQUIDITY AND CAPITAL RESOURCES--CSI

  The following table sets forth selected financial information from CSI's statements of cash flows:

                                                   YEAR ENDED DECEMBER 31,
                                                  ---------------------------
                                                   1994     1995      1996
                                                  -------  -------  ---------
                                                       (IN THOUSANDS)
Net cash provided by (used in):
  Operating activities........................... $    53  $   721  $   2,128
  Investing activities...........................    (476)    (225)       (41)
  Financing activities...........................     426     (144)    (2,144)
                                                  -------  -------  ---------
Net increase (decrease) in cash and cash
 equivalents..................................... $     3  $   352  $     (57)
                                                  =======  =======  =========

  CSI had a positive cash flow from operations in each of 1994, 1995 and 1996. Cash used in investing activities in 1994, 1995 and 1996 related solely to the acquisition of property and equipment. Cash provided by financing activities consisted of the proceeds of borrowings on long-term debt and from the refinancing of capital lease obligations. Cash used in financing activities consisted of repayments of long-term debt and capital lease obligations and distributions to stockholders. As of December 31, 1996, CSI had working capital of $469,000.

CALL POINTS

  Founded in 1988, Call Points specializes in providing operator-attended audio teleconferencing services to the retail industry. Call Points is headquartered and maintains its operations center in Montgomery, Alabama.

RESULTS OF OPERATIONS--CALL POINTS

  The following table sets forth certain historical financial data of Call Points and such data as a percentage of net revenues for the periods presented:

                                        YEAR ENDED DECEMBER 31,
                                 -------------------------------------------
                                     1994          1995            1996
                                 ------------  -------------   -------------
                                             (IN THOUSANDS)
Net revenues.................... $8,537 100.0% $6,852  100.0%  $7,509  100.0%
Cost of revenues................  6,140  71.9   5,331   77.8    5,898   78.5
                                 ------ -----  ------  -----   ------  -----
Gross profit....................  2,397  28.1   1,521   22.2    1,611   21.5
Selling, general and
 administrative expenses........  2,035  23.8   1,820   26.6    1,873   24.9
                                 ------ -----  ------  -----   ------  -----
Operating income (loss)......... $  362   4.3% $ (299)  (4.4)% $ (262)  (3.4)%
                                 ====== =====  ======  =====   ======  =====

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net revenues. Net revenues increased $657,000, or 9.6%, from $6.9 million in 1995 to $7.5 million in 1996. This increase in net revenues resulted from additional sales of audio teleconferencing services to existing customers and sales to new customers. Call Points' management believes that improvements in the quality of services contributed to this increase.

  Cost of revenues. Cost of revenues increased $567,000, or 10.6%, from $5.3 million in 1995 to $5.9 million in 1996. As a percentage of net revenues, cost of revenues remained virtually unchanged between the periods. Cost of revenues were high in 1995 and 1996 compared to those of the other Founding Companies due to unfavorable telecommunication contracts and royalty payments to two previous owners.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $53,000, or 2.9%, from $1.8 million in 1995 to $1.9 million in 1996. As a percentage of net revenues, selling, general and administrative expenses decreased 1.7 percentage points from 26.6% in 1995 to 24.9% in 1996. This percentage decrease was primarily due to the spreading of fixed costs over a larger revenue base and a reduction in executive compensation.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Net revenues. Net revenues decreased $1.7 million, or 19.7%, from $8.5 million in 1994 to $6.9 million in 1995. This decrease was attributable to the loss of a significant customer representing approximately 15.0% of Call Points' net revenues in 1994. This customer elected to provide its own teleconferencing services and ceased to use Call Points' services.

  Cost of revenues. Cost of revenues decreased $809,000, or 13.2%, from $6.1 million in 1994 to $5.3 million in 1995. As a percentage of net revenues, cost of revenues increased 5.9 percentage points from 71.9% in 1994 to 77.8% in 1995. This percentage increase is primarily attributable to a time lapse between the loss of a major customer and related labor reductions and to the spreading of fixed depreciation costs over a smaller revenue base.

  Selling, general and administrative expenses. Selling, general and administrative expenses decreased $215,000, or 10.6%, from $2.0 million in 1994 to $1.8 million in 1995. As a percent of net revenues, selling, general and administrative expenses increased 2.8 percentage points from 23.8% in 1994 to 26.6% in 1995. This percentage increase was due to higher commissions paid to sales agents and the spreading of selling, general and administrative costs over a smaller revenue base.

LIQUIDITY AND CAPITAL RESOURCES--CALL POINTS

  The following table sets forth selected financial information from Call Points' statements of cash flows:

                                                   YEAR ENDED DECEMBER 31,
                                                   --------------------------
                                                    1994     1995      1996
                                                   -------  -------  --------
                                                        (IN THOUSANDS)
Net cash provided by (used in):
  Operating activities............................ $   820  $   841  $    220
  Investing activities............................    (148)    (105)      (50)
  Financing activities............................    (695)    (677)     (288)
                                                   -------  -------  --------
Net increase (decrease) in cash and cash
 equivalents...................................... $   (23) $    59  $   (118)
                                                   =======  =======  ========

  Call Points had a positive cash flow from operations in each of 1994, 1995 and 1996. Cash used in investing activities in 1994, 1995 and 1996 related solely to the acquisition of property, plant and equipment. Cash used in financing activities in 1994, 1995 and 1996 was the result of repayment of notes payable to lenders and related parties. As of December 31, 1996, Call Points had working capital deficit of $380,000.

TCC

  Founded in 1987, TCC provides audio teleconferencing services and enhanced services to a general business clientele. TCC is headquartered and maintains its operations center in Cambridge, Massachusetts.

  On December 2, 1996, TCC distributed to its stockholders certain assets unrelated to its core operations. Revenues associated with these assets were $642,000, $727,000 and $707,000 for the years ended December 31, 1994 and 1995 and the 11-month period ended December 2, 1996, respectively. Operating income associated with these assets was $75,000, $42,000 and $48,000 in such years and period, respectively. See Note 1(a) to Notes to Financial Statements of Kendall Square Teleconferencing, Inc. included elsewhere in this Prospectus.

RESULTS OF OPERATIONS--TCC

  The following table sets forth certain historical financial data of TCC and such data as a percentage of net revenues for the periods presented:

                                            YEAR ENDED DECEMBER 31,
                                     ----------------------------------------
                                         1994          1995          1996
                                     ------------  ------------  ------------
                                                 (IN THOUSANDS)
Net revenues........................ $1,515 100.0% $2,329 100.0% $3,396 100.0%
Cost of revenues....................    816  53.9   1,129  48.5   1,813  53.4
                                     ------ -----  ------ -----  ------ -----
Gross profit........................    699  46.1   1,200  51.5   1,583  46.6
Selling, general and administrative
 expenses...........................    510  33.7     889  38.2   1,329  39.1
                                     ------ -----  ------ -----  ------ -----
Operating income.................... $  189  12.4% $  311  13.3% $  254   7.5%
                                     ====== =====  ====== =====  ====== =====

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net revenues. Net revenues increased $1.1 million, or 45.8%, from $2.3 million in 1995 to $3.4 million in 1996. This increase resulted from additional sales of audio teleconferencing services to existing customers and sales to new customers. This increase was due, in part, to two new salespeople added in 1996.

  Cost of revenues. Cost of revenues increased $684,000, or 60.6%, from $1.1 million in 1995 to $1.8 million in 1996. As a percentage of net revenues, cost of revenues increased 4.9 percentage points from 48.5% in 1995 to 53.4% in 1996. The dollar and percentage increases resulted primarily from an increase in telecommunications expenses.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $440,000, or 49.5%, from $889,000 in 1995 to $1.3 million in 1996. As a percentage of net revenues, selling, general and administrative expenses increased 0.9 percentage points from 38.2% in 1995 to 39.1% in 1996. The dollar increase was primarily attributable to the costs of the addition of two salespeople, increased commissions to sales personnel and hiring costs associated with additional staff.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Net revenues. Net revenues increased $814,000, or 53.7%, from $1.5 million in 1994 to $2.3 million in 1995. This increase resulted from additional sales of audio teleconferencing services to existing customers and sales to new customers. This increase was due, in part, to the addition of a salesperson in the Washington, D.C. area.

  Cost of revenues. Cost of revenues increased $313,000, or 38.4%, from $816,000 in 1994 to $1.1 million in 1995. As a percentage of net revenues, cost of revenues decreased 5.4 percentage points from 53.9% in 1994 to 48.5% in 1995. This percentage decrease was primarily attributable to the spreading of such costs over a larger revenue base.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $379,000, or 74.3%, from $510,000 in 1994 to $889,000 in 1995. As a percentage of net revenues, selling, general and administrative increased 4.5 percentage points from 33.7% in 1994 to 38.2% in 1995. The additional costs consisted primarily of increased marketing expenses incurred to support TCC's growth and costs associated with the addition of the salesperson in the Washington, D.C. area.

LIQUIDITY AND CAPITAL RESOURCES--TCC

  The following table sets forth selected financial information from TCC's statements of cash flows:

                                                    YEAR ENDED DECEMBER 31,
                                                    -------------------------
                                                     1994     1995     1996
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
Net cash provided by (used in):
  Operating activities............................. $    62  $   211  $   159
  Investing activities.............................     (20)    (231)    (156)
  Financing activities.............................     (84)      68       40
                                                    -------  -------  -------
Net increase (decrease) in cash and cash
 equivalents....................................... $   (42) $    48  $    43
                                                    =======  =======  =======

  TCC had a positive cash flow from operations in each of 1994, 1995 and 1996. Cash used in investing activities in 1994, 1995 and 1996 related solely to the acquisition of property and equipment. Net cash used by financing activities consisted of the repayment of debt and acquisition of treasury stock. Cash provided by financing activities included proceeds from borrowings under a note payable and net proceeds from capital lease obligations. As of December 31, 1996, TCC had a working capital deficit of $50,000.

AMERICO

  Founded in 1987, Americo services a general business clientele. Americo is headquartered and maintains its operations center in Ridgewood, New Jersey.

RESULTS OF OPERATIONS--AMERICO

  The following table sets forth certain historical financial data of Americo and such data as a percentage of net revenues for the periods presented:

                                           YEAR ENDED DECEMBER 31,
                                     ---------------------------------------
                                        1994         1995          1996
                                     ----------  ------------  -------------
                                                (IN THOUSANDS)
Net revenues........................ $772 100.0% $1,227 100.0% $1,679  100.0%
Cost of revenues....................  335  43.4     625  50.9     854   50.9
                                     ---- -----  ------ -----  ------  -----
Gross profit........................  437  56.6     602  49.1     825   49.1
Selling, general and administrative
 expenses...........................  345  44.7     514  41.9     889   52.9
                                     ---- -----  ------ -----  ------  -----
Operating income (loss)............. $ 92  11.9% $   88   7.2% $  (64)  (3.8)%
                                     ==== =====  ====== =====  ======  =====

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net revenues. Net revenues increased $452,000, or 36.8%, from $1.2 million in 1995 to $1.7 million in 1996. This increase was primarily attributable to increases in sales of audio teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $229,000, or 36.6%, from $625,000 in 1995 to $854,000 in 1996. As a percentage of revenues, cost of revenues remained constant at 50.9% of net revenues.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $375,000, or 73.0%, from $514,000 in 1995 to $889,000 in 1996. As a percentage of revenues, selling, general, and administrative expense increased 11.0 percentage points from 41.9% in 1995 to 52.9% in 1996. The additional costs consisted primarily of increased executive compensation as well as the cost of employee benefit plans established in 1996.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Net revenues. Net revenues increased $455,000, or 58.9%, from $772,000 in 1994 to $1.2 million in 1995. This increase was primarily attributable to increases in sales of audio teleconferencing services to existing customers and sales to new customers.

  Cost of revenues. Cost of revenues increased $290,000, or 86.6%, from $335,000 in 1994 to $625,000 in 1995. As a percentage of sales, cost of revenues increased 7.5 percentage points from 43.4% in 1994 to 50.9% in 1995. This percentage increase is primarily attributable to the increase in long-distance telephone charges and the cost of additional operators.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $169,000, or 49.0%, from $345,000 in 1994 to $514,000 in 1995. As a percentage of net revenues, selling, general and administrative expenses decreased 2.8 percentage points from 44.7% in 1994 to 41.9% in 1995. The additional costs consisted primarily of increased marketing personnel costs.

LIQUIDITY AND CAPITAL RESOURCES--AMERICO

  The following table sets forth selected financial information from Americo's statements of cash flows:

                                                    YEAR ENDED DECEMBER 31,
                                                    -------------------------
                                                     1994     1995     1996
                                                    -------  -------  -------
                                                        (IN THOUSANDS)
Net cash provided by (used in):
  Operating activities............................. $    43  $    17  $    90
  Investing activities.............................     (47)     (17)     (25)
  Financing activities.............................      (1)      17      (43)
                                                    -------  -------  -------
Net increase (decrease) in cash and cash
 equivalents....................................... $    (5) $    17  $    22
                                                    =======  =======  =======

  Americo had a positive cash flow from operations in each of 1994, 1995 and 1996. Cash used in investing activities in 1994, 1995 and 1996 related solely to the acquisition of property and equipment. Cash provided by financing activities resulted from borrowings under a line of credit. Cash used in financing activities consisted of principal payments under capital lease obligations and dividends. As of December 31, 1996 Americo had a working capital deficit of $58,000.

CDC

  Founded in 1991, CDC specializes in providing a range of electronic group communications services and customized communications solutions, primarily to the pharmaceutical and health-care industries. CDC is headquartered and maintains its operations center in Danbury, Connecticut.


RESULTS OF OPERATIONS--CDC

  The following table sets forth certain historical financial data of CDC and such data as a percentage of net revenues for the periods presented:

                                        YEAR ENDED DECEMBER 31,
                                 -------------------------------------------
                                     1994          1995            1996
                                 ------------  -------------   -------------
                                             (IN THOUSANDS)
Net revenues.................... $1,121 100.0% $1,131  100.0%  $1,480  100.0%
Cost of revenues................    709  63.2     765   67.6      886   59.9
                                 ------ -----  ------  -----   ------  -----
Gross profit....................    412  36.8     366   32.4      594   40.1
Selling, general and
 administrative expenses........    337  30.1     377   33.3      655   44.2
                                 ------ -----  ------  -----   ------  -----
Operating income (loss)......... $   75   6.7% $  (11)   (.9)% $  (61)  (4.1)%
                                 ====== =====  ======  =====   ======  =====

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net revenues. Net revenues increased $349,000, or 30.9%, from $1.1 million in 1995 to $1.5 million in 1996. These additional sales were generated, in part, by an increase in net revenues of $183,000 from two significant customers of CDC.

  Cost of revenues. Cost of revenues increased $121,000, or 15.8%, from $765,000 in 1995 to $886,000 in 1996. As a percentage of net revenues, cost of revenues decreased 7.7 percentage points from 67.6% in 1995 to 59.9% in 1996. The percentage decrease was due to reductions in telecommunications expense and improved utilization of existing capacity.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased $278,000, or 73.7%, from $377,000 in 1995 to $655,000 in 1996. As a percentage of net revenues, selling, general and administrative expenses increased 10.9 percentage points from 33.3% in 1995 to 44.2% in 1996. This percentage increase was primarily attributable to the addition of a sales manager and increases in executive compensation.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Net revenues. Net revenues remained virtually unchanged between 1995 and 1994. Although CDC experienced increases in net revenues from new and existing customers, CDC's net revenues from its largest two customers declined by $30,000.

  Cost of revenues. Cost of revenues increased $56,000, or 7.9%, from $709,000 in 1994 to $765,000 in 1995. As a percentage of net revenues, cost of revenues increased 4.4 percentage points from 63.2% in 1994 to 67.6% in 1995. The increase resulted from the addition of operators and the doubling of office space in anticipation of additional volume.

  Selling, general and administrative expenses. Selling, general and administrative expenses increased by $40,000, or 11.9% from $337,000 in 1994 to $377,000 in 1995.

LIQUIDITY AND CAPITAL RESOURCES--CDC

  The following table sets forth selected financial information from CDC's statements of cash flows:

                                                     YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                       1994     1995     1996
                                                     --------  -------  -------
                                                          (IN THOUSANDS)
Net cash provided by (used in):
  Operating activities.............................. $    159  $    8   $   143
  Investing activities..............................     (183)     (4)       (2)
  Financing activities..............................       31       1       (69)
                                                     --------  ------   -------
Net increase in cash and cash equivalents........... $      7  $    5   $    72
                                                     ========  ======   =======

  CDC had a positive cash flow from operations in each of 1994, 1995 and 1996. Cash used in investing activities in 1994, 1995 and 1996 related solely to the acquisition of property and equipment. Cash provided by financing activities included borrowings under a line of credit and long-term debt. Cash used in financing activities included of repayments of borrowings under a line of credit and repayments of long-term debt. As of December 31, 1996, CDC had working capital of $70,000.

                                   BUSINESS

GENERAL

  VIALOG was founded on January 1, 1996 with the intention of becoming a leading provider of value-added electronic group communications services. These services include audio, video and data teleconferencing. Through the combination of seven PCSBs simultaneously with the closing of this Offering, the Company will establish one of the largest and most geographically diverse networks of sales and operations centers focused solely on the electronic group communications market. The Company intends to establish its brand, VIALOG, as synonymous with superior electronic group communications services. The Company believes it will increase its market share by continuing to emphasize superior customer service, enhanced and customized services, targeted marketing and relationship selling. The Company has approximately 10,000 ports of teleconferencing capability and a skilled staff with which it services its customers, which include Fortune 500 companies and several telecommunications providers as well as medium and small businesses and institutions.

  The Company has differentiated itself from its competitors through its customer service philosophy and broad range of service offerings. The Company attracts and retains customers through a team approach to customer service, which stresses operator training, personal service and anticipation of customer needs. Management believes that the Company will offer one of the most comprehensive selections of audio teleconferencing services in its industry, with features and pricing options to meet varying customer needs. These competitive advantages have contributed to the Company's combined compound annual growth rate in net revenues of 31.5% during the three-year period ended December 31, 1996 and pro forma combined net revenues of approximately $50.6 million in 1996.

  The Company's objective is to facilitate effective teleconferences through a combination of technology, enhanced services and superior customer service. Operator-assisted teleconferencing is the cornerstone of the Company's business and the principal service which builds customer loyalty. The Company also offers enhanced services, such as digital replay of teleconferences, broadcast fax and fulfillment services such as follow-up mailings or calls. Additionally, the Company offers customized communications solutions, which include event planning and client training in teleconferencing skills. The Company derived approximately 85%, 10% and 5% of its 1996 net revenues from audio teleconference services, related enhanced services and customized communications solutions, respectively.

INDUSTRY OVERVIEW

 SERVICES

  The electronic group communications industry provides a range of services to facilitate multiparty communications with participants in different locations. Through electronic group communications services, customers conduct routine meetings, run training sessions, and share information where the traveling associated with assembling a group frequently or on short notice makes face-to-face meetings too costly, impractical or inconvenient. The ITCA estimates that total teleconferencing industry net revenues (including hardware, services and network net revenues) in North America increased from $1.8 billion in 1992 to $4.9 billion in 1996. Industry sources estimate that total industry net revenues will exceed $10 billion by the year 2000. The primary electronic group communications services available today are audio, video and data teleconferencing.

  Audio teleconferencing. Industry sources estimate that total audio teleconferencing net revenues were approximately $2 billion in 1996, with the service segment (the segment in which the Company competes) constituting approximately $1.6 billion. Industry sources estimate that total audio teleconferencing net revenues will exceed $5 billion by the year 2000.

  An audio teleconference is established through specialized telephone equipment known as a Multipoint Control Unit ("MCU") or "bridge." Prior to the introduction of full duplex MCU technology in 1984, audio teleconferencing was generally considered ineffective because only one person could speak at a time. Using MCU technology, the number of participants in an audio teleconference can now vary from three to thousands.

The maximum number of participants is limited by the number of conference "ports" available to the operator, with each participant using one port. Calls may be established manually by an operator who places calls to, or receives calls from, conference participants, each of whom occupies a single telephone line and port. These lines are then "bridged" together through an MCU, which permits simultaneous speaking by all participants, filters out the "echo" of each participant's own speech, and equalizes sound volume and clarity. Advances in MCU technology have not only eliminated many of the problems associated with early audio teleconferencing, such as "clipping" (the loss of initial or ending syllables of words) and loss of quality as lines were added, but also have increased the number of available enhanced features. These technological advances, combined with the greater overall awareness and acceptance of audio teleconferencing as a business tool, have contributed to the increased usage of teleconferencing over the last five years.

  The demand for audio teleconferencing services has increased as a result of a wide range of trends, including globalization of operations, increased workforce training requirements, the advent of geographically dispersed work teams, shared decision-making, and the growing role of strategic partnerships. Users of audio teleconferencing are able to replace travel to existing meetings, with attendant savings of actual and opportunity costs, and increase communication with parties with whom they would otherwise not meet, thereby yielding greater organizational productivity. The facilities, network and labor costs associated with audio teleconferencing services, combined with a lack of expertise and a desire to focus on their core businesses, have caused most organizations to outsource audio teleconferencing.

  Video teleconferencing. Total video teleconferencing net revenues were approximately $2.2 billion in 1996, and industry sources estimate that such net revenues will exceed $5 billion by the year 2000. Of the $2.2 billion in 1996, less than $100 million was attributable to the service segment in which the Company competes, the majority of which was attributed to dedicated network services for point-to-point video meetings, which do not require any of the services offered by the Company. The broad adoption of video teleconferencing as a meeting tool has historically been constrained by several factors, including limited access to video sites, expensive and proprietary equipment, limited and costly bandwidth, incompatibility of systems, and poor video quality. Video teleconferencing was also generally limited to small or broadcast meetings at fixed locations, except as implemented using expensive two-way satellite technology.

  The adoption of International Telecommunications Union ("ITU") standard
H.320 in 1991 and ITU standard H.323 in 1996 has facilitated systems compatibility. By 1995, technological advances (which brought down the cost of equipment and required bandwidth) combined with increased processing speed (which improved quality) to permit the development of desktop video. Interactive multipoint video teleconferencing also became feasible in 1995 with the introduction of more cost-effective video MCU technology and low-cost, PC-based video cameras and sound cards. The rapid deployment of compatible hardware, reductions in cost, increases in available bandwidth, and improvements in quality are all expected to accelerate the growth of the market for multipoint video teleconferencing.

  Data teleconferencing. Data teleconferencing, which enables multiple users to collaborate using data and voice over a single, high bandwidth line, is the most recent advance in teleconferencing. Industry sources estimate that total data teleconferencing net revenues constituted less than $150 million in 1996. Virtually all of these net revenues were related to proprietary software and systems not offered by the Company. The adoption of ITU standard T.120 data protocols and H.323 for multimedia conferencing and new Internet "groupware" services and software are expected to facilitate greater adoption of data teleconferencing. Industry sources estimate that total data teleconferencing net revenues will approach $1 billion by the year 2000, virtually all of which will continue to be derived from sales of proprietary software and systems.

  Prior to the emergence of data teleconferencing, audio teleconference participants were unable to share computer data during a conference call. New standards allow data to travel over data networks on an interactive basis so that multiple remote computers can manipulate the same program. For instance, Intel's ProShare and Microsoft's NetMeeting allow remotely located personal computers and/or work stations to share video and data interactively over the Internet. These Internet data teleconferencing programs will likely be used in conjunction with audio teleconferencing to allow simultaneous group discussions during editing and display of documents. Over two million copies of NetMeeting have been distributed by Microsoft since its introduction in early 1996. Also, several manufacturers have announced plans to introduce specialized non-TCP/IP application servers that will provide mixed media teleconferencing with high quality.

SERVICE PROVIDERS

  There are three categories of service providers in the North American electronic group communications industry: (i) the IXCs, such as AT&T, MCI, Sprint, Frontier and Cable & Wireless, (ii) the PCSBs, a group of over 20 companies, excluding the Founding Companies, and (iii) the independent LECs, such as GTE and SNET. In addition, the RBOCs will be allowed to provide long distance services, which the Company believes may lead to their entry into the teleconferencing market, if they individually meet certain requirements under the Telecommunications Act of 1996. See "Business--Regulation."

  The IXCs are currently the largest providers of teleconferencing services, constituting approximately 80% of the audio teleconferencing services market. Management believes that the IXCs generate most of their business through their position as the customer's long distance carrier. The IXCs generally do not market teleconferencing services separately, but rather offer such services as part of a "bundled" telecommunications offering. The IXCs have generally not emphasized enhanced services or customized communications solutions to meet individual customer needs. Rather, they have generally de-emphasized operator-involved services (such as 411 and collect calls), and are increasingly implementing automated systems and technology as a substitute for traditional operator-intensive services.

  The second category of providers of electronic group communications services are the PCSBs, constituting approximately 15% of the audio teleconferencing services market. There are approximately 20 PCSBs, excluding the Founding Companies. PCSBs began entering the teleconferencing market in the mid-1980s when businesses were beginning to find applications for teleconferencing due to significant technological improvements in teleconferencing equipment. The number of PCSBs increased in the late 1980s, taking advantage of a niche opportunity to provide customized, high quality service and specialized applications. As a result of their scale and limited access to capital, PCSBs tended to develop as regional or industry-specific businesses. Due to technological changes facing the teleconferencing industry, such as the introduction of video and data service, the ability to secure necessary capital has become more critical. Additionally, many PCSBs do not currently have the marketing expertise or teleconferencing capacity to reach the critical mass which will allow them to develop a national brand name and compete for and service large, national accounts. There has been some consolidation in the industry, as evidenced by the fact that five PCSBs have been acquired over the last 18 months by large telecommunications providers.

  The third category of providers of electronic group communications services are the independent LECs, which constitute under five percent of the audio teleconferencing services market. Similar to the IXCs, the LECs have generally not focused on teleconferencing, enhanced services or customized communications solutions.

  A potential new category of providers is the RBOCs. As a result of the Consent Decree entered into by AT&T and the United States Department of Justice in 1982, the RBOCs could not offer long distance services, which drastically limited their teleconferencing potential. Under the Telecommunications Act of 1996, the RBOCs will be allowed to provide in-region long distance services upon the satisfaction of certain conditions. Upon entrance into the long distance market, management believes that the ability of an RBOC to gain immediate and significant teleconferencing market share will be enhanced by its status as the incumbent provider of local services to its customers. While each RBOC will determine whether to create a separate teleconferencing business unit or to outsource this service, management believes that some of the new entrants will elect to outsource teleconferencing services and instead focus on entering the long distance market. To date, three RBOCs have either entered into contracts or have issued RFPs to outsource teleconferencing.

GROWTH STRATEGY

  The Company's objective is to become a leading provider of value-added electronic group communications services. Management plans to achieve this goal by:

  Creating a brand identity. The Company intends to establish its brand, VIALOG, as synonymous with expertise in, and a focus on, electronic group communications. The Company intends to distinguish its brand from those of the IXCs and other competitors through the Company's responsive customer service, focused service offerings and selling strategy. In conjunction with this strategy, the Company anticipates that it will invest $6 to $8 million in advertising and promotion during the 24 months following this Offering, with significant expenditures for direct marketing and trade advertising.

  Focusing on superior customer service. The Company expects to continue to differentiate itself from competitors through its customer service philosophy, which stresses operator training, personalized service and anticipation of customer needs. The Company plans to combine the best aspects of each of the Founding Companies' customer service practices into a uniform standard of excellence in the industry. In addition, through the collaborative efforts of its seasoned senior management team, the Company believes that it will be able to develop innovative new practices to raise its service standards even higher.

  Offering a comprehensive range of value-added services. Management believes that, after the Acquisitions, the Company will offer one of the most comprehensive selections of audio teleconferencing services in its industry, with features and pricing options to meet varying customer needs. The Company intends to remain at the forefront of the electronic group communications industry by continuing to augment its existing service offerings through the development and introduction of additional enhanced services and customized communications solutions. The Company is also committed to developing new services, such as video and data teleconferencing. The Company believes that its breadth of services, features and pricing options enable it to attract customers initially seeking only a single service or pricing option and to penetrate those customer relationships further through sales of other services offered by the Company.

  Establishing a national sales network. The Company will establish a national sales network with a total staff of approximately 70 salespeople, including 40 field salespeople, 10 national accounts salespeople and 20 salespeople dedicated to telemarketing. The field salespeople will form the core of the Company's selling effort. This group will be deployed throughout the United States and will focus on increasing usage at the local level under any national contracts as well as focus on sales to regional accounts. The national accounts salespeople will focus their efforts on obtaining national contracts with the Company's top customers, which include many Fortune 500 companies. The telemarketing specialists will generate sales leads for its field sales force by identifying customers who are using a competitor's service. The Company also intends to market its services vertically within select industries, such as pharmaceuticals, finance and technology, in order to capitalize on its industry-specific knowledge. Management believes that its national selling strategy, combined with its specialized services and branding, will lead to greater penetration and retention of existing customers as well as increased market share.

  Capitalizing on opportunities to provide outsourced services. The Company intends to expand its customer base for outsourced services to include additional IXCs and independent LECs as well as RBOCs. Management believes the broad trend among these companies to outsource services such as telemarketing and billing is likely to extend to teleconferencing as these companies continue to move away from labor intensive activities. Management believes that, should the RBOCs become long distance providers, competition will require that the RBOCs enter the market quickly with a complete package of high quality telecommunications services, including teleconferencing. Consequently, management believes that some RBOCs will choose to outsource their electronic group communications requirements. The Company believes that it is well-positioned to be competitive in obtaining outsourced teleconferencing business, since it (i) is not a competitor with IXCs and LECs in the local or long distance markets, (ii) has the capacity and resources to handle significant teleconferencing volume, and (iii) already has experience in providing services on an outsourced basis.

  Expanding through acquisitions. One element of the Company's strategy is to continue consolidating the electronic group communications services industry in order to increase market share, broaden geographic coverage and add new service offerings. The Company will seek to acquire companies that provide high quality service, have a significant customer base and utilize high quality technology. Management believes its acquisition experience in combining the Founding Companies and its knowledge of the industry will be instrumental in identifying and successfully negotiating additional acquisitions. The Company believes that it will be an attractive acquirer for many closely-held PCSBs because of (i) the Company's increased access to financial resources as a public company, (ii) the Company's decentralized operating structure, and (iii) the ability of the owner of the business being acquired to participate in the Company's on-going business, while at the same time realizing liquidity.

  Capitalizing on consolidation benefits. The Company expects to capitalize on the benefits of its increased size, the combined experience of the Founding Companies and its diverse customer base. The Company believes that its size will result in stronger bargaining power in areas such as long distance telecommunications, equipment, employee benefits, financing and marketing. The Company also intends to improve allocation of personnel and equipment and to streamline internal practices through coordination among the Founding Companies. The Company believes its combined experience and diverse customer base will allow it to develop and rapidly deploy innovative new services. Management also intends to cross-market services developed by any one of the Founding Companies to all of the Company's customers and to maximize capacity utilization and pricing strategy.

THE COMPANY'S ELECTRONIC GROUP COMMUNICATIONS SERVICES

  AUDIO TELECONFERENCING. The Company offers a broad range of audio teleconferencing services and related services, primarily to businesses in the financial, professional service and pharmaceutical industries as well as to government agencies and trade associations. The Company generates revenues from this service by charging on a per-line, per-minute basis similar to standard telephone pricing practices. Audio teleconferencing services accounted for approximately 90%, 90% and 85% of the Founding Companies' combined net revenues in 1994, 1995 and 1996, respectively.

  The Company's audio teleconference call services may be divided into three major classifications: operator attended calls, unattended calls and enhanced services. Within each major category there are several means of accessing the conference call, as well as a number of operator assisted features and services available upon the request of the customer.

  Operator Attended Conference Calls. On operator attended conference calls, the operator coordinates the call with the customer and provides support on the call as required. Customers are given a choice of three different methods to access an operator attended conference call. In the dial-out method, the operator dials each participant and places each participant in the conference. In the 800 Meet-Me method, the conference participants dial into the conference using the same toll-free number. In the Meet-Me method, the conference call is handled the same as 800 Meet-Me, but the participants dial in via their own long distance service provider. Customers can also decide to mix the access methods for participants. In an operator-attended conference call, the operator greets each caller, conducts a roll call, and places each caller on the conference call. The operator can offer a variety of features and enhanced services. For example, the operator can gather information such as agenda items or weekly sales figures from participants prior to joining a call, arrange for translation services, conduct question and answer (Q&A) sessions, conduct polling sessions, and relay all results back to the customer. If a conference participant disconnects while a call is in session, the operator can immediately call that participant to determine if the disconnect was unintentional and, if necessary, re-establish the link. This feature is generally not offered on unattended calls.

  Unattended Conference Calls. Unattended conference calls refer to calls that are not monitored by a Company operator. Each of the participants joins the conference by dialing into a Company MCU and entering an assigned passcode. This passcode directs participants to the correct conference and allows them to participate in the conference without operator assistance. During certain unattended calls, customers are still able to obtain operator assistance by pressing "0". Customers may use either 800 Meet-Me or Meet-Me access modes to join unattended conference calls.

  Enhanced Services. The Company offers a wide range of enhanced services (some of which were noted above), which allow customers to add value to their conference calls. Enhanced services provided to customers are generally charged on a fee basis. Enhanced services accounted for approximately 10% of the Founding Companies' combined net revenues in 1996. The following are examples of enhanced services.

  . Q&A is often utilized on conference calls with a large number of participants where an orderly forum for accepting questions is required. This feature is appropriate, for example, during a review of a corporation's quarterly financial results with a number of financial analysts.

  . Polling is a type of electronic counting using Touch-tone and is often provided for focus group sessions or educational applications.

  . Digital recording and replay allows people who were unable to participate in the call to dial in and listen to a recording of the call. Many customers have the digital recording duplicated on tape or audio CD for distribution to interested parties. In some cases, a CD ROM is pressed by another vendor, augmented with interactive graphics, and used by the customer as a marketing or training tool.

  . Broadcast fax and fax on demand services provide distribution of information to facsimile machines during or after a conference using the Company's existing MCU facilities. Broadcast fax services are typically used for the widespread distribution of press releases, earnings reports, and other time-sensitive material.

  . RSVP allows the Company to reserve places for participants on conference calls and to gather information on such participants for its customers.

  . Reminders can be sent to participants prior to a conference call via direct call, fax or e-mail to ensure increased call attendance.

  . Call transcripts of conference calls can be prepared and either printed or downloaded onto a disk.

  CUSTOMIZED COMMUNICATIONS SOLUTIONS. The Company provides specialized event management, production services and conference support services. Companies wishing to conduct new product announcements, investor relations calls regarding quarterly results, analyst briefings, press conferences, customer satisfaction polls or large sales events use the Company's customized communications services extensively. Large events, which combine many electronic group communications services such as data teleconferencing, audio teleconferencing and digital replay, may require weeks of planning. Training services are billed either on a project or a per diem basis. Customized communications solutions accounted for approximately 5% of the Founding Companies' combined net revenues in 1996. The following are examples of customized communications solutions.

  . The Company works with clients to design events which maximize participant interaction, provides information retrieval and assists in distributing pre-conference handouts.

  . Coaching and event rehearsal services personnel assist customer spokespersons to prepare for a teleconference, provide public speaking lessons, and arrange for professional speakers to ensure the proper presentation of information and image.

  . During a conference call, private line service allows an advisor to coach a spokesperson privately about points to include or proper responses to questions, without conference call participants hearing those comments.

  . The Company provides customer training services such as introducing a new customer to the effective use of a specific electronic group communications service or to the detailed development of a teletraining application.

  VIDEO TELECONFERENCING. In 1996, the Company began to offer video teleconferencing services, which enable remote sites equipped with ITU standards-compliant video equipment to conduct interactive multipoint sharing of video images and audio among three or more participants. This service, like audio teleconferencing, is charged on a per-line, per-minute basis, with enhanced services charged on a fee basis. Video teleconferencing requires the use of a video MCU and telecommunications facilities of greater bandwidth than that required for a standard audio teleconference. The Company has one MCU dedicated to video teleconferencing, with approximately 25 ports of capacity. Video teleconferencing services accounted for approximately $13,000 of the Founding Companies' combined net revenues in 1996.

  The Company's video teleconferencing services enable participants at multiple locations to see and hear each other in a video conference. Generally, the current speaker is displayed on the video monitors of the other participants in the conference while the speaker's screen displays the previous speaker's image. The Company also offers another video conferencing technique known as "continuous presence," in which up to four participant locations appear simultaneously on the four quadrants of a monitor for the duration of the conference.

  The Company believes that the use of multipoint video teleconferencing services will grow in relationship to the installed base of compatible video equipment. Industry sources estimate that over 100,000 video teleconferencing units had been sold by the end of 1996, and that approximately 20,000 units per month are now being shipped by manufacturers for installation. The following are examples of video teleconferencing applications.

  . Telemedicine, in which doctors in different hospitals videoconference to discuss research, treatments, and surgery.

  . Distance learning, in which classes are held over video, enabling students to benefit from multiple teachers and to interact with students at other locations.

  . Computer aided design (CAD), in which civil engineers and architects present designs to clients and project teams over live video for review.

  DATA TELECONFERENCING. In 1997, the Company began to offer data teleconferencing services to its customers. Data teleconferences are established between multiple computers through a server or data MCU and allow the participants to review, discuss and modify spreadsheets or written text, or design documents simultaneously on personal computers at different locations. Data teleconferences are established through parallel data audio or video links or on a single high bandwidth line which carries both data and audio or video. When the Company simultaneously provides audio and data using a data MCU for the data teleconferencing application, the charges for the data and audio connections are on a per-line, per-minute basis. When the Company is simply augmenting a data teleconference with the audio component, the per-line, per-minute charges are for the audio portion only. The Company has one beta site 48-port MCU, with 32 ports dedicated to data teleconferencing.

  New Internet "groupware" services and software based on the ITU standards
T.120 and H.323 are expected to facilitate greater adoption of data teleconferencing as an electronic group communications tool. For instance, Intel's ProShare, and Microsoft's NetMeeting software services, allow remotely-located personal computers and/or work stations to interactively share video and data regardless of the location of each machine. Also, several manufacturers have announced plans to introduce specialized non-TCP/IP application servers that will provide high quality data teleconferencing. The Company is a beta site for a specialized data MCU that will use new software programs designed for non-Internet data sharing, which may provide greater security, faster protocols, and more reliable access than the Internet.

SALES AND MARKETING

  The Company's sales and marketing strategy will center on the establishment of its brand, VIALOG, as synonymous with expertise in, and a focus on, electronic group communications. The Company plans to launch a new corporate marketing program focused on customers who have the potential for high usage. This marketing program will utilize targeted database marketing techniques based on the combined customer data of the Founding Companies, emerging trends, and other market segment information. Management of the Company estimates that 70% of the sales efforts in the Founding Companies have historically been performed by telephone, and 30% have been personal (face-to-face) sales calls. The Company intends to reverse this strategy to focus the majority of the Company's field sales efforts on face-to-face selling augmented by dedicated telemarketing efforts.

  The Company intends to establish a national sales network with a total staff of approximately 70 salespeople, including 40 field salespeople, 10 national accounts salespeople and 20 telemarketing specialists. As of December 31, 1996, the Company had a sales force of 50 people. The field salespeople will form the core of the Company's selling effort. This group will be deployed throughout the United States and will focus on selling services to smaller and regional accounts and on increasing usage at the local level under any national contracts as well as on sales to regional accounts. The national accounts salespeople will focus their efforts on obtaining national contracts with the Company's top customers, which include many Fortune 500 companies. The telemarketing specialists will generate sales leads for the Company's field salespeople by identifying customers who are using a competitor's service. The Company also intends to market its services vertically within select industries, such as the financial services and pharmaceutical industries, in order to capitalize on its industry-specific knowledge. Management believes that its national selling strategy, combined with its specialized services and branding, will lead to greater penetration and retention of existing customers as well as increased market share.

  The Company intends to expand its customer base for outsourced services to include additional IXCs and independent LECs as well as RBOCs. The Company currently provides outsourced audio teleconferencing services for one IXC, one LEC and several non-facilities-based long distance providers. An important element of the Company's marketing strategy will be to initiate additional outsourcing alliances, both domestically and overseas, and to expand net revenues from its existing alliances. These alliances could include the existing and future IXCs in the U.S. and overseas, the LECs, the RBOCs and other non-facilities based providers of equipment and services. Management believes the broad trend among telecommunications providers to outsource services will extend to teleconferencing, as indicated by (i) existing outsourcing of other services, such as billing and telemarketing, (ii) hiring and downsizing trends in the IXCs, LECs and RBOCs as they move away from labor-intensive activities, and (iii) increasing opportunities under the Telecommunications Act of 1996 to provide telecommunications services in new markets for the IXCs and RBOCs. To date, three RBOCs have either entered into contracts or have issued RFPs to outsource teleconferencing.

  The Company believes that it is well-positioned to be competitive in obtaining outsourced teleconferencing business, since it (i) is not a competitor with IXCs and LECs in the local or long distance markets, (ii) has the capacity and resources to handle significant teleconferencing volume, and
(iii) already has experience in providing services on an outsourced basis. The Company plans to establish a small specialized sales team to increase its market share of this business.

CUSTOMER SERVICE

  The Company believes that it has successfully obtained and retained customers due, in large measure, to quality customer service provided by a highly skilled staff. Reservationists and operators become the Company's primary contacts with its customers after the initial sales effort, thereby providing opportunities to support the sales effort with personalized service. The Company uses a team approach, whereby a customer can work with the same small group of customer service personnel. In some cases, customers have become accustomed to working with a particular reservationist or operator and insist upon continued assistance from these specific individuals.

  Reservationists assist the Company's customers in scheduling their conferences. Reservationists access the conferencing system to determine time and ports available and confirm the teleconferences. Operators monitor calls and provide the services requested in the reservation. Operators are also trained to provide assistance to the moderator (usually the person initiating the conference) to ensure a successful meeting. Supervisors are available to assist in the setup and execution of a conference. The Company's staff is trained to facilitate effective meetings through a combination of classroom, mentoring, teaming, and on-the-job supervision.

CUSTOMERS

  The Company has approximately 6,000 corporate customers with over 40,000 separate accounts. Customers range in size from major multinational corporations and Fortune 500 companies to small businesses, professional organizations, public institutions and consumers. A breakdown of the Company's top 30 customers by industry is as follows: health and pharmaceutical (six), finance (five), professional services (five), technology (five), retail
(four), educational (three) and industrial (two). No account, or related set of accounts, represented more than 10% of the Company's net revenues in 1996. The top 20 customers of the Company represented approximately 19% of the Company's net revenues in 1996.

BILLING AND MANAGEMENT INFORMATION SYSTEMS

  All operational aspects of the electronic group communications business are presently performed in each of the Founding Companies, including marketing, sales, purchasing, accounting, billing, reservations, personnel, and service delivery functions. Management of the Company intends to retain a decentralized organizational structure, permitting most customer-related decisions to remain at the Founding Company level. The Company intends to centralize some administrative support activities within the 12 months following the closing of this Offering in order to standardize its services, improve customer service and reduce Company expenses.

  The Founding Companies presently complete the entire billing and collection process for their respective customers. The data needed to develop an invoice is captured by and stored on each MCU and entered into the billing system automatically or by the staff. This data includes the account number, which identifies the entity paying for the call and the moderator number, which identifies the person who organized the call. The MCU software creates a call detail record which is augmented by the operator to capture any additional, enhanced services. Billing is on a one minute increment basis for the duration of each connected line. A billing database is maintained by each of the Founding Companies and used to customize billing formats to respond to individual customer preferences. The frequency with which invoices are delivered to the customer for payment can vary by Founding Company and by customer. Generally, individual invoices are sent out within two business days of the conference call.

  Each of the Founding Companies validates its invoices against its telephone bills to verify billing accuracy. Each Founding Company also generates account reports which detail payments and adjustments, credit status, aging of receivables, invoice analysis, commission summaries, and usage and rate profiles. These detailed reports allow management to make business and marketing decisions concerning extension of credit or additional sales contacts as customer usage increases or decreases.

  The Company intends to transition the Founding Companies' systems to a uniform system on an individual basis over the 18 months following this Offering. Each of the Founding Companies will continue to process its results with the existing system until the new centralized system has been implemented and management has verified that the centralized system is performing at designed proficiency. See "Risk Factors--Absence of Combined Operating History; Difficulty of Integrating the Founding Companies."

COMPETITION

  The teleconferencing service industry is highly competitive and subject to rapid change. The Company currently competes, or expects to compete in the near future, with the following categories of companies: (i) IXCs, such as AT&T, MCI, Sprint, Frontier and Cable & Wireless, and non-facilities based long distance providers, such as Excel, (ii) independent LECs, such as GTE and SNET, and
(iii) other PCSBs. The IXCs currently serve approximately 80% of the audio teleconferencing market. The IXCs generally do not market teleconferencing services separately, but rather offer such services as part of a "bundled" telecommunications offering. The IXCs have not emphasized enhanced services or customized communications solutions to meet customer needs. However, there can be no assurance that these competitors will not alter their current strategies and begin to focus on services-specific selling, customized solutions and operator-attended services, the occurrence of any of which could increase competition. Under the Telecommunications Act of 1996, the RBOCs will also be allowed to provide long distance services within the regions in which they also provide local exchange services ("in-region long distance services") upon the satisfaction of certain conditions, including the specific approval of the FCC, the introduction of or a defined potential for facilities-based local competition, the offering of local services for resale, and compliance with access and interconnection requirements for facilities-based competitors. Upon entrance into the long distance market, the ability of an RBOC to gain immediate and significant teleconferencing market share will be enhanced by its status as the incumbent primary provider of local services to its customers.

  If the Company is able to expand its video and data teleconferencing service offerings, it will encounter additional competition. Management expects that there will be competition from existing providers of audio teleconferencing services, as well as new competitors dedicated to video and/or data teleconferencing. The Company believes that the principal competitive factors influencing the market for its services are brand identity, quality of customer service, breadth of service offerings, price and vendor reputation. There can be no assurance that the Company will be able to compete successfully with respect to any of these factors. Competition may result in significant price reductions, decreased gross margins, loss of market share and reduced acceptance of the Company's services.

  The Company currently derives approximately 10% of its net revenues from IXCs and LECs which outsource teleconferencing services provided to their respective customers. These telecommunications companies have the financial capability and expertise to deliver these teleconferencing services internally. There can be no assurance that the Company's current IXC and LEC customers will not insource the teleconferencing services now being provided by the Company and pursue such market actively and in direct competition with the Company, which would have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, part of the Company's growth is projected to occur as RBOCs enter the long distance market and, as management believes, outsource their teleconferencing services. There can be no assurance that any telecommunications company able to offer teleconferencing services under the law, now or in the future, will choose to do so or that those choosing to do so will outsource their teleconferencing services or choose the Company as its provider in the case it does outsource teleconferencing.

  The Company also believes that many of its current and prospective customers have sufficient resources to purchase the equipment and hire the personnel necessary to establish and maintain teleconferencing capabilities sufficient to meet their respective teleconferencing needs. If the manufacturers of PBXs develop improved, cost-effective PBX capabilities for handling teleconferencing calls with the quality of existing MCUs used in the teleconferencing business, the Company's customers could choose to purchase such equipment and hire the personnel necessary to service their teleconferencing needs through internal telephone systems. The loss of such customers could have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, if Internet technology can be modified to accommodate multipoint voice transmission comparable to existing MCUs used in the teleconferencing business, there could be a material adverse effect on the Company's business, financial condition and results of operations.

  Many of the Company's current and potential competitors have substantially greater financial, sales, marketing, managerial, operational and other resources, as well as greater name recognition, than the Company and may be able to respond more effectively than the Company to new or emerging technologies and changes in customer requirements. In addition, such competitors may be capable of initiating or withstanding significant price decreases or devoting substantially greater resources than the Company to the development, promotion and sale of new services. Because MCUs are not prohibitively expensive to purchase or maintain, companies previously not involved in teleconferencing could choose to enter the marketplace and compete with the Company. There can be no assurance that new competitors will not enter the Company's markets or that consolidations or alliances among current competitors will not create significant new competition. In order to remain competitive, the Company will be required to provide superior customer service and to respond effectively to the introduction of new and improved services offered by its competitors. Any failure of the Company to accomplish these tasks or otherwise to respond to competitive threats may have a material adverse effect on the Company's business, financial condition and results of operations.

SUPPLIERS

  The Company's services require two material components which it purchases from outside suppliers:

  Telecommunications Services. A significant portion of the Company's direct costs are attributable to the purchase of local and long distance telephone services. The Founding Companies have purchased telecommunications services from a number of vendors, including AT&T, Sprint, MCI, Cable & Wireless and WorldCom, Inc. The Company believes that multiple suppliers will continue to compete for the Company's telecommunications contracts. Since the minutes of use generated by the Company will be substantially higher than the largest of the Founding Companies, management believes that it will be able to negotiate telecommunications contracts with lower prices and improved service guarantees. The Company anticipates that new telecommunications contracts will be phased in over time as the existing contracts at the Founding Companies expire. However, there can be no assurance that competition in the long distance services market will continue to increase, that any increased competition will reduce the cost of long distance services or that the Company's purchasing strategy will result in cost savings. If the costs of long distance services increase over time, the Company's current purchasing strategy, which calls for shorter-term contracts, may place it at a competitive disadvantage with respect to competitors that have entered into longer-term contracts for long distance services. There can be no assurance that the Company's analysis of the future costs of long distance services will be accurate, and the failure to predict future cost trends accurately could have a material adverse effect on the Company's business, financial condition and results of operations. Certain of the Company's existing contracts have remaining terms in excess of one year and require the Company to pay premiums over current market rates for long distance services. These contracts impose substantial monetary penalties for early termination. Although the Company intends to attempt to renegotiate these contracts to obtain more favorable rates, there can be no assurance that the Company will be able to do so. The failure of the Company to renegotiate these contracts will require the Company to continue to pay premiums over current market rates for long distance services.

  Bridging Hardware and Software Support Systems. The Founding Companies use MCU equipment produced by four different manufacturers. At present, such equipment is not functionally identical, but it is compatible with substantially all network standards. Nearly 50% of all audio MCU systems used by the Founding Companies are manufactured by one vendor, MultiLink, Inc. ("MultiLink"), located in Andover, Massachusetts. However, a number of other vendors offer similar MCU equipment. The Company intends to use its position as a substantial purchaser of MCU equipment to attempt to negotiate a volume purchase contract with each selected manufacturer.

FACILITIES

  The Company's corporate headquarters are located in approximately 10,000 square feet of office space in Billerica, Massachusetts under a lease expiring May 31, 1997. Management is currently identifying and reviewing other sites located in the Boston metropolitan area for the Company's corporate headquarters, and management believes that there are a number of sites available which are adequate for its needs and competitively priced. The Company operates eight network equipment centers in leased locations in the United States. The Company believes all of such locations are fully utilized except for its 25,141 square foot facility in Reston, Virginia which is approximately 75% utilized, and its approximately 50,000 square foot facility in

Colorado Springs, Colorado which is approximately 50% utilized. The Colorado Springs facility is occupied pursuant to a lease which expires in 2006. The Company believes its properties are adequate for its needs. The Company's facilities are located either within one mile of central telephone switching locations or on the sonet fiberoptic loop in metropolitan locations. Each facility has dual sources of power or back-up generating capabilities. While the Company's telephone and power requirements may preclude locating in some areas, the Company believes alternative locations are available for its facilities at competitive prices.

EMPLOYEES

  On December 31, 1996 the Company had approximately 661 employees, of whom 10 were employed full time at its corporate headquarters, 295 were employed full time in various management, supervisory and administrative positions, and 288 were employed full time as operators and 68 part time as operators. None of the Company's employees are represented by unions. The Company has experienced no work stoppages and believes its relationships with its employees are good.

REGULATION

  In general, the telecommunications industry is subject to extensive regulation by federal, state and local governments. Although there is little or no direct regulation in the United States of the core electronic group communications services offered by the Company, various government agencies, such as the FCC, have jurisdiction over some of the Company's current and potential suppliers of telecommunications services, and government regulation of those services has a direct impact on the cost of the Company's electronic group communications services.

  A central element of the Company's business strategy is to capitalize on outsourcing opportunities. With the passage of the Telecommunications Act of 1996, the Company believes that the RBOCs will seek to enter the market for long distance services and that competition in the markets for both local and long distance telephone services will increase. In order to compete successfully in those markets, the Company believes that the IXCs, LECs and RBOCs will be required to devote more attention and resources to the provision of such services and will therefore seek to outsource non-core services, such as audio teleconferencing. Because the Company's outsourcing strategy depends on the entrance of the RBOCs into the long distance market, any factor that delays or prevents the entrance of the RBOCs into that market could impact the Company's strategy. For example, the Telecommunications Act of 1996 imposes strict pre-conditions to the provision of in-region long distance services by the RBOCs, including the specific approval of the FCC, the introduction of facilities-based local competition, the offering of local services for resale, compliance with access and interconnection requirements for facilities-based competitors, and the establishment of a separate operating subsidiary with separate financing, management, employees, and books and records. To date, only one RBOC has filed an application to obtain the approval of the FCC to offer in-region long distance services, and that application was withdrawn in February 1997. There can be no assurance that the RBOCs will be able to meet all of the requirements of the Telecommunications Act of 1996 on a timely basis, if at all. Even if one or more RBOCs meets these requirements, there can be no assurance that the entrance of those RBOCs into the long distance market will cause any IXCs, LECs or RBOCs to seek to outsource their audio teleconferencing services or that significant IXCs, LECs or RBOCs will not continue to provide audio teleconferencing services in direct competition with the Company. Finally, there can be no assurance that any IXCs, LECs or RBOCs seeking to outsource audio teleconferencing services will obtain such services from the Company. The failure of IXCs, LECs and RBOCs to outsource audio teleconferencing services to the Company would have a material adverse effect on the Company's growth strategy and could have a material adverse affect on the Company's business, financial condition and results of operations.

  The Telecommunications Act of 1996 is being contested both administratively and in the courts, and opinions vary widely as to the effects and timing of various aspects of the law. There can be no assurances at this time that the Telecommunications Act of 1996 will create any opportunities for the Company, that local access services will be provided by the IXCs, or that the RBOCs will be able to offer long distance services including teleconferencing. The Telecommunications Act of 1996 has effected changes in the telecommunications industry and the Company is unable to predict the extent to which such changes may ultimately affect its business. There can be no assurance that the FCC or other government agencies will not seek in the future to regulate the prices, conditions or other aspects of the electronic group communications services offered by the Company, that the FCC will not impose registration, certification or other requirements on the provision of those services, or that the Company would be able to comply with any such requirements. In addition, the Company is subject to laws and regulations that affect its ability to provide certain of its enhanced services, such as those relating to the recording of telephone calls. Changes in the current federal, state or local legislation or regulation could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, government regulations in countries other than the United States vary widely and may restrict the Company's ability to offer its services in those countries.

LEGAL PROCEEDINGS

  There are no material pending legal proceedings to which the Company is a party or to which any of its properties are subject. In connection with the acquisition of Call Points, one of the Founding Companies, the Company has agreed to assume all disclosed liabilities with the exception of any liability relating to claims arising out of litigation involving the former president of Call Points and any liabilities arising out of EEOC claims filed against Call Points by certain former and current employees. Complainants in these cases could seek to name the Company as a defendant in any such EEOC case and to hold the Company liable for the EEOC claims as a successor in interest to Call Points. Although the Company believes it has defenses to any such claim, there can be no assurance that any such defense would be successful. The principal stockholder of Call Points has agreed to indemnify the Company from any liability relating to such claims and to place $500,000 in escrow with a third party to secure such indemnification obligations.

  A former employee of CSI, one of the Founding Companies, has orally claimed that he may be entitled to five percent of the stock of CSI based on an unsigned paper outlining possible employment terms. CSI's position is that the only agreements with such employee were set forth in two successive executed employment agreements, each of which had a specific provision that such agreement was inclusive as to the terms of employment. No written claim has been made by such employee. The Company and CSI believe that such oral claim is without merit.

            ORGANIZATION AND ACQUISITION OF THE FOUNDING COMPANIES

  Simultaneously with the closing of this Offering, the Company will acquire by merger all of the issued and outstanding stock of six Founding Companies and by purchase the assets of one Founding Company, Call Points. The aggregate consideration to be paid by the Company for the Acquisitions will be 3,548,954 shares of Common Stock and approximately $38.6 million in cash. The stockholders of each of the Founding Companies (except Call Points) will receive an aggregate of 3,548,954 shares of Common Stock and approximately $31.1 million in cash. Approximately $7.5 million in cash will be paid to Call Points and its principal stockholder. The consideration to be paid to the stockholders of the Founding Companies and to Call Points was determined through arm's length negotiations among the Company and the stockholders of the Founding Companies. The valuation of each Founding Company was generally based upon its current operating results, geographic market, type and condition of its equipment and facilities, and potential cost savings resulting from the Acquisitions. The following table sets forth the consideration to be paid for each of the Founding Companies.

                                                             CASH
NAME                                                     CONSIDERATION  SHARES
----                                                     ------------- ---------
American Teleconferencing Services, Ltd.................  $18,000,005  1,565,217
Telephone Business Meetings, Inc........................    3,431,008    888,608
Conference Source International, Inc....................    5,306,011    692,086
Call Points, Inc........................................    7,500,000        --
Kendall Square Teleconferencing, Inc....................    2,000,001    173,913
American Conferencing Company, Inc......................    1,260,001    133,913
Communication Development Corporation...................    1,095,005     95,217
                                                          -----------  ---------
Total Acquisitions Consideration........................  $38,592,031  3,548,954
                                                          ===========  =========

  Certain Founding Companies will make S corporation distributions approximating the Federal, state and local taxes payable by their stockholders with respect to the Founding Company's earnings through the consummation of the Acquisitions, an amount estimated to be $750,000. In addition, during the course of operations, certain of the Founding Companies incurred indebtedness or entered into capital leases which has been guaranteed by their principal stockholders. At December 31, 1996, the aggregate amount of indebtedness and capital leases of the Founding Companies that was subject to such personal guarantees was approximately $3.5 million. The Company intends to repay approximately $480,000 of such indebtedness following the closing of this Offering, and the Company has agreed to use its best efforts to cause all such guarantees to be released. If the Company cannot obtain such releases, it has agreed to hold the guarantors harmless from liability under such guarantees. See "Use of Proceeds."

  The following is a discussion of the material information regarding the Founding Companies and their principal stockholders:

  VIALOG will (i) cause a subsidiary of VIALOG to merge with ATS, whereby ATS will become a wholly owned subsidiary of the Company and (ii) deliver to the stockholders of ATS 1,565,217 shares of Common Stock and approximately $18.0 million in cash in exchange for their shares of ATS. Robert A. Cowan, the Chairman of the Board of ATS, will become Chairman of the Board of the Company on the closing of this Offering and will receive 689,198 shares of Common Stock and approximately $7.9 million in cash. Mr. Cowan will enter into a two-year employment agreement with ATS which includes a covenant not to compete expiring on the third anniversary of the merger. Mr. Louis I. Jaffe, a principal stockholder of ATS, will become a five percent or greater stockholder of the Company upon the closing of this Offering and will receive 590,741 shares of Common Stock and approximately $6.8 million in cash. Mr. Jaffe will enter into a noncompetition agreement expiring on the second anniversary of the merger. Roy F. Cammarano, a consultant to ATS, will receive a bonus of $600,000 for past services out of the cash consideration to be paid to the stockholders of ATS. Mr. Cammarano will continue to serve as a consultant to ATS through June 30, 1997 and will receive $20,000 per month for his services through such date.

  VIALOG will (i) cause a subsidiary of VIALOG to merge with Access, whereby Access will become a wholly owned subsidiary of the Company and (ii) deliver to the stockholders of Access 888,608 shares of Common Stock and approximately $3.4 million in cash in exchange for their shares of Access. Prior to the merger, Access will distribute $245,000 to its stockholders, or if not done prior to the merger the Company will pay such amount to the former stockholders of Access as an S corporation tax distribution. C. Raymond Marvin will remain as President of Access following the closing of this Offering and will receive 861,950 shares of Common Stock and approximately $2.5 million in cash upon the closing of this Offering in addition to his pro rata share of the S corporation distribution. The Company has agreed either to repay approximately $1.5 million of indebtedness of Access, of which Mr. Marvin is the guarantor, or to negotiate a release of Mr. Marvin's guarantee. Such indebtedness matures in 1999 and bears interest at rates ranging from prime plus .75% to 9.5%. The Company's current plans are to attempt to renegotiate such loans to substitute a VIALOG guarantee for Mr. Marvin's guarantee. Mr. Marvin will enter into a two-year employment agreement with Access which includes a covenant not to compete expiring no earlier than the third anniversary of the merger or one year after termination of his employment, whichever is the later to occur.

  VIALOG will (i) cause a subsidiary of VIALOG to merge with CSI, whereby CSI will become a wholly owned subsidiary of the Company and (ii) deliver to the stockholders of CSI 692,086 shares of Common Stock and approximately $5.3 million in cash in exchange for their shares of CSI. Prior to the merger, CSI will distribute, or if not done prior to the merger the Company will pay, $420,000 to Judy B. Crawford as an S corporation tax distribution. Ms. Crawford will remain as President of CSI following the closing of this Offering and will receive 692,086 shares of Common Stock and approximately $5.3 million in cash upon the closing of this Offering. The Company intends to repay approximately $316,000 of indebtedness of CSI, of which Ms. Crawford is the guarantor. Such indebtedness matures in 1999 and bears interest at rates ranging from 10.25% to 10.5%. In addition, Ms. Crawford has guaranteed all of CSI's capital leases, which have remaining lease payments of $1.3 million. The Company has agreed to arrange for the release of such guarantees or to indemnify her for any obligations arising under such guarantees. Ms. Crawford will enter into a three-year employment agreement with CSI which includes a covenant not to compete expiring no earlier than the fourth anniversary of the merger or one year after termination of her employment whichever is the later to occur. Olen Crawford, the spouse of Ms. Crawford, will receive a consulting fee of $10,000 per month through December 31, 1997 and will enter into a noncompetition agreement expiring on the second anniversary of the merger.

  VIALOG will (i) cause a subsidiary of VIALOG to acquire substantially all of the assets of, and assume specified liabilities of, Call Points and (ii) deliver to Call Points $7.5 million in cash in exchange for such assets.

  VIALOG will (i) cause a subsidiary of VIALOG to merge with TCC, whereby TCC will become a wholly owned subsidiary of the Company and (ii) deliver to the stockholders of TCC 173,913 shares of Common Stock and approximately $2 million in cash in exchange for their shares of TCC. Prior to the merger, TCC will distribute $85,000 to its stockholders, as an S corporation tax distribution. Prior to entering into the merger agreement, TCC distributed certain technology and hardware with a net book value of approximately $12,000 to the stockholders of TCC. Courtney P. Snyder will remain as President of TCC following the closing of this Offering and will receive 42,418 shares of Common Stock and approximately $488,000 in cash upon the closing of this Offering. John J. Hassett, a director of the Company and a principal stockholder of TCC, will receive 38,706 shares of Common Stock and approximately $445,000 in cash. See "Principal Stockholders". The Company intends to repay approximately $54,000 of indebtedness of TCC, of which Mr. Snyder and Mr. Hassett are guarantors. Such indebtedness matures in 1999 and bears interest at 11%. In addition, Mr. Snyder and Mr. Hassett have guaranteed all of TCC's capital leases, which have remaining lease payments of $270,000. The Company has agreed to arrange for the release of such guarantees or to indemnify them for any obligations arising under such guarantees. Mr. Snyder will enter into a three-year employment agreement with TCC which includes a covenant not to compete expiring no earlier than the third anniversary of the merger or one year after termination of his employment, whichever is the later to occur. Mr. Hassett, on the closing of this Offering, will enter into a three-year consulting contract with the Company, which includes a covenant not to compete expiring one year after termination of his contract.

  VIALOG will (i) cause a subsidiary of VIALOG to merge with Americo, whereby Americo will become a wholly owned subsidiary of the Company and (ii) deliver to David L. Lipsky, the sole stockholder of Americo, 133,913 shares of Common Stock and approximately $1.3 million in cash in exchange for his shares of Americo. Mr. Lipsky will remain as President of Americo following the closing of this Offering. The Company intends to repay approximately $35,000 of indebtedness of Americo, of which Mr. Lipsky is a guarantor. Such indebtedness matures in 1997 and bears interest at prime plus 1.25%. Mr. Lipsky will enter into a three-year employment agreement with Americo which includes a covenant not to compete expiring no earlier than the third anniversary of the merger or one year after termination of his employment, whichever is the later to occur.

  VIALOG will (i) cause a subsidiary of VIALOG to merge with CDC, whereby CDC will become a wholly owned subsidiary of the Company and (ii) deliver to the stockholders of CDC 95,217 shares of Common Stock and approximately $1.1 million in cash in exchange for their shares of CDC. Patti R. Bisbano will remain as President of CDC following the closing of this Offering and will receive 47,609 shares of Common Stock and approximately $548,000 in cash upon the closing of this Offering. The Company intends to repay indebtedness of CDC, of which Ms. Bisbano is a guarantor, of approximately $75,000. Such indebtedness matures in 1999 and bears interest at prime plus 1%. Ms. Bisbano will enter into a three-year employment agreement with CDC which includes a covenant not to compete expiring on the later of one year from the expiration of her employment agreement or two years from the expiration of her severance period under such agreement.

  See "Management--Employment and Noncompetition Agreements" for a discussion of certain employment agreements between the Company and certain of its executive officers.

  The Company has agreed with all of the Founding Companies, except Call Points, that for the two-year period following the closing of this Offering there will be no (i) change in the location of a Founding Company's facilities, (ii) physical merging of any Founding Company's operations with another operation, (iii) change in the position of certain persons receiving employment agreements authorized by the Acquisition agreements, or (iv) reduction in work force or termination of employment except as related to employee performance or the contemplated reorganization of the combined sales/marketing staff or the accounting function, without the approval of a majority in interest of the respective Founding Company's former stockholders. In the case of Call Points, the period is one year and does not include a change in the location of Call Points' facilities.

  Additionally, the Company has agreed to maintain the Founding Companies' respective employee incentive compensation, fringe benefits and severance programs, or their substantial equivalent, through December 31, 1997.

  The closing of each of the Acquisitions is subject to certain conditions, including the conditions that the representations, warranties, covenants and agreements of each Founding Company and its principal stockholders in the Acquisition agreements will be true and correct in all material respects and that no event will have occurred which would result in an adverse change in the condition of the Founding Company from its condition as set forth in its audited financial statements. In addition, each of the Acquisitions may be terminated prior to the closing of such Acquisition under certain circumstances set forth in the agreement relating to such Acquisition. Each Acquisition will close simultaneously with the other Acquisitions on the day prior to the effective date of the registration statement of which this Prospectus forms a part, subject only to the closing of the Offering and, in the case of the Acquisitions of six Founding Companies, the filing of the articles or certificates of merger with the respective state authorities.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information concerning the Company's current directors and executive officers and those persons who will become directors and executive officers upon consummation of this Offering.

              NAME               AGE POSITION
              ----               --- --------
 John J. Hassett(1)(2)..........  45 Chairman and Director
                                  52 Chairman, Director and Chief Executive
 Robert A. Cowan(3).............     Officer--ATS
                                  44 Director, President and Chief Executive
 Glenn D. Bolduc................     Officer
 Robert J. Eckenrode(3)(4)......  66 Director
 Joanna M. Jacobson(2)(3)(4)....  37 Director
 Richard J. Valentine(2)(3)(4)..  52 Director
 C. Raymond Marvin..............  58 President--Access
 Judy B. Crawford...............  44 President--CSI
 Courtney P. Snyder.............  47 President--TCC
 David L. Lipsky................  51 President--Americo
 Patti R. Bisbano...............  52 President--CDC
 Bruce T. Guzowski(5)...........  43 Chief Financial Officer, Senior Vice
                                      President--Finance, Treasurer and
                                      Director

--------
(1) Mr. Hassett will resign as Chairman effective upon the closing of this Offering.
(2) Will become a member of the Audit Committee effective upon the closing of this Offering.
(3) Appointment will become effective upon the closing of this Offering.
(4) Will become a member of the Compensation Committee effective upon the closing of this Offering.
(5) Mr. Guzowski will resign as a Director effective upon the closing of this Offering.

  JOHN J. HASSETT founded the Company and has served as a Director of the Company since its inception and as Chairman since October 1996. Mr. Hassett also served as President of the Company from January 1996 to October 1996 and as Treasurer from January 1996 to November 1996. Mr. Hassett will resign as Chairman upon the closing of this Offering. Mr. Hassett is also the founder, President, Chief Executive Officer and a Director of Currency Scientific, Inc., a research and development stage company in the electronic currency industry. From January 1990 to October 1995, Mr. Hassett was Chief Executive Officer and a Director of AT/Comm, Inc., a designer and developer of electronic toll collection systems. From March 1984 to December 1990, Mr. Hassett was Executive Vice President of MultiLink, a manufacturer of MCUs which he co-founded in 1984.

  ROBERT A. COWAN will become Chairman and a Director of the Company upon the closing of this Offering. Mr. Cowan has over twenty years of experience in the electronic group communications industry and since October 1984, Mr. Cowan has served as Chairman, Chief Executive Officer, President and as a Director of ATS.

  GLENN D. BOLDUC has served as President, Chief Executive Officer and as a Director of the Company since October 1996. From July 1989 to September 1996, Mr. Bolduc served as Chief Financial Officer, Treasurer and Vice President-- Finance of MultiLink.

  ROBERT J. ECKENRODE served as a consultant to VIALOG prior to this Offering and will become a Director of the Company upon the closing of this Offering. From May 1989 until his retirement in June 1992, Mr. Eckenrode was Vice Chairman and Chief Financial Officer of NYNEX Corporation ("NYNEX").

  JOANNA M. JACOBSON served as a consultant to VIALOG prior to this Offering and will become a Director of the Company upon the closing of this Offering. Since April 1996 she has been President of Keds, a distributor of athletic footwear and a division of Stride-Rite Corporation. From February 1995 to March 1996, she was a partner in Core Strategy Group, a strategic marketing consulting firm. From December 1991 to September 1994, she was a Senior Vice President of Marketing and Product Development for Converse, Inc., a distributor of athletic footwear.

  RICHARD J. VALENTINE served as a consultant to VIALOG prior to this Offering and will become a Director of the Company upon the closing of this Offering. Mr. Valentine has been the Chief Executive Officer and President of MBA Group, a diversified holding company for more than the last five years. Mr. Valentine is also the majority owner and Treasurer of LCF Associates, Inc., an investigation firm concentrating on white collar crime. From January 1992 to October 1993, Mr. Valentine was also the President and Chief Executive Officer of Lube 495, Inc., an automobile oil change/lubrication company.

  C. RAYMOND MARVIN founded Access in 1987 and has served as its President, Chief Executive Officer and as a Director since its inception.

  JUDY B. CRAWFORD founded CSI in February 1992 and has served as its President, Chief Executive Officer and as a Director since its inception.

  COURTNEY P. SNYDER founded TCC in 1987 and has served as its President, Chief Executive Officer and as a Director since its inception.

  DAVID L. LIPSKY founded Americo in August 1987 and has served as Director, President and Chief Executive Officer since its inception. From 1983 until 1996, Mr. Lipsky also served as President and Chief Executive Officer of Resource Objectives, Inc., a seller of communications equipment that merged into Americo in 1996.

  PATTI R. BISBANO co-founded CDC in April 1990 and has served as its President, Treasurer and as a Director since its inception.

  BRUCE T. GUZOWSKI has served as Chief Financial Officer, Senior Vice President--Finance, Treasurer and as a Director of the Company since February 1997. He will resign as a Director upon the closing of this Offering. From May 1996 to January 1997, Mr. Guzowski served as Chief Financial Officer for Grand Circle Corporation, a holding company for various direct marketing, international travel, executive training and real estate firms. From January 1995 to April 1996, Mr. Guzowski was an independent consultant specializing in the development of acquisition and disposition plans for clients in the real estate, telecommunications and electric power industries. From August 1979 to December 1994, Mr. Guzowski held various positions, including Chief Operating Officer, Managing Director and Vice Chairman, of First Winthrop Corporation, a real estate management company.

  The Company's Board of Directors is divided into three classes, with one class of directors elected each year at the annual meeting of stockholders for a three-year term of office. All directors of one class hold their positions until the annual meeting of stockholders at which the terms of the directors in such class expire and until their respective successors are elected and qualified. Messrs. Hassett, Bolduc and Guzowski presently serve as Directors of the Company. Upon the closing of this Offering, Mr. Cowan and will serve in the class whose terms expire in 1998, Mr. Eckenrode and Mr. Bolduc will serve in the class whose terms expire in 1999 and Mr. Hassett, Mr. Valentine and Ms. Jacobson will serve in the class whose terms expire in 2000. Executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors or until their successors are duly elected and qualified. See "Management-- Executive Compensation" and "Management--Employment and Noncompetition Agreements."

  The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee will review the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, and will make recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters which may come before it or as directed by the Board of Directors. The Compensation Committee will administer the Company's compensation programs, including the 1996 Stock Plan, and will perform such other duties as may from time to time be determined by the Board of Directors.

DIRECTOR COMPENSATION

  Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries will receive upon his or her election as a Director an option to purchase 6,000 shares of Common Stock at its then fair market value, and will receive a fee of $500 for attendance at each Board of Directors meeting and $250 for each committee meeting (unless held on the same day as a Board of Directors meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof or otherwise incurred in their capacity as Directors. Mr. Cowan will receive an annual fee of $200,000 for services as Chairman of VIALOG. In connection with their services as consultants to the Company, Mr. Eckenrode, Ms. Jacobson and Mr. Valentine each received an option to purchase 6,000 shares of Common Stock at $.555 per share. They will not be granted additional options when they are elected to the Board of Directors upon completion of this Offering.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Board of Directors has established a Compensation Committee, which will consist of Mr. Eckenrode, Ms. Jacobson and Mr. Valentine upon the closing of this Offering. In 1996, decisions as to executive compensation were made by the Board of Directors, which consisted of Mr. Hassett, Mr. Bolduc and Thomas M. Carroll. Mr. Cowan, Mr. Hassett and Mr. Bolduc have been parties to certain transactions with the Company. See "Certain Transactions."

EXECUTIVE COMPENSATION

  VIALOG has conducted limited operations and generated no revenue to date and only paid its executive officers nominal compensation during 1996. The following table sets forth the compensation earned by the two individuals who each served as the Company's President for a portion of 1996 (the "Named Executive Officers") for services rendered in all capacities to the Company during 1996. No executive officer earned in excess of $100,000 during 1996.

                          SUMMARY COMPENSATION TABLE

                                                       LONG-TERM
                                            ANNUAL    COMPENSATION
                                         COMPENSATION    AWARDS
                                         ------------ ------------
                                                       SECURITIES   ALL OTHER
                                                       UNDERLYING  COMPENSATION
NAME AND PRINCIPAL POSITION               SALARY ($)   OPTIONS (#)     ($)
---------------------------              ------------ ------------ ------------
John J. Hassett, Chairman...............   $16,000          --          --
Glenn D. Bolduc, President and CEO......       --        80,000     $13,875(1)

--------
(1) On September 18, 1996, the Company issued Mr. Bolduc 25,000 shares of Common Stock valued at such time at $.555 per share for services rendered.

  Other than Mr. Hassett, no executive officer of the Company received cash compensation for services rendered to the Company in 1996. Mr. Bolduc received an option to purchase 80,000 shares of Common Stock at an exercise price of $.555 per share and received 25,000 shares of Common Stock for services rendered in 1996. Pursuant to an employment agreement executed by the Company and Mr. Bolduc in 1996, Mr. Bolduc will be paid an annual salary of $220,000 effective upon the closing of this Offering. The Company has also agreed to pay to Mr. Bolduc upon the closing of this Offering a one-time bonus equal to 1/365th of his salary multiplied by the number of days from the date of his employment by VIALOG to the closing of this Offering.

Mr. Bolduc's employment agreement also provides for a severance payment of one year's then current salary and the continuation of all fringe benefits for one year at the Company's expense after the termination of his employment.

  The Company will enter into a consulting agreement with John J. Hassett, its current Chairman, upon the closing of this Offering. Mr. Hassett will resign as Chairman and will become a consultant to the Company. The agreement will provide for a consulting fee of $95,000 per year for three years, an automobile allowance of $500 per month and insurance benefits of $500 per month, and will contain confidentiality and non-competition provisions.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

  The following table sets forth a summary of the terms of the employment agreements to be entered into with the chief executive officers of the Founding Companies upon the closing of this Offering:

         NAME              POSITION               SALARY             TERM
         ----              --------               ------            -------
 Robert A. Cowan..... CEO--ATS           $250,000 base salary;      2 years
                                          $200,000 annual fee for
                                          services as Chairman of
                                          VIALOG; and $10,000 per
                                          year for a Noncompete
                                          Agreement(1)
 C. Raymond Marvin... President--Access  $242,000                   2 years
 Judy B. Crawford.... President--CSI     $255,000(2)                3 years
 Courtney P. Snyder.. President--TCC     $142,000(3)                3 years
 David L. Lipsky..... President--Americo $225,000(4)                3 years
 Patti R. Bisbano.... President--CDC     $110,000(5)                3 years

--------
(1) Mr. Cowan has agreed, for the three-year period following the closing of this Offering, not to (i) engage in any business in competition with the Company's teleconferencing service business, (ii) solicit or accept business from any clients of the Company, (iii) hire any of the Company's employees or consultants, or (iv) damage the goodwill of the Company.
(2) CSI also maintains a life insurance policy on the life of Ms. Crawford in the face amount of $1.0 million, the proceeds of which are payable to a beneficiary to be designated by her. She is also entitled to a monthly automobile allowance of $400.
(3) TCC also maintains a life insurance policy on the life of Mr. Snyder in the face of $750,000, the proceeds of which are payable to a beneficiary to be designated by him. He is also entitled to a monthly automobile allowance of $400.
(4)Mr. Lipsky is entitled to a monthly automobile allowance of $750.
(5)Ms. Bisbano is entitled to a monthly automobile allowance of $400.

1996 STOCK PLAN

  On February 14, 1996, the Board of Directors and the Company's stockholders approved the Company's 1996 Stock Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of (i) incentive stock options ("ISOs"), (ii) non-qualified stock options ("NQSOs"), (iii) stock appreciation rights ("SARs"); and (iv) restricted stock.

  The Compensation Committee administers the Plan and generally selects the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be issued or issuable under the Plan, determined immediately after the grant of any award, may not exceed 1,625,000 shares. Shares of Common Stock subject to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

  The Plan will remain in effect until February 14, 2006 unless terminated earlier by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

  The Company has outstanding ISOs to purchase a total of 434,500 shares of Common Stock granted between September 1996 and February 1997, at a weighted average price of $1.69 per share. The Company also has outstanding NQSOs to purchase a total of 73,066 shares of Common Stock granted between February 1996 and February 1997, at a weighted average price of $2.14 per share.

  The following table sets forth all options granted to the Named Executive Officers in 1996:

                             OPTION GRANTS IN 1996


                                             INDIVIDUAL GRANTS
                         ---------------------------------------------------------
                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                        PERCENT OF                                     ANNUAL RATES
                           NUMBER OF   TOTAL OPTIONS                                  OF STOCK PRICE
                          SECURITIES    GRANTED TO                                   APPRECIATION FOR
                          UNDERLYING     EMPLOYEES     EXERCISE                       OPTION TERM (1)
                            OPTIONS      IN FISCAL      PRICE                      ---------------------
  NAME                   GRANTED(#)(2)     YEAR      ($/SHARE)(3) EXPIRATION DATE    5%($)      10%($)
  ----                   ------------- ------------- ------------ ---------------- ---------- ----------
John J. Hassett.........       --           --            --            --                --         --
Glenn D. Bolduc.........    80,000         12.9%        $.555     October 31, 2006    $27,923    $70,762

--------
(1) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not represent the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on timing of such exercise and future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the Named Executive Officers. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to current date. The values shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise.
(2) The option granted to Mr. Bolduc to purchase 80,000 shares of Common Stock was exercisable for 6,685 shares of Common Stock on December 31, 1996; the remaining 73,315 shares vest in equal quarterly installments, commencing on March 31, 1997. However, pursuant to Mr. Bolduc's employment agreement with the Company, all 80,000 shares shall vest immediately upon the closing of this Offering or upon the closing of a change in control as defined in Mr. Bolduc's employment agreement.
(3) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of grant. The Board of Directors determined the market value of the Common Stock based on various factors, including the illiquid nature of an investment in the Company's Common Stock, the absence of any operating history and the Company's future prospects.

  The following table sets forth the value of all unexercised options held by the Named Executive Officers at the end of 1996:

                         FISCAL YEAR END OPTION VALUES

                                NUMBER OF SHARES OF
                              COMMON STOCK UNDERLYING    VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                               AT FISCAL YEAR END(#)   AT FISCAL YEAR END ($)(1)
                             ------------------------- -------------------------
  NAME                       EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
  ----                       ----------- ------------- ----------- -------------
John J. Hassett.............      --           --          --           --
Glenn D. Bolduc.............    6,685       73,315       $           $

--------
(1) There was no public trading market for the Common Stock on December 31, 1996. Accordingly, solely for purposes of this table, the values in this column have been calculated on the basis of the initial public offering
    price of $     (rather than a determination of the fair market value of
    the Common Stock on December 31, 1996), less the aggregate exercise price of the options.

                             CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY

  In connection with the formation and initial financing of VIALOG, VIALOG issued Common Stock at prices ranging from $.01 per share to $4.00 per share, including 500,000 shares to John J. Hassett, the founder of VIALOG, 72,500 shares to Richard J. Valentine (including 7,500 shares issued to an entity of which Mr. Valentine is a principal owner), and 25,000 shares to Glenn D. Bolduc, President and Chief Executive Officer of the Company.

  See "Organization and Acquisition of the Founding Companies" for a discussion of certain information regarding the Acquisitions and the principal stockholders of the Founding Companies.

OTHER TRANSACTIONS

  The Company has agreed with ATS to the payment by ATS of approximately $1.2 million to consultants and optionholders of ATS, including approximately $600,000 to Roy F. Cammarano, President of and a consultant of ATS. The amount of such payment will reduce the cash portion of the payment to ATS stockholders in the Acquisition of ATS. On or before the Acquisition closing date, ATS and Mr. Cowan will enter into an employment agreement whereby Mr. Cowan will be employed as President and Chief Executive Officer of ATS with annual compensation of $250,000 plus an annual fee of $200,000, payable at the end of each year during the term of his employment contract for his services as Chairman of the Board of the Company.

  In July 1996 Mr. Cowan loaned ATS $100,000, which amount was repaid in December 1996. Between December 1, 1989 and September 30, 1996, ATS leased certain assets from Executive Offices Services, a company of which Mr. Cowan and his spouse are officers, directors and shareholders. The leases were accounted for as operating leases. Amounts expensed under these leases during the years ended December 31, 1994, 1995 and 1996 were $67,435, $66,163, and
$49,108, respectively. The leases were terminated in October 1996. Certain of the equipment was acquired by ATS upon termination of the leases for cash consideration of $12,500.

  The Company has agreed with Access to the payment by Access of approximately $860,000 to retire a note and consulting contract with a former stockholder of Access. While the amount of such payment will reduce the cash portion of the payment to Access stockholders in the acquisition of Access, there will be an expense deduction to the income of Access of approximately $405,000 which will impact the earnings of the Company.

  TCC provides teleconferencing services to customers of a company owned by Susan C. Hassett, spouse of John J. Hassett, for which TCC received $80,000, $86,000 and $175,000 in 1994, 1995 and 1996, respectively. Such company received commissions of $24,000, $28,250 and $33,000 in 1994, 1995 and 1996,
respectively, with respect to such transactions.

  Glenn D. Bolduc, President and Chief Executive Officer of the Company, owns approximately five percent of the issued and outstanding common stock of MultiLink, a principal supplier of MCUs to the Company. In 1994, 1995 and 1996, aggregate purchases of MCUs and ancillary services from MultiLink by the Founding Companies were approximately $1.9 million, $1.4 million and $2.1 million, respectively. Any future purchases of MCUs and ancillary services by the Company from MultiLink will be made in accordance with the policy set forth below.

  The Company has agreed with Judy B. Crawford, the President of CSI, that if Ms. Crawford constructs a facility adequate for CSI's needs, the Company will lease such facility from Ms. Crawford on commercially reasonable arms-length terms.

  For information regarding consulting and employment agreements with certain directors and executive officers, see "Management--Executive Compensation" and "Management--Employment and Noncompetition Agreement."

COMPANY POLICY

  The Company has implemented a policy whereby, and it is a condition to the Acquisition agreements that, neither the Company nor any subsidiary (which includes the Founding Companies) will enter into contracts or business arrangements with person or entities owned in whole or in part by officers or directors of the Company or any subsidiary except on an arms-length basis and with the approval of the Company's Board of Directors. The Company's Bylaws require that any approval must be by a majority of the independent Directors then in office who have no interest in such contract or transaction.

                             PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of February 28, 1997, after giving effect to the Acquisitions and as adjusted to reflect the sale of the Common Stock offered hereby, by (i) each person known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each of the Company's Directors and persons who have consented to be named as Directors, (iii) each Named Executive Officer, and (iv) all executive officers, Directors and named Directors as a group. All persons listed have an address in care of the Company's principal executive office and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                             PERCENT OF OUTSTANDING SHARES
                                             ------------------------------------
                           NUMBER OF SHARES
                          BENEFICIALLY OWNED                          AFTER
  NAME                    AFTER ACQUISITIONS  BEFORE OFFERING       OFFERING
  ----                    ------------------ ------------------    --------------
C. Raymond Marvin.......        861,950                     17.4%               9.4%
Judy B. Crawford........        692,086                     14.0                7.6
Robert A. Cowan.........        689,198                     13.9                7.5
Louis I. Jaffe..........        590,741                     11.9                6.5
John J. Hassett.........        532,206                     10.8                5.8
Glenn D. Bolduc.........        105,000(1)                   2.1                1.1
Richard J. Valentine....         73,500(2)                   1.5                 *
Bruce T. Guzowski.......         11,666(3)                    *                  *
Robert J. Eckenrode.....          1,000(4)                    *                  *
Joanna M. Jacobson......          1,000(4)                    *                  *
All executive officers,
 directors and named di-
 rectors as a group (13
 persons)...............      3,782,287(5)                  75.1%              41.0%

--------
(1) Includes 80,000 shares issuable upon exercise of an ISO.
(2) Includes 1,000 shares issuable upon exercise of all NQSOs vested as of April 30, 1997 and 7,500 shares owned by an entity controlled by Mr. Valentine.
(3) Includes 1,666 shares issuable upon exercise of all NQSOs vested as of April 30, 1997.
(4)Represents shares issuable upon exercise of all NQSOs vested as of April 30, 1997.
(5)See Notes 1-4.
 *Less than 1.0%.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

  The Company's authorized capital stock as of February 28, 1997 consisted of 30,000,000 shares of Common Stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). Based on shares outstanding as of February 28, 1997, after giving effect to the Acquisitions and the issuance of the shares of Common Stock offered hereby, the Company will have outstanding 9,148,604 shares of Common Stock and no shares of Preferred Stock.

COMMON STOCK

  Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders of the Company.

  Subject to the rights of any then outstanding shares of Preferred Stock, holders of Common Stock are entitled to receive dividends when and as declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities of the Company and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase any securities of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued in the Acquisitions and pursuant to this Prospectus will, upon payment therefor, be fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by, the rights of holders of Preferred Stock which the Company may designate and issue in the future.

PREFERRED STOCK

  The Preferred Stock may be issued from time to time by the Board of Directors in one or more classes or series. Subject to the provisions of the Company's Articles of Organization and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue shares of Preferred Stock, to fix or change the number of shares of Preferred Stock to be included in any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversation rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

  One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

WARRANTS

  On February 24, 1997, the Company issued promissory notes in the aggregate principal amount of $500,000 bearing interest at 8.0% per annum and payable upon the earlier of ten days following the closing of the Offering or one year from their date of issuance, together with warrants to purchase an aggregate of 55,555 shares of Common Stock at an exercise price of $9.00 per share. The warrants are not exercisable until November 1, 1997 and expire on February 28, 1999.

PROVISIONS OF MASSACHUSETTS LAW AND THE COMPANY'S ARTICLES OF ORGANIZATION AND BY-LAWS

  CERTAIN ANTI-TAKEOVER PROVISIONS. After the closing of this offering, the Company will be subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a Massachusetts corporation with more than 200 stockholders of record from engaging in a "business combination" with "interested stockholders" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) prior to such date, the board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time the stockholder becomes an interested stockholder, or (iii) the business combination is approved by both the board of directors and holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). A "business combination" includes a merger, consolidation, certain stock or asset sales, and certain other specified transactions involving the corporation or any direct or indirect majority-owned subsidiary of the corporation resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is (i) a person who, alone or together with affiliates and associates, owns five percent or more of the corporation's voting stock, (ii) an affiliate or associate of the corporation who at any time within the three year period preceding the date of the transaction owned five percent or more of the corporation's voting stock, or (iii) the affiliates and associates of any such affiliate or associate of the corporation. A person is not an "interested stockholder" if its ownership of shares in excess of the five percent limitation is the result of action taken solely by the Company, provided, however, that such a person will become an "interested stockholder" if the person thereafter acquires additional shares of voting stock, except as a result of further corporate action not caused, directly or indirectly, by such person. The Company may at any time elect not to be governed by Chapter 110F by amending its Articles of Organization and By-Laws by a vote of a majority of the stockholders entitled to vote, but such an amendment would not be effective for 12 months and would not apply to a business combination with any person who became an interested stockholder prior to the adoption of the amendment.

  In addition, Massachusetts General Laws Chapter 110D, entitled "Regulation of Control Share Acquisitions," provides, in general, that any stockholder of a Massachusetts corporation with more than 200 stockholders of record who acquires voting stock of such corporation in a "control share acquisition" may not vote the shares so acquired (or shares acquired within 90 days before or after the "control share acquisition") unless a majority of the other stockholders of such corporation entitled to vote so authorize. In general, a "control share acquisition" includes the acquisition by any person of beneficial ownership of shares which, when added to all other shares of such corporation beneficially owned by such person, would entitle such person to vote (i) between 20% and 33 1/3%, (ii) between 33 1/3% and 50%, or (iii) more than 50% of the outstanding voting stock of such corporation. A "control share acquisition" generally does not include, among other transactions, the acquisition of shares directly from the issuing corporation. The Company has amended its By-Laws to opt out of the provisions of Chapter 110D.

  Massachusetts General Laws Chapter 156B, Section 50A, requires that publicly held Massachusetts corporations that have not "opted out" of Section 50A have a classified board of directors consisting of three classes as nearly equal in size as possible. Section 50A also provides that directors who are so classified shall be subject to removal by the stockholders only for cause. The Company's Articles of Organization reflect the requirements of Section 50A.

  The Company's Articles of Organization authorize the issuance of 10,000,000 shares of undesignated Preferred Stock, the terms of which may be fixed from time to time by the Board of Directors without further stockholder approval.

  The Company's By-Laws provide that after the Company has a class of voting stock registered under the Exchange Act, a special meeting of stockholders may be called by the President, the Board of Directors or by the holders of 35% or more of the outstanding voting stock of the Company. Certain other provisions of the Company's By-Laws, its Articles of Organization and Massachusetts law may also make more difficult or discourage a proxy contest or the acquisition of control by a holder of a substantial block of the Company's

Common Stock or the removal of the incumbent Board of Directors and could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, because such provisions also have the effect of discouraging accumulations of large blocks of Common Stock by purchasers whose objective is to have such Common Stock repurchased by the Company at a premium, such provisions could tend to reduce the temporary fluctuations in the market price of the Company's Common Stock that are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their Common Stock at a temporarily higher market price.

  Reference is made to the full text of the foregoing statutes, the Company's Articles of Organization and its By-Laws for their entire terms. The partial summary contained in this Prospectus is not intended to be complete. See "Risk Factors--Effect of Certain Charter and By-Law Provisions and Anti-Takeover Provisions; Possible Issuances of Preferred Stock."

  ELIMINATION OF MONETARY LIABILITY FOR OFFICERS AND DIRECTORS. The Company's Articles of Organization also incorporate certain provisions permitted under the Massachusetts General Laws relating to the liability of directors. The provisions eliminate to the maximum extent permitted by Chapter 156B of the Massachusetts General Laws a director's personal liability to the Company for monetary damages arising out of a breach of the director's fiduciary duty as a director of the Company, except in circumstances involving certain wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or authorization of distributions in violation of the Articles of Organization or in violation of Chapter 156B or of loans to officers or directors of the Company or any transaction from which the director derived an improper personal benefit. These provisions do not prevent recourse against directors through equitable remedies such as injunctive relief.

  INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Company's By-Laws contain provisions to indemnify each of the directors and officers of the Company (as well as the former directors and officers) to the fullest extent permitted by Massachusetts law against any and all claims and liabilities to which he or she may be or become subject by reason of his or her being or having been an officer or director of the Company, or by reason of his or her alleged acts or omissions as an officer or director of the Company, except in relation to such matters as to which such officer or director shall have been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his or her duties in the conduct of his or her office. The By-Laws further provide that the Company shall indemnify and reimburse each such officer and director against and for any and all legal and other expenses reasonably incurred by him or her in connection with any such claims and liabilities, actual or threatened, whether or not, at or prior to the time when so indemnified, held harmless and reimbursed, he or she had ceased being an officer or director of the Company, except in relation to such matters as to which such officer or director shall have been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his or her duties in the conduct of his or her office; provided that the Company prior to such final adjudication may compromise and settle any such claims and liabilities and pay such expenses, if such settlement or payment or both appears, in the judgment of a majority of the Board of Directors, to be for the best interest of the Company, evidenced by a resolution to that effect after receipt by the Company of a written opinion of counsel for the Company that such officer or director has not been guilty of willful malfeasance, bad faith, gross negligence or reckless disregard of his or her duties in the conduct of his office in connection with the matters involved in such compromise, settlement and payment.

REGISTRATION RIGHTS

  In connection with each Acquisition, the Company has entered into a registration rights agreement (the "Registration Rights Agreement") with the principal stockholders of the Company (the "VIALOG Stockholders") and the principal stockholders of each of the Founding Companies (the "Founding Company Stockholders") granting demand and piggyback registration rights with respect to their shares and providing for a market lockup of their shares following the effective date of a registration statement of the Company filed under the Securities Act.

  The VIALOG Stockholders and the Founding Company Stockholders may demand, on two occasions only, that the Company register their shares of Common Stock under the Securities Act by written request delivered at least one year after the effective date of the Acquisitions. Any such demand must be made by the holders of not less than 20% in interest of the persons having such registration rights. The Company is obligated to keep such registration effective for a period of four months. The Company may defer, not more than once during any twelve-month period, the filing of such registration statement for up to 180 days, if it is determined in good faith by the Company's Board of Directors that such registration would be detrimental to the Company or its stockholders. The Company may include in any such filing securities of the Company for its own account, or other securities of the Company which are held by officers or directors of the Company or held by other persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

  If the Company determines to register any of its shares, other than under a filing relating transactions such as mergers, consolidations, reclassifications, asset sales or similar transactions described in Rule 145 promulgated under the Securities Act or on a form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement, then the VIALOG Stockholders and the Founding Company Stockholders may request that shares of their Common Stock be included in such registration. If the registration is an underwritten offering, the lead underwriter may limit the number of shares requested to be registered pursuant to such piggyback rights to 25% of the securities covered by such underwritten offering. Any shares offered by officers and directors will be the first to be excluded from such offering.

  The Company is obligated to use its best efforts to file all reports necessary to qualify for registration of its securities on Form S-3 or a comparable or successor form. After qualifying for such use, the Company is obligated upon request to register the stock of any qualifying VIALOG Stockholder on Form S-3, unless (i) the aggregate offering price is less than $1 million or (ii) the Company has effected a registration on Form S-3 in the last twelve months. Additionally, the Company may defer such registration for a period of 120 days if the Company has plans to make within 90 days a registered public offering or is engaged in any other activity which, if determined in good faith by the Company's Board of Directors, would be adversely affected by the requested registration.

  The VIALOG Stockholders and the Founding Company Stockholders have agreed to enter into a 180 day "market stand-off" following the effective date of a Company registration statement if requested to do so by the Company or the underwriter of said offering and provided that all other shareholders, officers and directors of the Company enter into similar agreements. Such agreement may prohibit the sale, transfer or disposition of the shares of registerable Common Stock held by the VIALOG Stockholders or Founding Company Stockholders.

TRANSFER AGENT AND REGISTRAR

  The Transfer Agent and Registrar for the Company's Common Stock is      .

LISTING

  The Company intends to make an application to have the Common Stock listed on the New York Stock Exchange under the symbol " ".

                        SHARES ELIGIBLE FOR FUTURE SALE

  As of February 28, 1997, the Company had outstanding 1,399,650 shares of Common Stock. The 4,200,000 shares offered hereby will be freely tradable without restriction unless acquired by affiliates of the Company. Neither the remaining 1,399,650 outstanding shares of Common Stock nor the 3,548,954 shares to be issued in the Acquisitions have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

  In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of the acquisition of restricted shares of Common Stock from either the Company or any affiliate of the Company, the acquirer or subsequent holder thereof may sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of one percent of the then outstanding shares of the Common Stock (approximately 91,500 shares immediately after this Offering), or the average weekly trading volume of the Common Stock on the New York Stock Exchange during the four calendar weeks preceding the date on which notice of the proposed sale is filed with the Securities and Exchange Commission (the "Commission"). Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, a person who is not deemed to have been an affiliate of the Company at any time for 90 days preceding a sale would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements. In meeting the one-year and two-year holding periods described above, a holder of restricted shares may in some circumstances include the holding period of a prior owner. The one-year and two-year holding periods described above do not begin until the full purchase price or other consideration is paid by the person acquiring the restricted shares from the Company or an affiliate of the Company.

  The Company and its officers, directors and stockholders have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days from the closing of this Offering without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation, except that the Company may issue Common Stock in connection with the Acquisitions or in connection with the Plan. The former stockholders of the Founding Companies and the Company's officers, directors and certain stockholders have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include their shares in the registration, subject to the right of any managing underwriter of any such public offering to exclude some or all of the shares for marketing reasons. In addition, such stockholders will have demand registration rights to require the Company to register shares held by them by written request of the holders of not less than 20% in interest of the persons having such registration rights delivered more than one year after the closing of the Acquisitions.

  Sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                                 UNDERWRITING

  Subject to the terms and certain conditions contained in the Underwriting Agreement, the underwriters named below (the "Underwriters"), for whom
Donaldson, Lufkin & Jenrette Securities Corporation and         are acting as
representatives (collectively, the "Representatives"), have severally agreed to purchase from the Company an aggregate of 4,200,000 shares of Common Stock. The number of shares of Common Stock that each Underwriter has agreed to purchase is set forth opposite its name below:

                                                                        NUMBER
          UNDERWRITER                                                  OF SHARES
          -----------                                                  ---------
   Donaldson, Lufkin & Jenrette Securities Corporation................
                                                                       ---------
     Total............................................................ 4,200,000
                                                                       =========

  The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of Common Stock offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all the shares of Common Stock offered hereby (other than the shares of Common Stock covered by the over-allotment option described below) if any are taken.

  Prior to this Offering, there has been no established trading market for the Common Stock. The initial price to the public for the Common Stock offered hereby will be determined by negotiations between the Company and the Representatives. The factors to be considered in determining the initial price to the public are expected to include the history of and the prospects for the industry in which the Company competes, the past and present operations of the Company, the historical results of operations of the Company, the prospects for future earnings of the Company, the recent market prices of securities of generally comparable companies, and the general condition of the securities markets at the time of this Offering.

  The Underwriting Agreement contains covenants of indemnity among the Underwriters, the Company and certain stockholders of the Founding Companies against certain liabilities, including liabilities under the Securities Act.

  The Underwriters have advised the Company that they propose to offer the shares of Common Stock to the public initially at the price to the public set forth on the cover page of this Prospectus and to certain dealers (who may include the Underwriters) at such price less a concession not to exceed $ per share. The Underwriters may allow, and such dealers may reallow, discounts not in excess of $ per share to any other Underwriter and certain other dealers. After this Offering, the prices and concessions and reallowances to dealers may be changed by the Underwriters. The Common Stock is offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.

  The Company has agreed to pay the Representatives a fee of $600,000 for financial advisory services rendered by the Representatives to the Company in connection with the structuring of the Acquisitions and this Offering.

  The Company has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 630,000 additional shares of Common Stock at the initial public offering price less underwriting discounts and commissions, solely to cover over-allotments. To the extent that the Underwriters exercise such option, each of the Underwriters will be committed, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number of shares set forth opposite such Underwriter's name in the preceding table bears to the total number of shares offered.

  Subject to certain exceptions, the Company and its directors, officers and stockholders have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible or exchangeable into any shares of Common Stock prior to the expiration of 180 days from the date of this Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. See "Shares Eligible for Future Sale."

  The Underwriters do not intend to confirm sales of shares of Common Stock to accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

  Certain legal matters with respect to the legality of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Mirick, O'Connell, DeMallie & Lougee, llp, Worcester, Massachusetts. David L. Lougee, a partner in Mirick, O'Connell, DeMallie & Lougee, llp, owns 25,500 shares of the Company's Common Stock. Certain legal matters related to this Offering will be passed upon for the Underwriters by Foley, Hoag & Eliot llp, Boston, Massachusetts.

                                    EXPERTS

  The historical financial statements as indicated in the index on pages F-1 and F-2 of this Prospectus have been included herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere in this Prospectus, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-1 (together with all amendments thereto, the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules filed therewith, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract or any other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by reference. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits, financial statements and schedules filed therewith. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, Suite 1300, New York, New York, 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials, when filed, may also be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 upon payments of certain fees prescribed by the Commission. The Commission maintains a web site on the Internet (http://www.sec.gov.) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
Basis of Presentation....................................................  F-3
Pro Forma Combined Balance Sheet as of December 31, 1996 (Unaudited).....  F-4
Pro Forma Combined Statement of Earnings for the Year Ended December 31,
 1996 (Unaudited)........................................................  F-5
Notes to Unaudited Pro Forma Combined Financial Statements...............  F-6
HISTORICAL FINANCIAL STATEMENTS
VIALOG Corporation
 Independent Auditors' Report............................................  F-9
 Balance Sheet........................................................... F-10
 Statement of Operations................................................. F-11
 Statement of Stockholders' Equity....................................... F-12
 Statement of Cash Flows ................................................ F-13
 Notes to Financial Statements........................................... F-14
American Teleconferencing Services, Ltd.
 Independent Auditors' Report............................................ F-18
 Balance Sheets.......................................................... F-19
 Statements of Operations................................................ F-20
 Statements of Stockholders' Equity...................................... F-21
 Statements of Cash Flows................................................ F-22
 Notes to Financial Statements........................................... F-23
Telephone Business Meetings, Inc.
 Independent Auditors' Report............................................ F-29
 Balance Sheets.......................................................... F-30
 Statements of Income.................................................... F-31
 Statements of Stockholders' Equity...................................... F-32
 Statements of Cash Flows................................................ F-33
 Notes to Financial Statements........................................... F-34
Conference Source International, Inc.
 Independent Auditors' Report............................................ F-39
 Balance Sheets.......................................................... F-40
 Statements of Income.................................................... F-41
 Statements of Stockholders' Equity...................................... F-42
 Statements of Cash Flows................................................ F-43
 Notes to Financial Statements .......................................... F-44
Call Points, Inc.
 Independent Auditors' Report............................................ F-48
 Balance Sheets.......................................................... F-49
 Statements of Operations................................................ F-50
 Statements of Stockholders' Equity...................................... F-51
 Statements of Cash Flows ............................................... F-52
 Notes to Financial Statements........................................... F-53
Kendall Square Teleconferencing, Inc.
 Independent Auditors' Report............................................ F-58
 Balance Sheets.......................................................... F-59
 Statements of Income.................................................... F-60
 Statements of Stockholders' Equity...................................... F-61
 Statements of Cash Flows................................................ F-62
 Notes to Financial Statements........................................... F-63

                                                                            PAGE
                                                                            ----
American Conferencing Company, Inc. and Resource Objectives, Inc.
 Independent Auditors' Report.............................................. F-68
 Combined Balance Sheets................................................... F-69
 Combined Statements of Operations......................................... F-70
 Combined Statements of Stockholders' Equity............................... F-71
 Combined Statements of Cash Flows ........................................ F-72
 Notes to Combined Financial Statements.................................... F-73
Communication Development Corporation
 Independent Auditors' Report ............................................. F-77
 Balance Sheets............................................................ F-78
 Statements of Operations.................................................. F-79
 Statements of Stockholders' Equity........................................ F-80
 Statements of Cash Flows.................................................. F-81
 Notes to Financial Statements............................................. F-82

                   VIALOG CORPORATION AND FOUNDING COMPANIES

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (UNAUDITED)

  The following unaudited pro forma combined financial statements give effect to the acquisitions by VIALOG Corporation ("VIALOG") of all of the stock of
(a) American Teleconferencing Services, Ltd. ("ATS"), (b) Telephone Business Meetings, Inc. ("Access"), (c) Conference Source International, Inc. ("CSI"),
(d) Kendall Square Teleconferencing, Inc. ("TCC"), (e) American Teleconferencing Company, Inc. ("Americo"), and (f) Communication Development Corporation ("CDC"), and substantially all the net assets of Call Points, Inc. ("Call Points") (together, the "Founding Companies"). These acquisitions (the "Acquisitions") will occur simultaneously with the closing of this Offering and will be accounted for using the purchase method of accounting. ATS, one of the Founding Companies, has been identified as the acquirer for financial statement presentation purposes. The unaudited pro forma combined financial statements also give effect to the issuance of Common Stock, which will be issued by VIALOG to the stockholders of the Founding Companies upon the effectiveness of the Offering. These statements are based on the historical financial statements of the Founding Companies included elsewhere in this Prospectus and the estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

  The unaudited pro forma combined balance sheet gives effect to these transactions (the Acquisitions and the Offering) as if they had occurred on December 31, 1996. The unaudited pro forma combined statement of earnings gives effect to these transactions as if they had occurred on January 1, 1996.

  The pro forma adjustments are based upon preliminary estimates, currently available information and certain assumptions that management deems appropriate. In management's opinion, the preliminary estimates regarding allocation of the purchase price of the Founding Companies are not expected to materially differ from the final adjustments, except that management anticipates allocating some portion of the purchase price to in-process research and development expenses. This allocation could result in a significant charge to operations upon closing of the Acquisitions and would result in a reduction in goodwill in the accompanying pro forma combined balance sheet. These adjustments will be finalized after the Acquisitions. The unaudited pro forma combined financial data presented herein are not necessarily indicative of the results the Company would have obtained had such events occurred on January 1, 1996, as assumed, or the future results of the Company. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                               VIALOG CORPORATION

                        PRO FORMA COMBINED BALANCE SHEET

                               DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                        FOUNDING COMPANIES--HISTORICAL
                            -------------------------------------------------------- (A) AND (B)            (C) AND (D)
                   VIALOG                             CALL                            PRO FORMA             POST MERGER    AS
                    CORP.     ATS    ACCESS    CSI   POINTS     TCC    AMERICO  CDC  ADJUSTMENTS PRO FORMA  ADJUSTMENTS ADJUSTED
                   ------   -------- ------- ------- -------  -------  ------- ----- ----------- ---------  ----------- --------
     ASSETS
Current assets
 Cash and cash
  equivalents....  $   337  $    290 $   804 $   318 $    31  $   104   $  39  $  90  $    --    $  2,013      $ --      $ --
 Trade accounts
  receivable,
  net............      --      2,977   1,103     801   1,080      471     213    186       --       6,831        --        --
 Other receiv-
  ables..........      --         67     --      --        1       61     --       1       --         130        --        --
 Prepaid ex-
  penses.........      377       217     161      48       3      --        5      9       --         820        --        --
 Other current
  assets.........       13       515     --      --      --        28      19    --         35        610        --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
 Total current
  assets.........      727     4,066   2,068   1,167   1,115      664     276    286        35     10,404        --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
Property, plant &
 equipment.......        8    10,627   3,641   2,111   5,087      914     295    480       --      23,163        --        --
Less: Accumulated
 depreciation....        1     4,418   1,440   1,052   3,168      181     184    352       --      10,796        --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
 Property, plant
  & equipment,
  net............        7     6,209   2,201   1,059   1,919      733     111    128       --      12,367        --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
Goodwill.........      --        --      --      --      --       --      --     --     38,815     38,815        --        --
Other assets.....      529        16     336      67       2       10      17      1       437      1,415        --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
                   $ 1,263  $ 10,291 $ 4,605 $ 2,293 $ 3,036  $ 1,407   $ 404  $ 415  $ 39,287   $ 63,001      $ --      $ --
                   =======  ======== ======= ======= =======  =======   =====  =====  ========   ========      =====     =====
 LIABILITIES AND
  STOCKHOLDERS'
      EQUITY
Current liabili-
 ties
 Notes payable,
  bank...........  $   --   $    --  $   --  $   --  $   --   $   --    $  35  $ --   $    --    $     35      $ --      $ --
 Current maturi-
  ties of long-
  term debt......      --        710     802     486     617       93       7     33      (116)     2,632        --        --
 Trade accounts
  payable........      313     1,320     141     121     394      438      64     74       --       2,865        --        --
 Accrued ex-
  penses.........      663     1,652     366      91     315      127     210    102       --       3,526        --        --
 Pro forma
  consideration
  due Founding
  Companies......      --        --      --      --      --       --      --     --     38,592     38,592        --        --
 Other current
  liabilities....      --        --      --      --      169       56      18      7       362        612        --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
 Total current
  liabilities....      976     3,682   1,309     698   1,495      714     334    216    38,838     48,262        --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
Long-term debt...      --      5,222   1,250     919     625      183     --      42      (323)     7,918        --        --
Other noncurrent
 liabilities.....      --         99     128     --      --       --       14     19        25        285        --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
 Total liabili-
  ties...........      976     9,003   2,687   1,617   2,120      897     348    277    38,540     56,465        --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
Redeemable common
 stock...........      --        --      148     --      --       --      --     --        --         148        --        --
Stockholders' eq-
 uity
 Preferred
  stock..........      --        --      --      --      --       --      --     --        --         --         --        --
 Common stock....       14         1     --        1       2       62       1      2       (34)        49        --        --
 Additional paid-
  in capital.....    1,058       372     660     349   3,132      --      --     --     18,653     24,224        --        --
 Retained earn-
  ings (defi-
  cit)...........     (785)      915   1,110     326  (2,218)     463      90    136   (17,922)   (17,885)       --        --
 Treasury stock,
  at cost........      --        --      --      --      --       (15)    (35)   --         50        --         --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
 Total stockhold-
  ers' equity....      287     1,288   1,770     676     916      510      56    138       747      6,388        --        --
                   -------  -------- ------- ------- -------  -------   -----  -----  --------   --------      -----     -----
                   $ 1,263  $ 10,291 $ 4,605 $ 2,293 $ 3,036  $ 1,407   $ 404  $ 415  $ 39,287   $ 63,001      $ --      $ --
                   =======  ======== ======= ======= =======  =======   =====  =====  ========   ========      =====     =====

  See accompanying notes to unaudited pro forma combined financial statements.

                               VIALOG CORPORATION

                    PRO FORMA COMBINED STATEMENT OF EARNINGS

                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              FOUNDING COMPANIES--HISTORICAL
                                   ----------------------------------------------------------
                          VIALOG                               CALL                             PRO FORMA
                           CORP.     ATS    ACCESS     CSI    POINTS   TCC    AMERICO   CDC    ADJUSTMENTS   PRO FORMA
                          -------  -------  -------  -------  ------  ------  -------  ------  -----------   ---------
Net revenues............  $   --   $22,347   $9,073   $5,868  $7,509  $3,396  $1,679   $1,480    $  (743)(e) $  50,609
Cost of revenue.........      --    14,447    4,071    2,208   5,898   1,813     854      886       (533)(e)    28,106
                                                                                                  (1,538)(f)
                          -------  -------  -------  -------  ------  ------  ------   ------    -------     ---------
  Gross profit..........      --     7,900    5,002    3,660   1,611   1,583     825      594      1,328        22,503
Selling, general and ad-
 ministrative expenses..    1,308    8,300    3,455    1,621   1,873   1,329     889      655       (182)(e)    17,255
                                                                                                  (1,993)(g)
Goodwill amortization...      --       --       --       --      --      --      --       --       1,539 (h)     1,539
                          -------  -------  -------  -------  ------  ------  ------   ------    -------     ---------
  Operating income
   (loss)...............   (1,308)    (400)   1,547    2,039    (262)    254     (64)     (61)     1,964         3,709
Other income (expense)..
  Interest income.......        1        8       19       15     --        1     --         1        --             45
  Interest expense......      --      (328)    (193)    (180)    (49)    (43)     (9)     (12)        29 (i)      (785)
  Other income (ex-
   pense), net..........      --       --       --       --      --      --      --       --         --            --
                          -------  -------  -------  -------  ------  ------  ------   ------    -------     ---------
  Earnings (loss) before
   income taxes.........   (1,307)    (720)   1,373    1,874    (311)    212     (73)     (72)     1,993         2,969
Provision for income
 taxes..................     (522)    (315)     --       --      --      --      (14)     (28)     2,566 (j)     1,687
                          -------  -------  -------  -------  ------  ------  ------   ------    -------     ---------
  Net earnings (loss)...  $  (785) $  (405) $ 1,373  $ 1,874  $ (311) $  212  $  (59)  $  (44)   $  (573)    $   1,282
                          =======  =======  =======  =======  ======  ======  ======   ======    =======     =========
Pro forma earnings per
 share..................                                                                                         $0.13
                                                                                                             =========
Shares used in computing
 pro forma net earnings
 per share..............                                                                                 (k) 9,604,611
                                                                                                             =========

  See accompanying notes to unaudited pro forma combined financial statements.

                   VIALOG CORPORATION AND FOUNDING COMPANIES

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. VIALOG CORPORATION BACKGROUND

  VIALOG Corporation ("VIALOG") was formed with the intention of becoming a leading provider of value added electronic group communications. These services include audio, video and data teleconferencing. VIALOG has conducted no operations to date and will acquire the Founding Companies simultaneously with the consummation of the Offering.

2. HISTORICAL FINANCIAL STATEMENTS

  The historical financial statements represent the financial position and results of operations of the Founding Companies and were derived from the respective financial statements where indicated. All Founding Companies have a December 31 year-end or have been converted to a December 31 year-end.

3. ACQUISITION OF FOUNDING COMPANIES

  Concurrent with the closing of the Offering, VIALOG will acquire substantially all of the stock, or in one case, the net assets of the Founding Companies. The Acquisitions will be accounted for using the purchase method of accounting, with ATS being treated as the acquirer.

  The following table sets forth for each Founding Company the consideration to be paid its common stockholders (i) in cash and (ii) in shares of Common Stock.

                                                             CASH    SHARES OF
                                                            (000'S) COMMON STOCK
                                                            ------- ------------
   ATS..................................................... $18,000  1,565,217
   Access..................................................   3,431    888,608
   CSI.....................................................   5,306    692,086
   Call Points.............................................   7,500        --
   TCC.....................................................   2,000    173,913
   Americo.................................................   1,260    133,913
   CDC.....................................................   1,095     95,217
                                                            -------  ---------
   Total Consideration..................................... $38,592  3,548,954
                                                            =======  =========

  Excluding ATS (the accounting acquirer), the purchase price of the Founding Companies is estimated to be $43.4, which amount will be adjusted to reflect the sum of the cash consideration paid in the Acquisitions (excluding the Acquisition of ATS) and a valuation of the shares issued in the Acquisitions (excluding the Acquisition of ATS) equal to 80% of the high end of the estimated initial public offering price range. Of the estimated purchase price, $4.6 million has been allocated to the identifiable assets acquired and liabilities assumed and the balance (currently estimated at $38.8 million) has been allocated to goodwill. In management's opinion, the preliminary estimates regarding allocation of the purchase price to the Founding Companies are not expected to materially differ from the final adjustments, except that management anticipates allocating some portion of the purchase price to in-process research and development expenses. This allocation could result in a significant charge to operations upon closing of the Acquisitions and would result in a reduction in goodwill in the accompanying pro forma combined balance sheet. These adjustments will be finalized after the Acquisitions.

                   VIALOG CORPORATION AND FOUNDING COMPANIES

4. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  (a) Records the purchase of VIALOG by ATS and records a capital distribution to ATS shareholders.

  (b) Records the purchase of the Founding Companies, including the cash consideration due to the Founding Companies and Common Stock portions.

  (c) Records the proceeds from the issuance of 4,200,000 shares of VIALOG
Common Stock, net of estimated offering costs of $         . Offering costs
primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

  (d) Records the cash portion to be paid to the Founding Companies in connection with the Acquisitions.

  The following tables summarize unaudited pro forma combined balance sheet adjustments:

                                                                PRO FORMA
                                             (A)       (B)      ADJUSTMENTS
                                           --------  --------  ------------
                                                   (IN THOUSANDS)
Other current assets.....................  $    --   $     35    $     35
Goodwill.................................       --     38,815      38,815
Other assets.............................       --        437         437
Current maturities of long-term debt.....       --        116         116
Pro forma cash consideration due Founding
 Companies...............................   (18,000)  (20,592)    (38,592)
Other current liabilities................       --       (362)       (362)
Long term debt, net of current maturi-
 ties....................................       --        323         323
Other noncurrent liabilities.............       --        (25)        (25)
Common stock.............................       (14)       48          34
Additional paid-in capital...............        (1)  (18,652)    (18,653)
Retained earnings (deficit)..............    18,015       (93)     17,922
Treasury stock...........................       --        (50)        (50)
                                           --------  --------    --------
                                           $    --   $    --     $    --
                                           ========  ========    ========


                                                              POST MERGER
                                                 (C)    (D)    ADJUSTMENTS
                                                ------ ------ ------------
                                                      (IN THOUSANDS)
Cash and cash equivalents...................... $      $         $
Prepaid expenses...............................
Pro forma cash consideration due Founding Com-
 panies........................................
Common stock...................................
Additional paid-in capital.....................
                                                ------ ------    ------
                                                $      $         $
                                                ====== ======    ======

5. UNAUDITED PRO FORMA COMBINED STATEMENTS OF EARNINGS ADJUSTMENTS

  (e) Accounts for the effect of assets distributed to the owners of certain Founding Companies.

  (f) Accounts for the reduction in long distance charges as a result of contracts recently negotiated by the Founding Companies.

  (g) Adjusts compensation for the owners and certain key employees of and consultants to the Founding Companies to specified amounts that the individuals have agreed to accept subsequent to the Acquisitions.

  (h) Records the pro forma goodwill amortization expense using a twenty-five year estimated life.

                   VIALOG CORPORATION AND FOUNDING COMPANIES

  (i) Records the change in interest expense for pro forma adjustments to debt.

  (j) Records the incremental provision for federal and state income taxes relating to the compensation differential, S corporation income and other pro forma adjustments.

  (k) For purposes of the earnings per share calculation, the outstanding number of shares assumed to be outstanding on completion of the Offering include: 55,555 shares of Common Stock issuable upon exercise of warrants exercisable between November 1997 and February 1999, an aggregate of 507,566 shares subject to options granted under the Company's 1996 Stock Plan less 107,114 shares assumed to be repurchased using the treasury stock method, and 52,000 shares issued upon exercise of stock options, in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 83.

   Outstanding........................................................ 1,347,650
   Issued in Initial Public Offering.................................. 4,200,000
   Issued to acquire Founding Companies............................... 3,548,954
   Shares related to stock options and warrants.......................   508,007
                                                                       ---------
   Shares estimated to be outstanding................................. 9,604,611
                                                                       =========

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
VIALOG Corporation:

  We have audited the accompanying balance sheet of VIALOG Corporation as of December 31, 1996, and the related statement of operations, stockholders' equity and cash flows for the period from January 1, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VIALOG Corporation as of December 31, 1996 and the results of its operations and its cash flows for the period from January 1, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 14, 1997
Boston, Massachusetts

                               VIALOG CORPORATION

                                 BALANCE SHEET

                               DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                ASSETS
Current assets:
  Cash................................................................. $  337
  Deferred offering costs..............................................    377
  Other current assets.................................................     13
                                                                        ------
    Total current assets...............................................    727
                                                                        ------
Office equipment.......................................................      7
Other assets...........................................................      7
Deferred income taxes (note 5).........................................    522
                                                                        ------
    Total assets....................................................... $1,263
                                                                        ======
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................... $  313
  Accrued expenses (note 4)............................................    663
                                                                        ------
    Total current liabilities..........................................    976
                                                                        ------
Stockholders' equity (note 3):
  Common stock, $.01 par value. Authorized 3,000,000 shares; issued and
   outstanding 1,347,650 shares at December 31, 1996...................     14
  Additional paid-in capital...........................................  1,058
  Accumulated deficit..................................................   (785)
                                                                        ------
    Total stockholders' equity.........................................    287
                                                                        ------
Commitments and contingencies (notes 2 and 6)
    Total liabilities and stockholders' equity......................... $1,263
                                                                        ======


                See accompanying notes to financial statements.

                               VIALOG CORPORATION

                            STATEMENT OF OPERATIONS

      FOR THE PERIOD FROM JANUARY 1, 1996 (INCEPTION) TO DECEMBER 31, 1996
                                 (IN THOUSANDS)

Revenues.............................................................. $   --
General and administrative expenses...................................   1,308
                                                                       -------
  Loss from operations................................................  (1,308)
Interest income.......................................................       1
                                                                       -------
  Loss before income tax benefit......................................  (1,307)
Income tax benefit (note 5)...........................................     522
                                                                       -------
  Net loss............................................................ $  (785)
                                                                       =======



                See accompanying notes to financial statements.

                               VIALOG CORPORATION

                       STATEMENT OF STOCKHOLDERS' EQUITY

      FOR THE PERIOD FROM JANUARY 1, 1996 (INCEPTION) TO DECEMBER 31, 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                             COMMON STOCK      ADDITIONAL             TOTAL
                          --------------------  PAID-IN           STOCKHOLDERS'
                           SHARES    PAR VALUE  CAPITAL   DEFICIT    EQUITY
                          ---------  --------- ---------- ------- -------------
Initial investment at
 incorporation on Janu-
 ary 1, 1996............    666,400    $  7      $  --     $ --       $   7
Additional shares issued
 in connection with
 initial
 capitalization.........    180,000       2          23      --          25
Issuance of common
 stock:
  Contribution of common
   stock to capital.....   (125,000)     (1)          1      --         --
  Outsiders by private
   offering dated May 8,
   1996.................    189,000       2         103      --         105
  Outsiders by private
   placement dated
   October 22, 1996.....    190,000       2         758      --         760
  Employees in lieu of
   payment for servic-
   es...................    121,250       1          92      --          93
  Consultants in lieu of
   payment for servic-
   es...................     88,500       1          29      --          30
  Options exercised.....     37,500     --            2      --           2
  Options granted to
   consultants..........        --      --           50      --          50
  Net loss..............        --      --          --      (785)      (785)
                          ---------    ----      ------    -----      -----
Balance at December 31,
 1996...................  1,347,650    $ 14      $1,058    $(785)     $ 287
                          =========    ====      ======    =====      =====


                See accompanying notes to financial statements.

                               VIALOG CORPORATION

                            STATEMENT OF CASH FLOWS

      FOR THE PERIOD FROM JANUARY 1, 1996 (INCEPTION) TO DECEMBER 31, 1996
                                 (IN THOUSANDS)

Cash flows from operating activities:
  Net loss.............................................................. $(785)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Deferred income taxes...............................................  (522)
    Compensation expense for issuance of common stock and options (note
     3).................................................................   173
    Changes in operating assets and liabilities:
      Other current assets..............................................   (13)
      Other assets......................................................    (7)
      Accounts payable..................................................   313
      Accrued expenses..................................................   663
                                                                         -----
        Net cash used in operating activities...........................  (178)
                                                                         -----
Cash flows from investing activities:
  Additions to property and equipment...................................    (7)
                                                                         -----
Cash flows from financing activities:
  Proceeds from issuance of common stock................................   899
  Deferred offering costs...............................................  (377)
                                                                         -----
        Net cash provided by financing activities.......................   522
                                                                         -----
Net increase in cash....................................................   337
Cash at beginning of period.............................................   --
                                                                         -----
Cash at end of period................................................... $ 337
                                                                         =====


                See accompanying notes to financial statements.

                              VIALOG CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

        FOR THE PERIOD JANUARY 1, 1996 (INCEPTION) TO DECEMBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  VIALOG Corporation (the "Company") was incorporated in Massachusetts on January 1, 1996 as Interplay Corporation. In January 1997, the Company changed its name to VIALOG Corporation. The Company was formed to create a national provider of integrated audio teleconferencing services (see note 2). The Company intends to acquire teleconferencing service providers, complete an initial public offering ("IPO") of its common stock, and subsequent to the IPO, continue to acquire similar companies to expand their national operations. (See note 2.)

  At December 31, 1996, the Company's primary assets are cash, deferred offering costs and deferred tax assets. The Company has not conducted any operations, and all activities have related to the acquisitions and the IPO. During 1996 the Company raised a total of $899,000 from issuances of common stock, which will be expended on costs associated with the acquisitions and the IPO. There can be no assurance that the IPO and the acquisitions described in note 2 will be completed and that the Company will be able to generate future operating revenues. The Company is dependent upon the proposed IPO to fund the pending acquisitions and future operations.

 (b) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. Management assumes that recoverability of the Company's primary assets at December 31, 1996, deferred offering costs and deferred tax assets, will occur through the successful completion of the IPO and the acquisitions described in note 2.

 (c) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (d) Stock-based Compensation

  The Financial Accounting Standards Board has issued SFAS No. 123, Accounting for Stock-Based Compensation. The Company is required to adopt this standard for the year ending December 31, 1996. SFAS No. 123 permits entities either to recognize as expense, over the vesting period, the fair value of all stock-based awards on the date of grant or continue to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25 and provide pro forma net income and earnings per share disclosures for options granted in 1995 and subsequent years, as if the provisions of SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB 25 and provide the disclosures required by SFAS No. 123. This pronouncement had no impact on the Company's reported financial position or results of operation for the year ended December 31, 1996.

                              VIALOG CORPORATION

(2) ACQUISITIONS AND PUBLIC OFFERING

  VIALOG Corporation has agreements to acquire all of the issued and outstanding stock of American Teleconferencing Services, Ltd., Telephone Business Meetings, Inc., Conference Source International, Inc., Kendall Square Teleconferencing, Inc., American Conferencing Company, Inc. and Communication Development Corporation, and substantially all the net assets of Call Points Inc. (together, the "Founding Companies"). These acquisitions will occur contemporaneously with the closing of the Company's proposed IPO and will be accounted for using the purchase method. The estimated total purchase price of the Founding Companies consists of $38.6 million in cash to be paid to the stockholders of the Founding Companies (the "Sellers") upon the consummation of the Offering and $3,548,954 shares of common stock to be issued to the Sellers.

(3) STOCKHOLDERS' EQUITY

 (a) Sale of Common Stock

  During 1996 the Company sold common stock through several private placements. The proceeds of the sales have been used primarily for expenses relating to the business acquisition agreements and the proposed public offering of common stock (see note 2). A total of 379,000 shares of common stock were sold for aggregate net proceeds of $865,012.

 (b) Common Stock Grants

  Between February and November 1996, the Company issued a total of 209,750 shares of common stock to consultants and employees as an inducement to them to provide services to the Company. Compensation expense of $122,666, which represents the estimated fair market value of the stock granted, has been recorded in connection with these transactions.

 (c) The 1996 Stock Plan

  On February 14, 1996, the Board of Directors and the Company's stockholders approved the Company's 1996 Stock Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) incentive stock options ("ISOs"); (ii) non-qualified stock options ("NQSOs"); (iii) stock appreciation rights ("SARs"); and
(iv) restricted stock.

  The Compensation Committee administers the Plan and generally selects the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed 1,500,000 shares. Shares of Common Stock attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

  The Plan will remain in effect until February 14, 2006 unless terminated earlier by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

  The Company granted and has outstanding ISOs to purchase a total of 407,500 shares of common stock as follows: (i) 330,000 shares of Common Stock exercisable at $.555 per share granted in September and October

                              VIALOG CORPORATION
of 1996 and (ii) 77,500 shares of Common Stock exercisable at $4.00 per share granted in November, 1996. The options vest in equal quarterly instalments over 3 years and have a 10 year term. The Company also granted NQSOs to purchase a total of 147,566 shares of Common Stock as follows: (i) 111,066 shares of Common Stock exercisable at $.05 to $.06 per share granted in February, March and April of 1996 and (ii) 36,500 shares of common stock exercisable at $.555 per share granted in June through October of 1996. The options vest in equal quarterly instalments over 3 years and have a 10 year term. 37,500 NQSOs with a $.06 exercise price were exercised during 1996 so that 110,066 NQSOs are outstanding at December 31, 1996. At December 31, 1996, 37,500 options were exercisable at $0.555 per share.

  Through December 1996, the Company granted a total of 55,556 options to consultants. Compensation expense of $50,250 has been recorded in connection with these transactions.

  At December 31, 1996, there were 982,434 additional shares available for grant under the Plan. The per share weighted-average fair value of ISO and NQSO stock options granted during 1996 were $.27 and $.04, respectively on the date of grant using the minimum value option-pricing model with the following weighted-average assumptions: 1996--no expected dividend yield, risk-free interest rate of 6.5%, and an expected life of 4 years.

  In February 1997, 27,000 ISOs and 15,000 NQSOs were granted with exercise prices of $9.00, and 52,000 NQSOs were exercised at a weighted average exercise price of $.05.

  The Company applies APB Opinion No. 25 in accounting for its Plan and, accordingly, no compensation cost has been recognized in the financial statements for stock options granted to employees. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                       1996
                                                                  --------------
                                                                  (IN THOUSANDS)
      Net loss
        As reported..............................................     $(785)
        Pro forma................................................      (826)

(4) ACCRUED EXPENSES

  Accrued expenses principally consist of professional fees related to the acquisitions of the Founding Companies and the Offering.

(5) INCOME TAXES

  Income tax benefit consists of the following at December 31, 1996:

                                                          CURRENT DEFERRED TOTAL
                                                          ------- -------- -----
                                                              (IN THOUSANDS)
      Federal............................................  $ --     398     398
      State..............................................    --     124     124
                                                           -----    ---     ---
                                                           $ --     522     522
                                                           =====    ===     ===

  Income tax benefit differed from the amounts computed by applying the U.S. statutory federal income tax rate of 34% as a result of the following (in thousands):

      Computed "expected" tax benefit..................................... $445
      State and local income taxes, net of federal tax benefit............   82
      Nondeductible amounts and other differences.........................   (5)
                                                                           ----
        Tax benefit....................................................... $522
                                                                           ====

                              VIALOG CORPORATION

  The tax effects of temporary differences that give rise to significant portion of deferred tax assets and liabilities at December 31, 1996 are presented below (in thousands):

      Deferred tax asset:
        Organizational expenditures and start-up costs.................... $522
                                                                           ====

  The Company did not have net operating loss carryforwards at December 31, 1996.

  In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on management's projections for future taxable income over the periods in which the deferred tax assets are deductible, the ultimate realization of deferred tax assets recognized appears more likely than not.

(6) COMMITMENTS AND CONTINGENCIES

 Operating Lease

  The Company leases office space in Billerica, Massachusetts. The lease expires in May 1997. Future minimum payments under this lease as of December 31, 1996 are approximately $55,000.

(7) SUBSEQUENT EVENTS (UNAUDITED)

  On February 24, 1997, the Company issued promissory notes in the amount of $500,000, bearing interest at 8.0% per annum and due on the earlier of ten days following the closing of an initial public offering or one year from their issue date. Warrants to purchase 55,555 common shares at an exercise price of $9.00 were issued in conjunction with the promissory notes. The warrants may be exercised between November 1997 and February 1999.

  In February 1997, the Company increased the number of authorized common shares from 3,000,000 to 30,000,000, increased the number of shares authorized under the 1996 Stock Plan from 1,500,000 to 1,625,000, and authorized 10,000,000 shares of preferred stock with a $.01 par value of which no shares have been issued.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
American Teleconferencing Services, Ltd.:

  We have audited the accompanying balance sheets of American Teleconferencing Services, Ltd. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Teleconferencing Services, Ltd. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 17, 1997
Boston, Massachusetts

                    AMERICAN TELECONFERENCING SERVICES, LTD.

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  1995   1996
                                                                 ------ -------
                             ASSETS
Current assets:
  Cash and cash equivalents..................................... $  353 $   290
  Trade accounts receivable, less allowance for doubtful
   accounts of $93 in 1995 and $153 in 1996 (notes 3, 4 and
   10)..........................................................  2,682   2,977
  Due from stockholder (note 6).................................     79     --
  Due from employees............................................     49      38
  Income taxes receivable.......................................    --       29
  Deferred income taxes (note 7)................................    404     515
  Prepaid expenses and other current assets.....................    110     217
                                                                 ------ -------
    Total current assets........................................  3,677   4,066
                                                                 ------ -------
Property and equipment, net (notes 2 and 4).....................  4,288   6,209
Other assets....................................................     11      16
                                                                 ------ -------
    Total assets................................................ $7,976 $10,291
                                                                 ====== =======
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note 4)............... $  952 $   710
  Accounts payable..............................................  1,256   1,320
  Accrued expenses (note 5).....................................  1,582   1,652
  Income taxes payable..........................................     78     --
                                                                 ------ -------
    Total current liabilities...................................  3,868   3,682
                                                                 ------ -------
Long-term debt, excluding current installments (note 4).........  2,112   5,222
Deferred income taxes...........................................    303      99
                                                                 ------ -------
    Total liabilities...........................................  6,283   9,003
                                                                 ------ -------
Stockholders' equity (notes 8 and 11):
  Common stock, $.0125 par value. Authorized 100,000 shares;
   issued and outstanding 76,308 shares at December 31, 1995 and
   1996.........................................................      1       1
  Additional paid-in capital....................................    372     372
  Retained earnings.............................................  1,320     915
                                                                 ------ -------
    Total stockholders' equity..................................  1,693   1,288
                                                                 ------ -------
Commitments and contingencies (notes 9 and 13)
    Total liabilities and stockholders' equity.................. $7,976 $10,291
                                                                 ====== =======

                See accompanying notes to financial statements.

                    AMERICAN TELECONFERENCING SERVICES, LTD.

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                         1994    1995    1996
                                                        ------- ------- -------
Net revenues (note 10)................................. $12,996 $17,012 $22,347
Cost of revenues.......................................   7,050   9,467  14,447
                                                        ------- ------- -------
  Gross profit.........................................   5,946   7,545   7,900
Selling, general, and administrative expenses..........   5,371   6,646   8,300
                                                        ------- ------- -------
  Income (loss) from operations........................     575     899    (400)
Interest expense, net..................................      77     216     320
                                                        ------- ------- -------
  Income (loss) before income tax expense (benefit)....     498     683    (720)
Income tax expense (benefit) (note 7)..................     196     295    (315)
                                                        ------- ------- -------
  Net income (loss).................................... $   302 $   388 $  (405)
                                                        ======= ======= =======


                See accompanying notes to financial statements.

                    AMERICAN TELECONFERENCING SERVICES, LTD.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                               COMMON STOCK
                              --------------- ADDITIONAL              TOTAL
                               NUMBER    PAR   PAID-IN   RETAINED STOCKHOLDERS'
                              OF SHARES VALUE  CAPITAL   EARNINGS    EQUITY
                              --------- ----- ---------- -------- -------------
Balance at December 31,
 1993........................  74,400   $  1    $ 186     $  954     $ 1,141
  Net income.................     --     --       --         302         302
  Dividends..................     --     --       --        (141)       (141)
                               ------   ----    -----     ------     -------
Balance at December 31,
 1994........................  74,400      1      186      1,115       1,302
  Issuance of common stock
   (note 8)..................   1,908    --       186        --          186
  Net income.................     --     --       --         388         388
  Dividends..................     --     --       --        (183)       (183)
                               ------   ----    -----     ------     -------
Balance at December 31,
 1995........................  76,308      1      372      1,320       1,693
  Net loss...................     --     --       --        (405)       (405)
                               ------   ----    -----     ------     -------
Balance at December 31,
 1996........................  76,308   $  1    $ 372     $  915     $ 1,288
                               ======   ====    =====     ======     =======


                See accompanying notes to financial statements.

                    AMERICAN TELECONFERENCING SERVICES, LTD.

                            STATEMENT OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                      1994     1995     1996
                                                     -------  -------  -------
Cash flows from operating activities:
  Net income (loss)................................. $   302  $   388  $  (405)
  Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
    Depreciation and amortization...................     572    1,047    1,467
    Deferred income taxes...........................     (19)     (41)    (315)
    Compensation expense for issuance of common
     stock (note 8).................................     --        85      --
    Changes in operating assets and liabilities:
      Trade accounts receivable, net................    (708)  (1,003)    (295)
      Due from stockholder..........................       9      (59)      79
      Due from employees............................     (19)     (14)      11
      Income taxes receivable.......................      (5)       5      (29)
      Prepaid expenses and other current assets.....     (21)     (26)    (107)
      Other assets..................................     --       --        (5)
      Accounts payable..............................     188      771       64
      Accrued expenses..............................     629      295       70
      Income taxes payable..........................    (106)      77      (78)
                                                     -------  -------  -------
        Net cash provided by operating activities...     822    1,525      457
                                                     -------  -------  -------
Cash flows from investing activities:
  Additions to property and equipment...............  (1,535)  (2,765)  (3,388)
                                                     -------  -------  -------
Cash flows from financing activities:
  Proceeds from long-term debt......................   1,254    2,079    6,547
  Principal repayment of long-term debt.............    (358)    (761)  (3,679)
  Dividends.........................................    (141)    (183)     --
  Proceeds from issuance of common stock............     --       101      --
                                                     -------  -------  -------
        Net cash provided by financing activities...     755    1,236    2,868
                                                     -------  -------  -------
Net increase (decrease) in cash and cash
 equivalents........................................      42       (4)     (63)
Cash and cash equivalents at beginning of year......     315      357      353
                                                     -------  -------  -------
Cash and cash equivalents at end of year............ $   357  $   353  $   290
                                                     =======  =======  =======
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest........................................ $    92  $   236  $   309
                                                     =======  =======  =======
    Income taxes.................................... $   327  $   314  $   107
                                                     =======  =======  =======

                See accompanying notes to financial statements.

                   AMERICAN TELECONFERENCING SERVICES, LTD.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  American Teleconferencing Services, Ltd. (the "Company") is a provider of teleconferencing services to a variety of customers primarily located in the United States. The Company was incorporated in November, 1984 and has two operations centers located in Overland Park, Kansas and Colorado Springs, Colorado.

 (b) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (c) Cash and Cash Equivalents

  Cash and cash equivalents includes cash on hand and money market deposits.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation of machinery and equipment and furniture and fixtures is provided on the straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives are as follows: five years for machinery and equipment; and five to seven years for furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives which approximate ten years.

 (e) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (f) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (g) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

                   AMERICAN TELECONFERENCING SERVICES, LTD.

 (h) Stock Option Plan

  Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. During 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. There were no stock option grants during 1995 and 1996, therefore there is no pro forma disclosure for those years.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31:

                                                                1995     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
   Machinery and equipment.................................... $ 6,637  $ 9,401
   Furniture and fixtures.....................................     560      989
   Leasehold improvements.....................................      42      237
                                                               -------  -------
                                                                 7,239   10,627
   Less accumulated depreciation and amortization.............  (2,951)  (4,418)
                                                               -------  -------
     Property and equipment, net.............................. $ 4,288  $ 6,209
                                                               =======  =======

(3) LINE OF CREDIT


  The Company has line of credit agreements with a bank which, at December 31, 1996, permit the Company to borrow up to $2,250,000 at the bank's lending rate (8.25% at December 31, 1996). There were no amounts outstanding under the agreements at December 31, 1995 and 1996. Any borrowings under the line of credit are secured by the Company's trade accounts receivable for amounts borrowed under the lines of credit.

(4) LONG-TERM DEBT

  Long-term debt at December 31, 1995 and 1996 consists of the following:

                                                                  1995    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
Notes payable to a bank, interest payable monthly at the bank's lending rate less .25% (8.00% at December 31, 1996). Principal and interest due in monthly installments of $96,589 through
 June 15, 2003 decreasing to $15,889 through December 9, 2003.
 These notes are secured by all machinery and equipment,
 furniture and fixtures, and accounts receivable...............  $   --  $ 5,932
Notes payable to banks, interest payable monthly at fixed
 interest rates of 7.5% and 9.75%, and at the bank's prime rate and the bank's prime rate plus .25% (8.75% and 9.00%,
 respectively, at December 31, 1995). Principal due monthly.
 These notes were secured by certain machinery and equipment
 and were repaid in full during 1996...........................    3,064     --
                                                                 ------- -------
  Total long-term debt.........................................    3,064   5,932
  Less: current installments...................................      952     710
                                                                 ------- -------
  Long-term debt, excluding current installments...............  $ 2,112 $ 5,222
                                                                 ======= =======

                   AMERICAN TELECONFERENCING SERVICES, LTD.

  The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1996 are as follows (in thousands):

      1997.............................................................. $  710
      1998..............................................................    769
      1999..............................................................    833
      2000..............................................................    902
      2001..............................................................    977
      Later years through 2003..........................................  1,741
                                                                         ------
        Total........................................................... $5,932
                                                                         ======

(5) ACCRUED EXPENSES

  Accrued expenses consist of the following at December 31:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
      Accrued payroll, bonuses and related taxes............... $ 1,516 $ 1,485
      Accrued fees and other expenses..........................      66     167
                                                                ------- -------
                                                                $ 1,582 $ 1,652
                                                                ======= =======

(6) RELATED PARTY TRANSACTIONS

 (a) Due From Stockholder

  The Company loaned a stockholder $34,793 on June 1, 1989 which was payable in monthly installments of $474 including interest at 7%. The amount due from the stockholder under this loan was $7,656 at December 31, 1995. The outstanding balance was paid in full during 1996.

  In addition, the Company paid certain obligations of the stockholder which totaled $71,040 at December 31, 1995 and was included in due from stockholder at December 31, 1995. There were no amounts outstanding from the stockholder at December 31, 1996.

 (b) Due to Stockholder

  In June 1996, the Company borrowed $100,000 from a stockholder in exchange for a note payable, bearing interest at 8.25%. The loan was repaid in December 1996.

 (c) Lease Transactions

  The Company leased certain equipment and art work from a stockholder. The leases were accounted for as operating leases. Amounts expensed under these leases during the years ended December 31, 1994, 1995 and 1996 were $67,435, $66,163, and $49,108, respectively. The leases were terminated in October 1996. Certain of the equipment was acquired upon termination of the leases for cash consideration of $12,500.

                   AMERICAN TELECONFERENCING SERVICES, LTD.

(7) INCOME TAXES

  Income tax expense (benefit) consists of the following for the years ended December 31:

                                                         CURRENT DEFERRED TOTAL
                                                         ------- -------- -----
                                                             (IN THOUSANDS)
      1994:
        Federal.........................................  $ 167   $ (15)  $ 152
        State...........................................     48      (4)     44
                                                          -----   -----   -----
                                                          $ 215   $ (19)  $ 196
                                                          =====   =====   =====
      1995:
        Federal.........................................  $ 260   $ (32)  $ 228
        State...........................................     76      (9)     67
                                                          -----   -----   -----
                                                          $ 336   $ (41)  $ 295
                                                          =====   =====   =====
      1996:
        Federal.........................................  $ --    $(243)  $(243)
        State...........................................    --      (72)    (72)
                                                          -----   -----   -----
                                                          $ --    $(315)  $(315)
                                                          =====   =====   =====

  Income tax expense (benefit) differed from the amounts computed by applying the U.S. statutory federal income tax rate of 34% as a result of the following:

                                                              1994  1995 1996
                                                              ----  ---- -----
                                                              (IN THOUSANDS)
      Computed "expected" tax expense (benefit).............  $169  $232 $(245)
      State and local income taxes, net of federal tax bene-
       fit..................................................    29    44   (48)
      Nondeductible expenses and other differences..........    (2)   19   (22)
                                                              ----  ---- -----
                                                              $196  $295 $(315)
                                                              ====  ==== =====

  The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, are presented below:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
      Deferred tax assets:
        Allowance for doubtful accounts........................ $    37 $    69
        Accruals...............................................     367     445
        Net operating loss.....................................     --      436
                                                                ------- -------
          Total gross deferred tax assets......................     404     950
                                                                ------- -------
      Deferred tax liabilities:
        Property and equipment.................................     303     534
                                                                ------- -------
          Total gross deferred tax liability...................     303     534
                                                                ------- -------
          Net deferred tax assets.............................. $   101 $   416
                                                                ======= =======

  In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the fact that the Company has sufficient taxable income in the carryback periods, and projections for future taxable income over the periods in which the deferred tax assets are deductible, the ultimate realization of deferred tax assets recognized appears more likely than not.

                   AMERICAN TELECONFERENCING SERVICES, LTD.

  At December 31, 1996, the Company had net operating losses of approximately $1,090,000. The net operating losses will expire in the year 2011. Upon a change in ownership as defined in Section 382 of the Internal Revenue Code, the ability to utilize these net operating losses may be limited (see note
13).

(8) STOCKHOLDERS' EQUITY

 (a) Common Stock

  On August 2, 1995, the Company issued 1,908 shares of non-voting common stock to an employee at $53 per share. The Company recorded compensation expense of $84,906 in connection with this transaction during the year ended December 31, 1995 for the difference between the fair market value of the stock and the issuance price.

 (b) Stock Option Plan

  The Company adopted a Stock Option Plan effective January 1, 1991, which authorizes the grant of up to 20% of the shares of the Company's outstanding common stock. The option price of all options granted to date represents the fair market value of the Company's common stock on the date of grant. A total of 1,200 options were granted from 1991 to 1993 at exercise prices between $87 and $140 per share. The options vest after seven years employment and may be exercised ratably over four years upon vesting. At December 31, 1995 and 1996, 1,128 options were exercisable at a weighted average price of $106 per share.

(9) COMMITMENTS

  The Company has entered into noncancelable operating leases covering its office facilities and certain equipment. Rent expense amounted to $288,791, $370,339 and $715,436 for the years ended December 31, 1994, 1995 and 1996, respectively. Future minimum payments under the leases are as follows (in thousands):

      YEAR ENDING DECEMBER 31:
      ------------------------
         1997........................................................... $  923
         1998...........................................................    933
         1999...........................................................    957
         2000...........................................................    651
         2001...........................................................    457
         2002...........................................................    470
                                                                         ------
           Total minimum lease payments................................. $4,391
                                                                         ======

(10) SIGNIFICANT CUSTOMERS

  For the years ended December 31, 1994, 1995 and 1996, one customer accounted for approximately 10%, 20% and 21% of revenues, respectively. This customer accounted for 20% and 21% of accounts receivable at December 31, 1995 and 1996, respectively.

(11) STOCKHOLDER AGREEMENT

  An agreement with a stockholder who owns 42% of the outstanding shares of the Company's stock provides that cash dividends are to be made in an amount equal to one-third of after-tax earnings in any twelve month period ending June 30, where the Company's pre-tax net earnings are in excess of $100,000, unless stockholders holding two-thirds of all outstanding stock vote to retain such funds for expansion, subject to applicable state laws. Dividends of $141,360 and $183,024 were paid during 1994 and 1995. No dividends have been accrued during 1996 due to the Company's net loss for the twelve months ended June 30, 1996 and continued losses through December 31, 1996.

                   AMERICAN TELECONFERENCING SERVICES, LTD.

(12) PROFIT SHARING PLAN

  The Company has a Section 401(k) profit sharing plan covering substantially all of its employees. Under this plan, eligible employees are allowed to contribute a maximum of $9,500 per year. The Company matches 50% of employee contributions up to 3% of compensation. In addition, the Company, at its discretion, may contribute profit sharing funds in excess of the required matching contribution. The matching and profit sharing contributions charged to operations for the years ended December 31, 1994, 1995 and 1996 was $194,455, $216,251 and $168,060, respectively.

(13) MERGER

  In December 1996, the Company entered into a business combination agreement with VIALOG Corporation whereby VIALOG Corporation will acquire the outstanding stock of the Company upon completion of a proposed initial public offering of common stock.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Telephone Business Meetings, Inc.:

  We have audited the accompanying balance sheets of Telephone Business Meetings, Inc. as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 1994, the period January 1, 1995 to April 9, 1995, the period April 10, 1995 to December 31, 1995, and the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telephone Business Meetings, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for the year ended December 31, 1994, the period January 1, 1995 to April 9, 1995, the period April 10, 1995 to December 31, 1995, and the year ended December 31, 1996, in conformity with generally accepted accounting principles.

  As discussed in note 4 to the financial statements, effective April 10, 1995, the Company repurchased all of the common stock of one of the Company's founding stockholders, representing a 50% interest in the Company. As a result of the change in control, the financial information for the periods after the change in control is presented on a different cost basis than that for the periods before the change in control and, therefore, is not comparable.

                                          KPMG Peat Marwick LLP

January 24, 1997
Washington, D.C.

                       TELEPHONE BUSINESS MEETINGS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                   1995   1996
                                                                  ------ ------
                         ASSETS (NOTE 3)
Current assets:
  Cash and cash equivalents...................................... $  390 $  804
  Trade accounts receivable, less allowance for doubtful accounts
   of $33 in 1995 and $206 in 1996...............................    802  1,103
  Prepaid expenses and other current assets......................    108    161
                                                                  ------ ------
    Total current assets.........................................  1,300  2,068
                                                                  ------ ------
Property and equipment, net (note 2).............................  2,032  2,201
Restricted cash..................................................    105    110
Excess of purchase price over the fair value of the interest in net assets of the former stockholders, net of accumulated
 amortization of $12 in 1995 and $28 in 1996 (note 4)............    231    215
Other assets.....................................................      4     11
                                                                  ------ ------
    Total assets................................................. $3,672 $4,605
                                                                  ====== ======
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note 3)................ $  732 $  654
  Current installments of note payable to former stockholder
   (note 4)......................................................    109    116
  Current installments of obligations under capital leases (note
   7)............................................................     28     32
  Accounts payable...............................................      4    141
  Accrued expenses (note 6)......................................    276    366
  Income taxes payable...........................................     10    --
                                                                  ------ ------
    Total current liabilities....................................  1,159  1,309
                                                                  ------ ------
  Long-term debt, excluding current installments (note 3)........  1,029    880
  Note payable to former stockholder, excluding current install-
   ments (note 4)................................................    439    323
  Obligations under capital leases, excluding current install-
   ments (note 7)................................................     79     47
  Deferred rent..................................................     94    128
                                                                  ------ ------
    Total liabilities............................................  2,800  2,687
                                                                  ------ ------
Common stock issued to employees with redemption option, 15.464
 shares at liquidation value (note 5)............................    --     148
Stockholders' equity (notes 4 and 5):
  Common stock, $.01 par value. Authorized and issued 1,000
   shares; 500 shares outstanding in 1995 and 1996...............    --     --
  Additional paid-in capital.....................................    660    660
  Retained earnings..............................................    212  1,110
                                                                  ------ ------
    Total stockholders' equity...................................    872  1,770
                                                                  ------ ------
Commitments and contingencies (notes 7 and 8)
    Total liabilities and stockholders' equity................... $3,672 $4,605
                                                                  ====== ======

                See accompanying notes to financial statements.

                       TELEPHONE BUSINESS MEETINGS, INC.

                              STATEMENTS OF INCOME

 YEAR ENDED DECEMBER 31, 1994, PERIOD JANUARY 1, 1995 TO APRIL 9, 1995, PERIOD
     APRIL 10, 1995 TO DECEMBER 31, 1995, AND YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                           PERIOD          PERIOD
                           YEAR ENDED  JANUARY 1, 1995 APRIL 10, 1995   YEAR ENDED
                          DECEMBER 31,   TO APRIL 9,   TO DECEMBER 31, DECEMBER 31,
                              1994          1995            1995           1996
                          ------------ --------------- --------------- ------------
Net revenues............     $5,114        $1,590          $4,918         $9,073
Cost of revenues........      2,823           855           2,564          4,071
                             ------        ------          ------         ------
  Gross profit..........      2,291           735           2,354          5,002
Selling, general and ad-
 ministrative expenses..      1,745           524           2,058          3,455
                             ------        ------          ------         ------
  Income from opera-
   tions................        546           211             296          1,547
Interest expense, net...         49            12             140            174
                             ------        ------          ------         ------
  Income before income
   tax expense (bene-
   fit).................        497           199             156          1,373
Income tax expense (ben-
 efit)..................         52             8             (56)           --
                             ------        ------          ------         ------
  Net income............     $  445        $  191          $  212         $1,373
                             ======        ======          ======         ======


                See accompanying notes to financial statements.

                       TELEPHONE BUSINESS MEETINGS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

          DECEMBER 31, 1994, APRIL 9, 1995, DECEMBER 31, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                              COMMON STOCK
                             --------------- ADDITIONAL              TOTAL
                             NUMBER OF  PAR   PAID-IN   RETAINED STOCKHOLDERS'
                              SHARES   VALUE  CAPITAL   EARNINGS    EQUITY
                             --------- ----- ---------- -------- -------------
Balance at December 31,
 1993.......................   1,000   $--      $  4     $  715     $  719
  Dividends.................     --     --       --         (39)       (39)
  Net income................     --     --       --         445        445
                               -----   ----     ----     ------     ------
Balance at December 31,
 1994.......................   1,000    --         4      1,121      1,125
  Net income................     --     --       --         191        191
                               -----   ----     ----     ------     ------
Balance at April 9, 1995....   1,000    --         4      1,312      1,316
                               =====   ====     ====     ======     ======
Balance subsequent to
 repurchase of 50% interest
 (note 4)...................     500    --       660        --         660
  Net income................     --     --       --         212        212
                               -----   ----     ----     ------     ------
Balance at December 31,
 1995.......................     500    --       660        212        872
  Dividends.................     --     --       --        (475)      (475)
  Net income................     --     --       --       1,373      1,373
                               -----   ----     ----     ------     ------
Balance at December 31,
 1996.......................     500   $--      $660     $1,110     $1,770
                               =====   ====     ====     ======     ======


                See accompanying notes to financial statements.

                       TELEPHONE BUSINESS MEETINGS, INC.

                            STATEMENTS OF CASH FLOWS

 YEAR ENDED DECEMBER 31, 1994, PERIOD JANUARY 1, 1995 TO APRIL 9, 1995, PERIOD
     APRIL 10, 1995 TO DECEMBER 31, 1995, AND YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                           PERIOD          PERIOD
                           YEAR ENDED  JANUARY 1, 1995 APRIL 10, 1995   YEAR ENDED
                          DECEMBER 31,   TO APRIL 9,   TO DECEMBER 31, DECEMBER 31,
                              1994          1995            1995           1996
                          ------------ --------------- --------------- ------------
Cash flows from
 operating activities:
  Net income............     $ 445         $  191          $   212        $1,373
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
    Depreciation and
     amortization.......       269            121              375           630
    Deferred income
     taxes..............        24            --               (62)          --
    Compensation expense
     for issuance of
     common stock.......       --             --               --            148
    Changes in operating
     assets and
     liabilities:
      Trade accounts
       receivable, net..       (71)          (170)            (108)         (301)
      Prepaid expenses
       and other current
       assets...........       (58)            62               (5)          (53)
      Accounts payable
       and accrued
       expenses.........       (17)            90               22           227
      Income taxes
       payable..........       --             --               --            (10)
      Deferred rent.....       --             --                93            34
                             -----         ------          -------        ------
        Net cash
         provided by
         operating
         activities.....       592            294              527         2,048
                             -----         ------          -------        ------
Cash flows from
 investing activities:
  Additions to property
   and equipment........      (560)          (123)          (1,227)         (783)
  Increase in restricted
   cash.................       --             --              (105)           (5)
  (Increase) decrease in
   other assets.........         3            (40)              63            (7)
                             -----         ------          -------        ------
        Net cash used in
         investing
         activities.....      (557)          (163)          (1,269)         (795)
                             -----         ------          -------        ------
Cash flows from
 financing activities:
  Proceeds from long-
   term debt............       484          2,149              --            587
  Principal repayments
   of long-term debt....      (338)          (626)            (389)         (814)
  Principal repayments
   of notes payable to
   stockholders.........       (85)           --               (51)         (109)
  Principal payments
   under capital lease
   obligations..........       --             --               (12)          (28)
  Cash portion of
   consideration paid to
   former stockholder...       --             --              (300)          --
  Dividends.............       (39)           --               --           (475)
                             -----         ------          -------        ------
        Net cash
         provided by
         (used in)
         financing
         activities.....        22          1,523             (752)         (839)
                             -----         ------          -------        ------
Net increase (decrease)
 in cash and cash
 equivalents............        57          1,654           (1,494)          414
Cash and cash
 equivalents at
 beginning of period....       173            230            1,884           390
                             -----         ------          -------        ------
Cash and cash
 equivalents at end of
 period.................     $ 230         $1,884          $   390        $  804
                             =====         ======          =======        ======
Supplemental disclosures
 of cash flow
 information:
  Cash paid during the
   period for:
    Interest............     $  49         $   18          $   169        $  191
                             -----         ------          -------        ------
    Income taxes........     $  22         $  --           $   --         $   10
                             =====         ======          =======        ======
Supplemental disclosure
 of noncash investing
 and financing
 activities:
    Capital lease
     obligations........     $ --          $  --           $   120        $  --
                             =====         ======          =======        ======
    Issuance of note
     payable in partial
     consideration to
     former
     stockholder........     $ --          $  --           $   599        $  --
                             =====         ======          =======        ======

                See accompanying notes to financial statements.

                       TELEPHONE BUSINESS MEETINGS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Telephone Business Meetings, Inc. (the "Company"), which operates under the names ACCESS Conference Call Service and ACCESS Teleconferencing
International, provides telephone and video conferencing services to a broad spectrum of individuals and businesses throughout the United States. The Company's operations center is located in Reston, Virginia.

 (b) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (c) Cash and Cash Equivalents

  Cash and cash equivalents includes cash on hand and short-term investments with original maturities of three months or less.

 (d) Restricted Cash

  Restricted cash consists of a certificate of deposit which is security for the Company's commitment under its office lease and is classified as long-term in the accompanying balance sheets.

 (e) Property and Equipment

  Property and equipment are recorded at cost. Depreciation of property and equipment is provided on the straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives are as follows: five to seven years for office furniture and equipment; seven years for conferencing equipment; and three to five years for computer equipment. Capitalized lease equipment and leasehold improvements are amortized over the lives of the leases, ranging from three to ten years.

 (f) Intangible Assets

  The Company monitors its excess of purchase price over the fair value of interest in net assets of the former stockholders (goodwill) to determine whether any impairment of goodwill has occurred. In making such determination with respect to goodwill, the Company evaluates the performance, on an undiscounted basis, of the underlying business which gave rise to such amount. Amortization of goodwill is recorded on a straight-line basis over the estimated useful life of 15 years.

 (g) Income Taxes

  The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay income taxes on its taxable income. Instead, stockholders of the Company are liable for individual federal income taxes for their respective shares of the Company's taxable income. Notwithstanding the federal Subchapter S election, franchise income taxes were payable through May of 1995 to the District of Columbia, which does not recognize the Subchapter S election. As of June 1995, the Company moved all of its property and office facilities to the State of Virginia.

                       TELEPHONE BUSINESS MEETINGS, INC.

 (h) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (i) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31:

                                                                 1995    1996
                                                                ------  -------
                                                                (IN THOUSANDS)
      Office furniture and equipment........................... $   66  $    88
      Conferencing equipment...................................  1,982    2,632
      Computer equipment.......................................    456      567
      Capitalized lease equipment..............................    120      120
      Leasehold improvements...................................    234      234
                                                                ------  -------
                                                                 2,858    3,641
      Less: accumulated depreciation and amortization             (826)  (1,440)
                                                                ------  -------
        Property and equipment, net............................ $2,032  $ 2,201
                                                                ======  =======

(3) LONG-TERM DEBT

  Long-term debt at December 31, 1995 and 1996 consists of the following:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
Note payable to a bank, interest only at 9.33% payable monthly through October 1995 and then monthly principal payments of
 $38,095 plus interest until February 1999, with the balance due in March 1999............................................. $ 1,486 $ 1,029
Note payable to a bank, interest at the prime rate plus 0.75%, monthly principal payments of $7,000 plus interest, balance
 due in March 1999.............................................     --      187
Note payable to a bank, interest at 9.5%, monthly principal
 payments of $9,400 plus interest, balance due in October
 1999..........................................................     --      318
Note payable to a bank, interest at 9.33%, repaid in full in
 September 1996................................................     275     --
                                                                ------- -------
  Total long-term debt.........................................   1,761   1,534
  Less current installments....................................     732     654
                                                                ------- -------
  Long-term debt, excluding current installments............... $ 1,029 $   880
                                                                ======= =======

  All of the Company's assets are collateral for the bank notes. In addition, the Company's majority stockholder is a guarantor of each of the bank notes. The terms of each of the bank notes include certain financial and other covenants. As of December 31, 1996, as a result of the stock awards discussed in note 5, the Company was not in compliance with a covenant which limits the amount of the annual increase in executive compensation. Subsequent to December 31, 1996, the Company obtained a waiver of the noncompliance from the lender.

                       TELEPHONE BUSINESS MEETINGS, INC.

  The aggregate maturities of all notes payable, including the note payable to the former stockholder (see note 4), for each of the four years subsequent to December 31, 1996 are as follows (in thousands):

      1997............................................................... $  770
      1998...............................................................    777
      1999...............................................................    357
      2000...............................................................     69
                                                                          ------
                                                                          $1,973
                                                                          ======

(4) RELATED PARTY TRANSACTIONS

  On April 10, 1995, under a Share Purchase Agreement, as amended, all of the common stock, 500 shares, of one of the Company's founding stockholders (representing a 50 percent interest in the Company) was repurchased by the Company for total consideration of $899,031. The consideration consisted of $300,000 of cash paid at closing and a note payable of $599,031 due May 2000, bearing interest at 6%, with equal quarterly principal and interest payments. As of the date of the repurchase, the Company experienced a change of control and, accordingly, the acquired 50% interest in the net assets of the Company was recognized at fair market value, which approximated book value. The excess consideration paid over the fair market value of the interest in the net assets of the former stockholder was approximately $240,000.

  Concurrent with the repurchase of the shares, the Company and the former stockholder entered into an agreement for consulting services and an agreement not to compete for a five-year period in exchange for total consideration of $624,615 payable in equal quarterly payments by the Company of $31,231 commencing with the first quarter subsequent to the closing and continuing through April 2000.

  As of December 31, 1995 and 1996, $548,540 and $439,017, respectively, were due under the note payable to the former stockholder, of which $109,521 and $116,241, respectively, were current. During the period from April 10, 1995 to December 31, 1995, and the year ended December 31, 1996, the Company paid the former stockholder $62,462 and $124,923, respectively, under the agreements for consulting services and not to compete.

(5) EMPLOYEE BENEFITS

 Stock Awards

  During 1996, the Company awarded 7.732 shares of common stock to each of two executive officers of the Company. The shares are fully vested but are restricted as to transfer by each of the executive officers. In the event of termination of the executive officers' employment with the Company, the Company has the right at its sole option to require the executives to sell their shares back to the Company and the executives have the right to require the Company to repurchase their shares, all at the then determined fair market value. In the event of a public offering of the Company's shares or the sale of the Company, all such restrictions, rights, and options terminate.

  As a result of the executive officers' right to require the Company to repurchase the shares upon termination of employment, the awards have been accounted for using variable plan accounting, whereby compensation expense is recognized each period for the increase, if any, in the estimated fair market value of the Company's common stock. During the year ended December 31, 1996, the Company recognized a total of $148,554 of compensation expense relating to the stock awards. Further, the liquidation value of the shares has been reflected between total liabilities and stockholders' equity in the accompanying balance sheet as of December 31, 1996.

                       TELEPHONE BUSINESS MEETINGS, INC.

 Retirement Plan

  The Company maintains a defined contribution retirement plan (the "Plan") under Section 401(k) of the Internal Revenue Code which covers all eligible employees. Employee contributions are voluntary and vest with the employee immediately. The Plan provides for matching contributions by the Company of 50 percent of employee contributions, up to certain limits as defined in the Plan. Company matching contributions vest over the employee's period of service. Contributions by the Company to the Plan were approximately $27,000, $7,000, $20,000, and $42,000 for the year ended December 31, 1994, the period January 1, 1995 to April 9, 1995, the period April 10, 1995 to December 31, 1995, and the year ended December 31, 1996, respectively.

(6) ACCRUED EXPENSES

  Accrued expenses consist of the following at December 31:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
      Accrued salaries, wages and benefits..................... $    86 $   215
      Accrued fees and other expenses..........................     190     151
                                                                ------- -------
                                                                $   276 $   366
                                                                ======= =======

(7) COMMITMENTS AND CONTINGENCIES

 Operating Lease

  The Company leases office space for its teleconferencing facility under a noncancelable operating lease in Reston, Virginia. The lease is for a total of ten years expiring May 31, 2005.

  Future minimum payments under this lease as of December 31, 1996 are approximately as follows (in thousands):

      YEAR ENDING DECEMBER 31:
      ------------------------
         1997............................................................ $  362
         1998............................................................    373
         1999............................................................    384
         2000............................................................    396
         2001............................................................    407
           Thereafter....................................................  1,485
                                                                          ------
                                                                          $3,407
                                                                          ======

  Total rent expense was approximately $185,000, $51,000, $287,000 and $396,000 for the year ended December 31, 1994, the period from January 1, 1995 to April 9, 1995, the period from April 10, 1995 to December 31, 1995, and the year ended December 31, 1996, respectively.

  As of December 31, 1996, the Company has an outstanding letter of credit in the amount of $100,000 with a commercial bank which secures the Company's obligations under the office lease.

 Capital Leases

  The Company has entered into noncancelable capital leases for various computer equipment. The leases, which expire between June 1998 and June 2000, consist of two 36 month leases and one 60 month lease. Interest rates range from 9.07% to 10.31%.

                       TELEPHONE BUSINESS MEETINGS, INC.

  Future minimum payments under the leases are as follows:

      YEARS ENDED DECEMBER 31:                                      AMOUNT
      ------------------------                                  --------------
                                                                (IN THOUSANDS)
         1997..................................................      $38
         1998..................................................       28
         1999..................................................       17
         2000..................................................        8
                                                                     ---
                                                                      91
         Less: imputed interest................................       12
                                                                     ---
         Net present value of future lease obligations.........       79
         Less: current portion.................................       32
                                                                     ---
         Obligations under capital leases, net of current por-
          tion.................................................      $47
                                                                     ===

(8) MERGER

  In December 1996, the Company entered into a business combination agreement with VIALOG Corporation whereby VIALOG Corporation will acquire the outstanding stock of the Company upon completion of a proposed initial public offering of common stock.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Conference Source International, Inc.

  We have audited the accompanying balance sheets of Conference Source International, Inc. as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Conference Source International, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 17, 1997
Boston, Massachusetts

                     CONFERENCE SOURCE INTERNATIONAL, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                   1995   1996
                                                                  ------ ------
                         ASSETS (note 3)
Current assets:
  Cash and cash equivalents...................................... $  375 $  318
  Trade accounts receivable, less allowance for doubtful accounts
   of $5 in 1995 and $10 in 1996 (note 6)........................    692    801
  Due from stockholder (note 4)..................................     72    --
  Prepaid expenses and other current assets......................    --      48
                                                                  ------ ------
    Total current assets.........................................  1,139  1,167
Property and equipment, net (notes 2 and 5)......................    866  1,059
Other assets.....................................................    32      67
                                                                  ------ ------
    Total assets................................................. $2,037 $2,293
                                                                  ====== ======
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note 3)................ $1,089 $  111
  Current installments of obligations under capital leases (note
   5)............................................................    141    375
  Accounts payable...............................................    201    121
  Accrued expenses...............................................     30     91
                                                                  ------ ------
    Total current liabilities....................................  1,461    698
Long-term debt, excluding current installments (note 3)..........     43    219
Obligations under capital leases, excluding current installments
 (note 5)........................................................    173    700
                                                                  ------ ------
    Total liabilities............................................  1,677  1,617
                                                                  ------ ------
Stockholders' equity:
  Common stock, $1.00 par value. Authorized 100,000 shares;
   issued and outstanding 1,000 shares at December 31, 1995 and
   1996 .........................................................      1      1
  Additional paid-in capital.....................................    349    349
  Retained earnings..............................................     10    326
                                                                  ------ ------
    Total stockholders' equity...................................    360    676
                                                                  ------ ------
Commitments and contingencies (notes 5 and 7)
    Total liabilities and stockholders' equity................... $2,037 $2,293
                                                                  ====== ======

                See accompanying notes to financial statements.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

                              STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                            1994   1995   1996
                                                           ------ ------ ------
Net revenues (note 6)..................................... $2,331 $3,808 $5,868
Cost of revenues..........................................  1,115  1,426  2,208
                                                           ------ ------ ------
  Gross profit............................................  1,216  2,382  3,660
Selling, general and administrative expenses..............  1,083  1,388  1,621
                                                           ------ ------ ------
  Income from operations..................................    133    994  2,039
Interest expense, net.....................................    124    160    165
                                                           ------ ------ ------
  Net income.............................................. $    9 $  834 $1,874
                                                           ====== ====== ======



                See accompanying notes to financial statements.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                               COMMON STOCK
                              --------------- ADDITIONAL               TOTAL
                              NUMBER OF  PAR   PAID-IN   RETAINED  STOCKHOLDERS'
                               SHARES   VALUE  CAPITAL   EARNINGS      EQUITY
                              --------- ----- ---------- --------  -------------
Balance at December 31,
 1993........................   1,000   $  1     $349    $  (833)     $  (483)
  Net income.................     --     --       --           9            9
                                -----   ----     ----    -------      -------
Balance at December 31,
 1994........................   1,000      1      349       (824)        (474)
  Net income.................     --     --       --         834          834
                                -----   ----     ----    -------      -------
Balance at December 31,
 1995........................   1,000      1      349         10          360
  Net income.................     --     --       --       1,874        1,874
  Distributions to stockhold-
   er........................     --     --       --      (1,558)      (1,558)
                                -----   ----     ----    -------      -------
Balance at December 31,
 1996........................   1,000   $  1     $349    $   326      $   676
                                =====   ====     ====    =======      =======


                See accompanying notes to financial statements.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                         1994   1995    1996
                                                         -----  -----  -------
Cash flows from operating activities:
  Net income............................................ $   9  $ 834  $ 1,874
  Adjustments to reconcile net income to net cash pro-
   vided by operating activities:
    Depreciation and amortization.......................   235    292      393
    Changes in operating assets and liabilities:
      Trade accounts receivable, net....................  (205)  (312)    (109)
      Due from stockholder..............................    (6)   (66)      72
      Prepaid expenses and other assets.................   (35)     4      (83)
      Accounts payable..................................    61    (38)     (80)
      Accrued expenses..................................    (6)     7       61
                                                         -----  -----  -------
        Net cash provided by operating activities.......    53    721    2,128
                                                         -----  -----  -------
Cash flows from investing activities:
  Additions to property and equipment...................  (476)  (225)     (41)
                                                         -----  -----  -------
Cash flows from financing activities:
  Proceeds from borrowings on long-term debt............   652    201      --
  Principal repayment of long-term debt.................  (100)  (197)    (438)
  Proceeds from refinancing of capital lease obliga-
   tions................................................   --     --       142
  Principal repayment of capital lease obligations......  (126)  (148)    (290)
  Distributions to stockholder..........................   --     --    (1,558)
                                                         -----  -----  -------
        Net cash provided by (used in) financing activi-
         ties...........................................   426   (144)  (2,144)
                                                         -----  -----  -------
Net increase (decrease) in cash and cash equivalents....     3    352      (57)
Cash and cash equivalents at beginning of year..........    20     23      375
                                                         -----  -----  -------
Cash and cash equivalents at end of year................ $  23  $ 375  $   318
                                                         =====  =====  =======
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest............................................ $ 119  $ 162  $   169
                                                         =====  =====  =======
  Noncash transaction:
    Equipment purchased under capital lease obliga-
     tions.............................................. $ 296  $ --   $   545
                                                         =====  =====  =======

                See accompanying notes to financial statements.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Conference Source International, Inc. ("the Company") is a provider of teleconferencing services to a variety of customers located primarily in the United States. The Company was incorporated in February, 1992, and is headquartered in Atlanta, Georgia.

 (b) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (c) Cash and Cash Equivalents

  The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. At December 31, 1995 and 1996, certain cash deposits with financial institutions are in excess of the $100,000 Federal Depository Insurance Corporation (FDIC) guarantee.

 (d) Property and Equipment

  Property and equipment is stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation is calculated using accelerated methods over the estimated useful lives of the respective assets. Estimated useful lives are as follows: five years for vehicles; five to seven years for office equipment; five to seven years for bridge equipment; and five years for computer software. Equipment under capital leases is amortized using accelerated methods over the shorter of the lease term or the estimated useful life of the asset, ranging from five to seven years.

 (e) Income Taxes

  The Company has elected by consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on the Company's taxable income. Accordingly, these financial statements do not contain a provision for income taxes.

 (f) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (g) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of

  The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
      Vehicles................................................. $    27 $    27
      Office equipment.........................................     123     148
      Bridge equipment.........................................   1,313   1,874
      Computer software........................................      62      62
                                                                ------- -------
                                                                  1,525   2,111
        Less: accumulated depreciation and amortization........     659   1,052
                                                                ------- -------
          Property, and equipment, net......................... $   866 $ 1,059
                                                                ======= =======

(3) LONG-TERM DEBT

  Long-term debt consists of the following at December 31:

                                                                   1995    1996
                                                                 -------- -------
                                                                 (IN THOUSANDS)
Note payable to bank in monthly installments of $10,597,
 including interest at 10.25%, matures August 1999;
 collateralized by accounts receivable and cash surrender value
 of life insurance and personal guarantee of owner.............  $    634 $  286
Note payable to bank in monthly installments of $1,029,
 including interest at 10.5%, matures October 1999;
 collateralized by equipment, accounts receivable, and cash
 surrender value of life insurance and personal guarantee of
 owner.........................................................        39     30
Notes payable for bridge equipment purchases; balances were
 converted to a capital lease obligation during 1996...........       437    --
Note payable to bank in monthly installments of $846, including interest at 9.20%, matures May 1998; collateralized by
 vehicles......................................................        22     14
                                                                 -------- ------
  Total long-term debt.........................................     1,132    330
  Less: current installments...................................     1,089    111
                                                                 -------- ------
  Long-term debt, excluding current installments...............  $     43 $  219
                                                                 ======== ======

  The aggregate maturities of long-term debt for each of the three years subsequent to December 31, 1996 are as follows (in thousands):

      1997................................................................. $111
      1998.................................................................  127
      1999.................................................................   92
                                                                            ----
                                                                            $330
                                                                            ====

(4) RELATED PARTY TRANSACTIONS

 (a) Advance to Stockholder

  The Company loaned the stockholder $71,987 during 1995. The note had no set repayment schedule and was interest free. The amount was repaid in full during 1996.

                     CONFERENCE SOURCE INTERNATIONAL, INC.

 (b) Lease Transactions

  The Company pays monthly lease payments to a former stockholder for use of certain equipment. Total payments under these arrangements during the years ended December 31, 1994, 1995 and 1996 were approximately $53,000 per year. The leases expire during 1997, and the future minimum lease payments under these leases have been included in note 5.

(5) COMMITMENTS AND CONTINGENCIES

 (a) Leases

  The Company is obligated under noncancelable operating leases covering its office facilities and certain equipment. Rent expense amounted to $261,000, $205,000 and $192,000 for the years ended December 31, 1994, 1995 and 1996, respectively. Future minimum lease payments under noncancelable operating leases are as follows (in thousands):

      YEAR ENDING DECEMBER 31:
      ------------------------
         1997............................................................. $183
         1998.............................................................  164
         1999.............................................................  158
         2000.............................................................  152
         2001.............................................................  152
         2002 and thereafter..............................................  139
                                                                           ----
           Total minimum operating lease payments......................... $948
                                                                           ====

  The Company is also obligated under various capital leases for equipment that are guaranteed by the owner. At December 31, 1995 and 1996, the gross amounts of equipment and related accumulated amortization recorded under capital leases were as follows:

                                                                1995     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
      Equipment............................................... $ 1,243  $ 1,788
      Accumulated amortization................................    (521)    (852)
                                                               -------  -------
                                                               $   722  $   936
                                                               =======  =======

  Future minimum payments under capital leases are as follows (in thousands):

      YEAR ENDING DECEMBER 31:
      ------------------------
         1997..........................................................  $  482
         1998..........................................................     312
         1999..........................................................     287
         2000..........................................................     157
         2001..........................................................      69
                                                                         ------
           Total minimum capital lease payments........................   1,307
         Less: amounts representing interest (at rates ranging from 10%
          to 18%)......................................................     232
                                                                         ------
           Present value of minimum capital lease payments.............   1,075
         Less: current installments of obligations under capital
          leases.......................................................     375
                                                                         ------
           Obligations under capital leases, excluding current
            installments...............................................  $  700
                                                                         ======

                     CONFERENCE SOURCE INTERNATIONAL, INC.

 (b) Purchase Agreements

  The Company has entered into purchase agreements with several long distance telephone service providers. The Company is committed to minimum purchases under the agreements which amount to $48,000 in 1997 and 1998, and $23,000 in 1999.

 (c) Consulting Agreement

  The Company has entered into a consulting agreement with a former officer of the Company. Total payments under the agreement amount to $120,000, payable in equal monthly payments through December 1997.

 (d) Dispute

  A former employee of CSI has orally claimed that he may be entitled to 5% of the stock of CSI based on an unsigned paper outlining possible employment terms. The Company's position is that the only agreements with such employee were set forth in two successive executed employment agreements, each of which had a specific provision that such agreement was inclusive as to the terms of employment. No written claim has been made by such employee. The Company believes that such oral claim is without merit.

(6) SIGNIFICANT CUSTOMERS

  Two customers accounted for the following percentages of revenues and accounts receivable:

                                              PERCENTAGE OF         PERCENTAGE OF
                                              TOTAL REVENUES       TOTAL ACCOUNTS
                                            FOR THE YEAR ENDED      RECEIVABLE AT
                                               DECEMBER 31:         DECEMBER 31:
                                           ----------------------  ----------------
                                            1994    1995    1996    1995     1996
                                           ------  ------  ------  -------  -------
   Customer A.............................    14%     30%     49%      47%      58%
   Customer B.............................    14%     24%     21%      26%      26%

(7) MERGER

  In December, 1996, the Company entered into a business combination agreement with VIALOG Corporation whereby VIALOG Corporation will acquire the outstanding stock of the Company upon completion of a proposed initial public offering of common stock.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Call Points, Inc.:

  We have audited the accompanying balance sheets of Call Points, Inc. as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Call Points, Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that Call Points, Inc. will continue as a going concern. As discussed in Note 10 to the financial statements, the Company's recurring losses and working capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG Peat Marwick LLP

January 17, 1997
Birmingham, Alabama

                               CALL POINTS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               1995     1996
                                                              -------  -------
                           ASSETS
Current assets:
  Cash and cash equivalents.................................. $   149  $    31
  Trade accounts receivable, less allowance for doubtful
   accounts of $73 in 1995 and $85 in 1996 (note 4)..........     787    1,080
  Due from related parties...................................      22        1
  Prepaid expenses...........................................       4        3
                                                              -------  -------
    Total current assets.....................................     962    1,115
Property and equipment, net (notes 2, 3 and 4)...............   2,256    1,919
Other assets.................................................       4        2
                                                              -------  -------
    Total assets............................................. $ 3,222  $ 3,036
                                                              =======  =======
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of notes payable to related parties
   (notes 4 and 7)........................................... $   439  $   574
  Current installments of obligations under capital lease-re-
   lated party (note 3)......................................     --        43
  Accounts payable...........................................     359      394
  Accrued expenses (note 5)..................................     273      315
  Due to related parties (note 7)............................     140      169
                                                              -------  -------
    Total current liabilities................................   1,211    1,495
Notes payable to related parties, excluding current install-
 ments (notes 4 and 7).......................................     784      625
                                                              -------  -------
    Total liabilities........................................   1,995    2,120
                                                              -------  -------
Stockholders' equity:
  Common stock--Class A, $1 par value. Authorized 8,000
   shares; issued and outstanding 1,000 shares at December
   31, 1995 and 1996.........................................       1        1
  Common stock--Class B, $1 par value. Authorized 12,000
   shares; issued and outstanding 1,400 shares at December
   31, 1995 and 1996.........................................       1        1
  Additional paid-in capital.................................   3,132    3,132
  Accumulated deficit........................................  (1,907)  (2,218)
                                                              -------  -------
    Total stockholders' equity...............................   1,227      916
                                                              -------  -------
Commitments and contingencies (notes 9, 10 and 11)
    Total liabilities and stockholders' equity............... $ 3,222  $ 3,036
                                                              =======  =======

                See accompanying notes to financial statements.

                               CALL POINTS, INC.

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                         1994    1995    1996
                                                        ------  ------  ------
Net revenues (note 8).................................. $8,537  $6,852  $7,509
Cost of revenues.......................................  6,140   5,331   5,898
                                                        ------  ------  ------
  Gross profit.........................................  2,397   1,521   1,611
Selling, general and administrative expenses...........  2,035   1,820   1,873
                                                        ------  ------  ------
  Income (loss) from operations........................    362    (299)   (262)
Other income (expense):
  Other income (expense), net..........................      3      (7)    --
  Interest expense, net................................    (64)    (65)    (49)
                                                        ------  ------  ------
  Income (loss) before income tax expense..............    301    (371)   (311)
Income taxes (note 6)..................................    --      --      --
                                                        ------  ------  ------
  Net income (loss).................................... $  301  $ (371) $ (311)
                                                        ======  ======  ======


                See accompanying notes to financial statements.

                               CALL POINTS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                           COMMON STOCK
                          --------------- ADDITIONAL                 TOTAL
                           NUMBER    PAR   PAID-IN   ACCUMULATED STOCKHOLDERS'
                          OF SHARES VALUE  CAPITAL     DEFICIT      EQUITY
                          --------- ----- ---------- ----------- -------------
Balance at December 31,
 1993....................   2,400   $  2    $3,132     $(1,837)     $1,297
  Net income.............     --     --        --          301         301
                            -----   ----    ------     -------      ------
Balance at December 31,
 1994....................   2,400      2     3,132      (1,536)      1,598
  Net loss...............     --     --        --         (371)       (371)
                            -----   ----    ------     -------      ------
Balance at December 31,
 1995....................   2,400      2     3,132      (1,907)      1,227
  Net loss...............     --     --        --         (311)       (311)
                            -----   ----    ------     -------      ------
Balance at December 31,
 1996....................   2,400   $  2    $3,132     $(2,218)     $  916
                            =====   ====    ======     =======      ======



                See accompanying notes to financial statements.

                               CALL POINTS, INC.

                           STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                (IN THOUSANDS)

                                                          1994   1995   1996
                                                          -----  -----  -----
Cash flows from operating activities:
Net income (loss)........................................ $ 301  $(371) $(311)
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities:
  Depreciation and amortization..........................   841    845    696
  Changes in operating assets and liabilities:
    Trade accounts receivable, net.......................  (199)   183   (293)
    Due from related parties.............................    16     14     21
    Prepaid expenses.....................................   --       1      1
    Other assets.........................................     1    --     --
    Accounts payable.....................................  (146)    22     35
    Accrued expenses.....................................    71   (130)    42
    Due to related parties...............................   (65)   277     29
                                                          -----  -----  -----
      Net cash provided by operating activities..........   820    841    220
                                                          -----  -----  -----
Cash flows from investing activities:
  Additions to property and equipment....................  (148)  (105)   (50)
                                                          -----  -----  -----
Cash flows from financing activities:
  Principal payments on notes payable to related party...  (651)  (669)  (249)
  Principal payments under capital lease obligations--
   related party.........................................   --     --     (39)
  Principal repayment of long-term debt..................   (44)    (8)   --
                                                          -----  -----  -----
      Net cash used in financing activities..............  (695)  (677)  (288)
                                                          -----  -----  -----
Net increase (decrease) in cash and cash equivalents.....   (23)    59   (118)
Cash and cash equivalents at beginning of year...........   113     90    149
                                                          -----  -----  -----
Cash and cash equivalents at end of year................. $  90    149     31
                                                          =====  =====  =====
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest............................................. $ 263  $  65  $  48
                                                          =====  =====  =====

Supplemental schedule of noncash investing and financing activities:
  During 1996, the Company issued notes payable to a related party to refinance two existing notes payable and to acquire new equipment as follows:
    Notes payable--related party (refinanced)............................. $455
    Acquisition of equipment..............................................  225
                                                                           ----
      Notes payable--related party........................................ $680
                                                                           ====
  During 1995, the Company issued notes payable to a related party to fi-
   nance the acquisition of new equipment and to finance operating ex-
   penses due to the related party as follows:
    Acquisition of equipment financed..................................... $250
    Financing of amounts due to related parties...........................  409
                                                                           ----
      Notes payable--related party........................................ $659
                                                                           ====

  During 1994, the Company offset a note payable--related party in the amount of $135 against amounts due from a related party. Also during 1994, the Company acquired equipment from a related party in exchange for notes payable in the amount of $601.

                See accompanying notes to financial statements.

                               CALL POINTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Call Points, Inc. (the Company) was incorporated in Delaware on December 29, 1988. The Company operated as a division of one of its stockholders prior to incorporation and is located at the stockholder's principal place of business in Montgomery, Alabama. The Company is a provider of international audio teleconferencing services to a wide range of organizations.

 (b) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (c) Cash and Cash Equivalents

  Cash and cash equivalents includes cash on hand and money market deposits.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation of machinery and equipment and furniture and fixtures is provided on the straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives are as follows: three to eight years for furniture and fixtures; five to ten years for machinery and equipment.

 (e) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (f) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (g) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

                               CALL POINTS, INC.

 (h) Reclassifications

  Certain items in the 1994 and 1995 financial statements have been reclassified to conform with classifications used in the 1996 financial statements.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consist of the following at December 31:

                                                                1995     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
      Furniture and fixtures.................................. $   382  $   419
      Machinery and equipment.................................   4,348    4,668
                                                               -------  -------
                                                                 4,730    5,087
      Less accumulated depreciation...........................  (2,474)  (3,168)
                                                               -------  -------
        Property and equipment, net........................... $ 2,256  $ 1,919
                                                               =======  =======

(3) OBLIGATIONS UNDER CAPITAL LEASE--RELATED PARTY

  The Company is obligated to a related party under a capital lease that expires during 1997. Leased equipment with a cost basis of $82,500 and accumulated depreciation of $5,625 is included in property and equipment at December 31, 1996. The present value of future minimum lease payments at December 31, 1996, is $43,475 and is included in current liabilities.

(4) NOTES PAYABLE TO RELATED PARTIES

  Notes payable to related parties at December 31, 1995 and 1996 consists of the following:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
Notes payable to stockholder; due in monthly installments of
 $15,000, including interest at 8 percent through December 25,
 2000.........................................................  $   --  $   659
Notes payable to affiliate; due in monthly installments of
 $25,000, including interest at 8 percent through July 15,
 1998.........................................................      666     540
Note payable to stockholder; due in monthly installments of
 $9,678, including interest at 8 percent through July 15,
 1998.........................................................      270     --
Note payable to stockholder; due in monthly installments of
 $7,834, including interest at 8 percent through January 1,
 1999.........................................................      250     --
Notes payable to stockholders; noninterest bearing and due in monthly installments of $37,500 through January 1996; royalty payments accounted for as interest were 10.4 percent of
 average indebtedness in 1995; secured by certain equipment
 and accounts receivable......................................       37     --
                                                                ------- -------
  Total notes payable to related party........................    1,223   1,199
  Less current installments...................................      439     574
                                                                ------- -------
  Notes payable to related parties, excluding current
   installments...............................................  $   784 $   625
                                                                ======= =======

                               CALL POINTS, INC.

  The aggregate maturities of notes payable to related parties for each of the four years subsequent to December 31, 1996 are as follows (in thousands):

      1997............................................................... $  574
      1998...............................................................    304
      1999...............................................................    160
      2000...............................................................    161
                                                                          ------
                                                                          $1,199
                                                                          ======

(5) ACCRUED EXPENSES

  Accrued expenses consist of the following at December 31:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
      Accrued long distance fees............................... $   208 $   252
      Accrued fees and other expenses..........................      65      63
                                                                ------- -------
                                                                $   273 $   315
                                                                ======= =======

(6) INCOME TAXES

  The components of income tax expense for the years ended December 31, 1994, 1995 and 1996, were as follows:

                                                           1994   1995   1996
                                                           -----  -----  -----
                                                            (IN THOUSANDS)
      Current:
        Tax on income before carryforwards...............  $ 240  $ --   $ --
        Tax benefit of loss carryforwards................   (240)   --     --
      Deferred:
        Deferred tax expense (exclusive of the effects of
         other component listed below)...................    113   (133)  (112)
        Increase (decrease) in valuation allowance for
         deferred tax assets.............................   (113)   133    112
                                                           -----  -----  -----
                                                           $ --   $ --   $ --
                                                           =====  =====  =====

  The Company had no income tax expense or benefit for the years ended December 31, 1994, 1995 and 1996, which differs from the expected income tax (benefit) expense computed by applying the federal statutory rate of 34 percent to income (loss) before taxes as follows:

                                                          1994   1995   1996
                                                          -----  -----  -----
                                                           (IN THOUSANDS)
      Income tax expense (benefit) at statutory rate..... $ 102  $(126) $(106)
      Meals and entertainment............................     2      1      1
      State income tax, net of federal benefit...........     9     (8)    (7)
      Change in valuation allowance for deferred taxes
       allocated to income tax expense...................  (113)   133    112
                                                          -----  -----  -----
                                                          $ --   $ --   $ --
                                                          =====  =====  =====

                               CALL POINTS, INC.

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1996 are as follows:

                                                                  1995   1996
                                                                  -----  -----
                                                                      (IN
                                                                  THOUSANDS)
Deferred tax assets:
  Accounts receivable, principally due to the allowance for
   doubtful accounts............................................. $  24  $  34
  Intangible assets, principally due to differences in amortiza-
   tion..........................................................    11    --
  Equipment spare parts, principally due to differences in obso-
   lescence reserves.............................................   --       4
  Minimum tax credit carryforward................................    12     12
  Accrued expenses, principally due to vacation..................     4      4
  Net operating loss carryforward................................   858    939
                                                                  -----  -----
    Total gross deferred tax assets..............................   909    993
  Valuation allowance............................................  (736)  (848)
                                                                  -----  -----
    Net deferred tax assets......................................   173    145
Deferred tax liabilities:
  Equipment, principally due to differences in depreciation......   171    143
  Prepaid expenses...............................................     1      1
  Other..........................................................     1      1
                                                                  -----  -----
    Total deferred tax liabilities...............................   173    145
                                                                  -----  -----
    Net deferred tax asset....................................... $ --   $ --
                                                                  =====  =====


  At December 31, 1996, the Company has net operating loss carryforwards of approximately $2,473,859. These carryforwards begin to expire in 2004. Upon a change in ownership as defined in Section 382 of the Internal Revenue Code, the ability to utilize these net operating losses may be limited (see note
11). The Company also has alternative minimum tax credit carryforwards of $11,877 which are available to reduce future regular income taxes, if any, over an indefinite period.
  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. SFAS 109 requires that a valuation allowance be recorded against tax assets which are not likely to be realized. Specifically, the Company's carryforwards expire at specific future dates and utilization of certain carryforwards is limited to specific amounts each year. However, due to the uncertain nature of their ultimate realization based upon past performance and expiration dates, the Company has established a full valuation allowance against these carryforward benefits and is recognizing the benefits only as reassessment demonstrates they are realizable.

(7) RELATED PARTY TRANSACTIONS


  The Company negotiated a restructuring agreement among its stockholders on March 14, 1991. The significant terms of the agreement included: the acquisition of teleconferencing bridges from certain stockholders for $2,250,000, in exchange for noninterest bearing notes payable due over a period of five years; options for certain stockholders to purchase Class B common stock of other stockholders for $900,000; monthly royalty payments based on billed minutes through January 2006; forgiveness of certain notes payable to stockholders totaling $522,440; a noncompete agreement; and a license agreement. Royalty payments accounted for as interest expense were $60,563, $27,221, and $0 for the years ended December 31, 1994, 1995 and 1996, respectively. During 1995 and 1996, certain note payments were not made to related parties. Although the principal amount of the notes were not changed, the related parties waived $12,210 and $41,294 of interest payments during 1995 and 1996, respectively.

                               CALL POINTS, INC.

  The Company incurred expenses for services provided by its stockholders and affiliates for the years ended December 31, 1994, 1995 and 1996 as follows:

                                                                 1994 1995 1996
                                                                 ---- ---- ----
                                                                 (IN THOUSANDS)
      Automotive usage.......................................... $  8 $  4 $  3
      Computer rental...........................................   19   19   18
      Long-distance usage.......................................   79   92   81
      Management services.......................................   64   67   94
      Office space rental.......................................   69   68   68
      Miscellaneous.............................................  --     1  --
      Teleconferencing bridge expense...........................  286  207  137

  Teleconferencing bridge expenses include charges for access, maintenance and equipment rental.

  The Company acquired equipment from its stockholders for which it issued notes payable to them in the amount of $250,000 in 1995 and $225,000 in 1996.

(8) SIGNIFICANT CUSTOMERS

  For the years ended December 31, 1995 and 1996, one customer accounted for approximately 10 percent and 17 percent of sales, respectively.

(9) LEGAL PROCEEDINGS

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(10) GOING CONCERN UNCERTAINTIES

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. During 1994, the Company did not retain a significant portion of sales to one customer which represented approximately 15 percent of revenues. While management has been aggressively pursuing additional customers, the Company was unable to replace the revenue volume it lost in 1994 and therefore realized net losses of $371,223 in 1995 and $311,144 in 1996. At December 31, 1996, the Company's current liabilities exceeded current assets by $379,301. The recurring losses and working capital deficiency create an uncertainty about the Company's ability to continue as a going concern. The Company has continued to aggressively market its services and has established a Quality Assurance department in an effort to improve and maintain customer satisfaction. Management believes these factors will continue to contribute towards achieving and maintaining a consistent level of profitability.

(11) MERGER

  In December, 1996, the Company entered into an agreement with VIALOG Corporation whereby VIALOG Corporation will acquire the assets of the Company upon completion of a proposed initial public offering of common stock during 1997.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Kendall Square Teleconferencing, Inc.:

  We have audited the accompanying balance sheets of Kendall Square Teleconferencing, Inc. as of December 31, 1995 and 1996, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kendall Square Teleconferencing, Inc. as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 18, 1997
Boston, Massachusetts

                     KENDALL SQUARE TELECONFERENCING, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 1995    1996
                                                                ------  ------
                            ASSETS
Current assets:
  Cash and cash equivalents.................................... $   61  $  104
  Trade accounts receivable, less allowance for doubtful
   accounts of $30 and $60 in 1995 and 1996, respectively......    283     471
  Due from related party.......................................     16      61
  Note receivable, stockholder.................................     11     --
  Other current assets.........................................    --       28
                                                                ------  ------
    Total current assets.......................................    371     664
                                                                ------  ------
Property and equipment, net (notes 2, 3 and 4).................    643     733
Other assets...................................................      5      10
Deferred income taxes (note 6).................................     26     --
                                                                ------  ------
    Total assets............................................... $1,045  $1,407
                                                                ======  ======
             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt (note 3).............. $   43  $   28
  Current installments of obligations under capital leases
   (note 4)....................................................     33      65
  Accounts payable (note 8)....................................    279     438
  Accrued expenses (note 5)....................................     33     127
  Income taxes payable (note 6)................................     74     --
  Dividends payable............................................    --       45
  Other current liabilities....................................    --       11
                                                                ------  ------
    Total current liabilities..................................    462     714
                                                                ------  ------
Long-term debt, excluding current installments (note 3)........     55      26
Obligations under capital leases, excluding current
 installments (note 4).........................................    105     157
Other liabilities..............................................     21     --
Deferred income taxes (note 6).................................     47     --
                                                                ------  ------
    Total liabilities..........................................    690     897
                                                                ======  ======
Stockholders' equity:
  Common stock, no par value. Authorized 15,000 shares; issued and outstanding 1,000 shares in 1995 and 1,740 shares in
   1996........................................................     62      68
  Treasury stock, 428 common shares at cost in 1995 and 1996...    (15)    (15)
  Note receivable, stockholder.................................    --       (6)
  Retained earnings............................................    308     463
                                                                ------  ------
    Total stockholders' equity.................................    355     510
                                                                ------  ------
Commitments and contingencies (notes 4, 8 and 10)
    Total liabilities and stockholders' equity................. $1,045  $1,407
                                                                ======  ======

                See accompanying notes to financial statements.

                     KENDALL SQUARE TELECONFERENCING, INC.

                              STATEMENTS OF INCOME

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                          1994    1995    1996
                                                         ------  ------  ------
Net revenues (note 8 and 9)............................. $1,515  $2,329  $3,396
Cost of revenues........................................    816   1,129   1,813
                                                         ------  ------  ------
    Gross profit........................................    699   1,200   1,583
Selling, general and administrative expenses............    510     889   1,329
                                                         ------  ------  ------
    Income from operations..............................    189     311     254
Other income (expense):
  Interest expense, net.................................     (6)    (23)    (42)
  Other income..........................................     19      33     --
                                                         ------  ------  ------
    Income before income tax expense (benefit)..........    202     321     212
Income tax expense (benefit) (note 6)...................     82     129     --
                                                         ------  ------  ------
    Net income.......................................... $  120  $  192  $  212
                                                         ======  ======  ======


                See accompanying notes to financial statements.

                     KENDALL SQUARE TELECONFERENCING, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                         COMMON STOCK  TREASURY STOCK                                  TOTAL
                         ------------- ----------------   NOTE RECEIVABLE RETAINED STOCKHOLDERS'
                         SHARES AMOUNT SHARES   AMOUNT      STOCKHOLDER   EARNINGS    EQUITY
                         ------ ------ -------  -------   --------------- -------- -------------
Balance at December 31,
 1993................... 1,000   $ 35      --   $   --         $ --         $ 16       $ 51
  Shares repurchased by
   the Company..........   --     --      (428)     (15)         --          (20)       (35)
  Issuance of stock op-
   tions................   --      27      --       --           --          --          27
  Net income............   --     --       --       --           --          120        120
                         -----   ----   ------  -------        -----        ----       ----
Balance at December 31,
 1994................... 1,000     62     (428)     (15)         --          116        163
  Net income............   --     --       --       --           --          192        192
                         -----   ----   ------  -------        -----        ----       ----
Balance at December 31,
 1995................... 1,000     62     (428)     (15)         --          308        355
  Exercise of stock op-
   tions................   740      6      --       --            (6)        --         --
  Dividends:
    Cash................   --     --       --       --           --          (45)       (45)
    Asset Distribution..   --     --       --       --           --          (12)       (12)
  Net income............   --     --       --       --           --          212        212
                         -----   ----   ------  -------        -----        ----       ----
Balance at December 31,
 1996................... 1,740   $ 68     (428) $   (15)       $  (6)       $463       $510
                         =====   ====   ======  =======        =====        ====       ====


                See accompanying notes to financial statements.

                     KENDALL SQUARE TELECONFERENCING, INC.

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                           1994   1995   1996
                                                           -----  -----  -----
Cash flows from operating activities:
  Net income.............................................. $ 120  $ 192  $ 212
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization.........................    16     67    133
    Deferred income taxes.................................    34     32    (21)
    Compensation expense arising from stock options grant-
     ed...................................................    27    --     --
    Gain on disposal of assets............................   (19)   (33)   --
    Forgiveness of note receivable, stockholder...........   --     --      11
    Changes in operating assets and liabilities:
      Trade accounts receivable, net......................   (98)  (133)  (222)
      Due from related party..............................   --     --     (45)
      Other current assets................................    15    --     (28)
      Other assets........................................   (52)    46     (5)
      Accounts payable....................................   (28)    41    114
      Income taxes payable................................    23    (27)   (74)
      Accrued expenses....................................    24      5     94
      Other current liabilities...........................   --     --      11
      Other liabilities...................................   --      21    (21)
                                                           -----  -----  -----
        Net cash provided by operating activities.........    62    211    159
                                                           -----  -----  -----
Cash flows from investing activities:
  Additions to property and equipment.....................   (39)  (231)  (156)
  Proceeds from sale of equipment.........................    19    --     --
                                                           -----  -----  -----
        Net cash used in investing activities.............   (20)  (231)  (156)
                                                           -----  -----  -----
Cash flows from financing activities:
  Proceeds from notes payable.............................    20    121    --
  Principal payments on notes payable.....................   (59)   (53)   (44)
  Principal payments of capital lease obligations.........   --     --     (51)
  Proceeds from capital lease obligations.................   --     --     135
  Repayment of stockholder loan...........................   (10)   --     --
  Payments to acquire treasury stock......................   (35)   --     --
                                                           -----  -----  -----
        Net cash provided by (used in) financing activi-
         ties.............................................   (84)    68     40
                                                           -----  -----  -----
Net increase (decrease) in cash and cash equivalents......   (42)    48     43
Cash and cash equivalents at beginning of year............    55     13     61
                                                           -----  -----  -----
Cash and cash equivalents at end of year.................. $  13  $  61  $ 104
                                                           =====  =====  =====
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest.............................................. $   6  $  19  $  46
                                                           -----  -----  -----
    Taxes................................................. $  38  $  92  $  18
                                                           -----  -----  -----
Supplemental schedule of noncash investing and financing
 activities:
    Equipment acquired through capital lease obligation... $ --   $ 148  $ --
                                                           -----  -----  -----
    Equipment acquired through accounts payable to a
     related party (note 8)............................... $ --   $ 216  $  67
                                                           -----  -----  -----
    Distribution of assets to stockholders................ $ --   $ --   $  12
                                                           =====  =====  =====

                See accompanying notes to financial statements.

                     KENDALL SQUARE TELECONFERENCING, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Kendall Square Teleconferencing, Inc. (the "Company") provides audio teleconferencing services to a variety of customers, primarily located in the United States. The Company was incorporated in 1987 and has its operations center located in Cambridge, Massachusetts. Prior to November 29, 1996 the Company operated under the name Teleconversant Ltd. Inc.

  On December 2, 1996, certain assets of the Company related to a contract for services provided by the Company were distributed to certain of the stockholders of the Company. These assets were incidental to the basic operations of the Company. The assets distributed consisted of property and equipment, accounts receivable, accounts payable and a customer contract with a net carrying value of $12,174 at December 31, 1996. Revenues associated with the customer contract were $642,130, $727,209 and $706,619 for the years ended December 31, 1994, 1995 and the period January 1 to December 2, 1996, respectively.

 (b) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (c) Cash and Cash Equivalents

  The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

 (d) Property and Equipment

  Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives are as follows: seven to ten years for furniture and fixtures; five to seven years for office equipment; seven years for conferencing equipment; and three years for purchased computer software. Equipment held under capital leases is amortized straight line over the shorter of the lease life or the estimated useful life of the assets, generally seven years.

 (e) Income Taxes

  Effective January 1, 1996, the Company elected by consent of its stockholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on the Company's taxable income. Prior to that election, income taxes were accounted for under the asset and liability method. Deferred tax assets and liabilities were recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities were measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates was recognized in income in the period that includes the enactment date.

 (f) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                     KENDALL SQUARE TELECONFERENCING, INC.

 (g) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

 (h) Stock Option Plan

  Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. During 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and later years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. There were no stock option grants during 1995 and 1996, therefore, no pro forma disclosures have been provided for these years.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31:

                                                                    1995  1996
                                                                    ----- -----
                                                                        (IN
                                                                    THOUSANDS)
      Furniture and fixtures....................................... $   3 $  16
      Office equipment.............................................    37    64
      Conferencing equipment.......................................   651   738
      Purchased computer software..................................   --     96
                                                                    ----- -----
                                                                      691   914
      Less: accumulated depreciation and amortization..............    48   181
                                                                    ----- -----
        Property and equipment, net................................ $ 643 $ 733
                                                                    ===== =====

(3) LONG-TERM DEBT

  Long-term debt at December 31, 1995 and 1996 consists of the following:

                                                               1995    1996
                                                              ------- --------
                                                              (IN THOUSANDS)
Note payable to bank, due in monthly installments of $1,389
 plus interest at 10 percent through December, 1996; secured
 by certain equipment. Balance was repaid during 1996........ $    5  $    --
Note payable to bank; due in monthly installments of $2,740
 including interest at 11 percent through January 1999; se-
 cured by certain equipment and personal guarantees of cer-
 tain stockholders. Additional principal repayments were made
 without penalty during 1996.................................     82        54
Note payable to bank; due in monthly installments of $699,
 including interest at 11 percent through May, 1997; secured
 by certain equipment. Balance was repaid during 1996........     11       --
                                                              ------  --------
  Total long-term debt.......................................     98        54
  Less: current installments.................................     43        28
                                                              ------  --------
  Long-term debt, excluding current installments............. $   55  $     26
                                                              ======  ========

                     KENDALL SQUARE TELECONFERENCING, INC.

  The aggregate maturities of long-term debt for each of the two years subsequent to December 31, 1996 are as follows (in thousands):

      1997.................................................................. $28
      1998..................................................................  26
                                                                             ---
                                                                             $54
                                                                             ===

(4) LEASES

  The Company is obligated for equipment under various capital leases that expire at various dates during the next 4 years. At December 31, 1995 and 1996 the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows :

                                                                   1995   1996
                                                                   -----  -----
                                                                       (IN
                                                                   THOUSANDS)
      Equipment................................................... $ 142  $ 357
      Accumulated amortization....................................    (7)   (68)
                                                                   -----  -----
                                                                   $ 135  $ 289
                                                                   =====  =====

  Amortization of assets held under capital leases is included with depreciation expense.

  The Company also leases two facilities under operating leases expiring at various dates through March, 2001. The Company's total rent expense was $28,813, $47,011 and $107,996 for the years ended December 31, 1994, 1995 and
1996, respectively. Future minimum payments under operating and capital leases (which are guaranteed by certain owners) are as follows:

                                                              OPERATING CAPITAL
      YEAR ENDING DECEMBER 31:                                 LEASES   LEASES
      ------------------------                                --------- -------
                                                               (IN THOUSANDS)
         1997...............................................    $ 68     $ 89
         1998...............................................      69       89
         1999...............................................      72       78
         2000...............................................      77       14
         2001...............................................      19      --
                                                                ----     ----
           Total future minimum lease payments..............    $305     $270
                                                                ====
         Less: imputed interest.............................               48
                                                                         ----
           Present value of minimum capital lease payments..              222
           Less: current installments of obligations under
            capital leases..................................               65
                                                                         ----
           Obligations under capital leases excluding
            current installments............................             $157
                                                                         ====

(5) ACCRUED EXPENSES

  Accrued expenses consist of the following at December 31:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
      Accrued wages............................................ $    3  $    67
      Accrued telephone charges................................     30       60
                                                                ------  -------
                                                                $   33  $   127
                                                                ======  =======

                     KENDALL SQUARE TELECONFERENCING, INC.

(6) INCOME TAXES

  The components of income tax expense (benefit) consists of the following for the years ended December 31:

                                                                  1994    1995
                                                                 ------- -------
                                                                 (IN THOUSANDS)
      Current................................................... $   48  $    97
      Deferred..................................................     34       32
                                                                 ------  -------
                                                                 $   82  $   129
                                                                 ======  =======

  There is no income tax expense recorded for the year ended December 31, 1996 as a result of the Company's election to be taxed under the provisions of Subchapter S. Income tax expense (benefit) differed from the amounts computed by applying the U.S. statutory federal income tax rate of 34% as a result of the following:

                                                                    1994  1995
                                                                    ----- -----
                                                                        (IN
                                                                    THOUSANDS)
      Income tax expense at statutory rate......................... $ 69  $ 109
      State income tax, net of federal tax benefit.................   12     19
      Nondeductible expenses and other differences.................    1      1
                                                                    ----  -----
                                                                    $ 82  $ 129
                                                                    ====  =====

  The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1995 are presented below:

                                                                      1995
                                                                 --------------
                                                                 (IN THOUSANDS)
      Deferred tax assets:
        Allowance for doubtful accounts and accrued expenses....      $15
        Stock compensation......................................       11
                                                                      ---
        Total gross deferred tax asset..........................       26
                                                                      ---
      Deferred tax liabilities:
        Property and equipment..................................       47
                                                                      ---
        Total gross deferred tax liability......................       47
                                                                      ---
          Net deferred tax liability............................      $21
                                                                      ===

(7) STOCK OPTIONS

  In January 1994, the Board of Directors granted options to five individuals to purchase an aggregate of 740 shares of common stock at an exercise price of $8.77 per share. The options vested immediately and expire three years from the date of grant. On January 2, 1996, all 740 options were exercised in exchange for $6,490 in notes receivable from stockholders.

(8) RELATED PARTY TRANSACTIONS

  The Company provides conferencing services to customers of Conferencing Services International Inc. ("CSI"), a company owned by the spouse of a stockholder. Total revenue from CSI was $79,890, $85,818 and $175,237 for the years ended December 31, 1994, 1995 and 1996, respectively. Total accounts receivable from CSI were $15,758 and $60,569 at December 31, 1995 and 1996, respectively.

                     KENDALL SQUARE TELECONFERENCING, INC.

  The Company has certain accounts payable to a supplier. Several stockholders are also stockholders of the supplier company. The amounts outstanding are $209,417 and $88,617 at December 31, 1995 and 1996, respectively and are included in accounts payable.

  The Company pays consulting fees to several of its stockholders. Total consulting fees were $37,000, $45,000 and $14,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

(9) SIGNIFICANT CUSTOMERS

  For the years ended December 31, 1994, 1995 and 1996, no customer accounted for more than 10% of the Company's total sales. At December 31, 1996, one customer, CSI, the related party discussed in note 9, accounted for 11% of the total accounts receivable balance.

(10) MERGER

  In December 1996, the Company entered into a business combination agreement with VIALOG Corporation whereby VIALOG Corporation will acquire the outstanding stock of the Company upon completion of a proposed initial public offering of common stock. Several of the Company's stockholders also hold stock and options in VIALOG Corporation.

                         INDEPENDENT AUDITORS' REPORT

The Boards of Directors
American Conferencing Company, Inc.
 and Resource Objectives, Inc.:

  We have audited the accompanying combined balance sheets of American Conferencing Company, Inc. and Resource Objectives, Inc. as of December 31, 1995 and 1996, and the related combined statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of American Conferencing Company, Inc. and Resource Objectives, Inc. as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 20, 1997
Short Hills, New Jersey

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                    1995  1996
                                                                    ----  ----
                          ASSETS (note 3)
Current assets:
  Cash............................................................. $ 17  $ 39
  Trade accounts receivable, net (note 8)..........................  217   213
  Inventory........................................................   30     4
  Deferred income taxes (note 6)...................................  --     15
  Prepaid expenses and other current assets........................    5     5
                                                                    ----  ----
    Total current assets...........................................  269   276
Property and equipment, net (note 2)...............................  122   111
Other assets.......................................................   14    17
                                                                    ----  ----
    Total assets................................................... $405  $404
                                                                    ====  ====
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit agreement (note 3)................................ $ 35  $ 35
  Current installments of obligations under capital leases (note
   7)..............................................................   15     7
  Accounts payable.................................................  100    64
  Accrued expenses (notes 4 and 5).................................   57   210
  Income taxes payable.............................................   17   --
  Due to stockholder (note 5)......................................   14    18
                                                                    ----  ----
    Total current liabilities......................................  238   334
Obligations under capital leases, excluding current installments
 (note 7)..........................................................   16   --
Other liabilities..................................................    4   --
Deferred income taxes (note 6).....................................   13    14
                                                                    ----  ----
    Total liabilities..............................................  271   348
                                                                    ----  ----
Stockholders' equity:
  American Conferencing Company Inc.--common stock, at stated val-
   ue.
  Authorized 1,000 shares; issued and outstanding 50 shares in 1995
   and 1996........................................................    1     1
  Resource Objectives, Inc.--common stock, at stated value.
   Authorized 1,000 shares; issued and outstanding 100 shares in
   1995 and 1996...................................................  --    --
  Resource Objectives, Inc.--treasury stock, 50 shares in 1995 and
   1996............................................................  (35)  (35)
  Retained earnings................................................  168    90
                                                                    ----  ----
    Total stockholders' equity.....................................  134    56
                                                                    ----  ----
Commitments and contingencies (notes 7 and 10)
    Total liabilities and stockholders' equity..................... $405  $404
                                                                    ====  ====

            See accompanying notes to combined financial statements.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                            1994  1995   1996
                                                            ---- ------ ------
Net revenues (note 8)...................................... $772 $1,227 $1,679
Cost of revenues...........................................  335    625    854
                                                            ---- ------ ------
  Gross profit.............................................  437    602    825
Selling, general, and administrative expenses..............  345    514    889
                                                            ---- ------ ------
  Income (loss) from operations............................   92     88    (64)
Interest expense, net......................................    6      6      9
                                                            ---- ------ ------
  Income (loss) before income tax expense (benefit)........   86     82    (73)
Income tax expense (benefit) (note 6)......................   16     22    (14)
                                                            ---- ------ ------
  Net income (loss)........................................ $ 70 $   60 $  (59)
                                                            ==== ====== ======


            See accompanying notes to combined financial statements.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                           AMERICAN
                         CONFERENCING
                         COMPANY, INC.  RESOURCE OBJECTIVES,
                         COMMON STOCK    INC. COMMON STOCK
                         ------------- ----------------------
                         NUMBER        NUMBER                              TOTAL
                           OF   STATED   OF   STATED TREASURY RETAINED STOCKHOLDERS'
                         SHARES VALUE  SHARES VALUE   STOCK   EARNINGS    EQUITY
                         ------ ------ ------ ------ -------- -------- -------------
Balance at December 31,
 1993...................   50    $  1   100    $--     $(35)    $ 38       $  4
  Net income............  --      --    --      --      --        70         70
                          ---    ----   ---    ----    ----     ----       ----
Balance at December 31,
 1994...................   50       1   100     --      (35)     108         74
  Net income............  --      --    --      --      --        60         60
                          ---    ----   ---    ----    ----     ----       ----
Balance at December 31,
 1995...................   50       1   100     --      (35)     168        134
  Net loss..............  --      --    --      --      --       (59)       (59)
  Dividends.............  --      --    --      --      --       (19)       (19)
                          ---    ----   ---    ----    ----     ----       ----
Balance at December 31,
 1996...................   50    $  1   100    $--     $(35)    $ 90       $ 56
                          ===    ====   ===    ====    ====     ====       ====


            See accompanying notes to combined financial statements.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                              1994  1995  1996
                                                              ----  ----  ----
Cash flows from operating activities:
  Net income (loss).......................................... $ 70  $ 60  $(59)
  Adjustments to reconcile net income (loss) to net cash pro-
   vided by operating activities:
    Depreciation and amortization............................   27    32    36
    Deferred income taxes....................................    9   --    (14)
    Changes in operating assets and liabilities:
      Trade accounts receivable, net.........................  (80)  (35)    4
      Inventory..............................................  (11)  (17)   26
      Prepaid expenses and other current assets..............    2   --    --
      Other assets...........................................   (6)   (2)   (3)
      Accounts payable.......................................   18   (21)  (36)
      Accrued expenses.......................................  (26)   38   153
      Income taxes payable...................................  --     16   (17)
      Due to stockholder.....................................   30   (48)    4
      Other liabilities......................................   10    (6)   (4)
                                                              ----  ----  ----
        Net cash provided by operating activities............   43    17    90
                                                              ----  ----  ----
Cash flows from investing activities:
  Additions to property and equipment........................  (47)  (17)  (25)
                                                              ----  ----  ----
Cash flows from financing activities:
  Proceeds from revolving line of credit.....................  --     35   --
  Principal payments under capital lease obligations.........   (1)  (18)  (24)
  Dividends..................................................  --    --    (19)
                                                              ----  ----  ----
        Net cash provided by (used in) financing activities..   (1)   17   (43)
                                                              ----  ----  ----
Net increase (decrease) in cash..............................   (5)   17    22
Cash at beginning of year....................................    5   --     17
                                                              ----  ----  ----
Cash at end of year.......................................... $--   $ 17  $ 39
                                                              ====  ====  ====
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest................................................. $  6  $  6  $  9
                                                              ====  ====  ====
    Income taxes............................................. $ 17  $  6  $ 17
                                                              ====  ====  ====

            See accompanying notes to combined financial statements.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  American Conferencing Company, Inc. ("Americo") is a provider of teleconferencing services to a variety of customers primarily located in the United States. Americo was incorporated in April 1987 and is headquartered in Ridgewood, New Jersey.

  Resource Objectives, Inc. ("ROI") is a reseller of teleconferencing equipment and a provider of consulting services. ROI was incorporated in September 1983 and is headquartered in Ridgewood, New Jersey.

 (b) Principles of Combination

  The financial statements of Americo and ROI are combined, as the 100% stockholder of ROI owns 50% of the stock of Americo, and ROI owns the remaining 50% of Americo stock. Affiliated company accounts and transactions are eliminated in combination.

 (c) Use of Estimates

  Management of Americo and ROI have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (d) Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market.

 (e) Property and Equipment

  Property and equipment are stated at cost. Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives are as follows: ten years for machinery and equipment; seven years for furniture and fixtures; and five to seven years for office equipment. Capitalized lease equipment is amortized over the lives of the leases, generally seven years.

 (f) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (g) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service. Sales of teleconferencing equipment are recognized upon shipment.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


 (h) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  Americo and ROI adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, in 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have an impact on the combined statements of financial position, results of operations, or liquidity.

 (i) Treasury Stock

  Treasury stock purchases are recorded at cost.

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31:

                                                                1995     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
      Machinery and equipment................................. $   125  $   125
      Furniture and fixtures..................................       3        7
      Office equipment........................................     142      163
                                                               -------  -------
                                                                   270      295
      Less: accumulated depreciation and amortization.........    (148)    (184)
                                                               -------  -------
      Property and equipment, net............................. $   122  $   111
                                                               =======  =======

(3) LINE OF CREDIT

  Americo has a line of credit agreement with a commercial bank which permits Americo to borrow up to $50,000. Amounts borrowed under the line were $35,000 at both December 31, 1995 and 1996. Amounts borrowed under the line bear interest at the bank's base lending rate plus 1.25% (9.75% at December 31, 1996). Substantially all assets of Americo are pledged as security for amounts borrowed under the line of credit agreement. In addition, the line of credit is guaranteed by the sole stockholder.

(4) ACCRUED EXPENSES

  Accrued expenses consist of the following at December 31:

                                                                 1995    1996
                                                                ------- -------
                                                                (IN THOUSANDS)
      Accrued payroll, commissions and related taxes........... $   15  $    22
      Accrued payroll-stockholder..............................     15       65
      Accrued fees and other expenses..........................     27       15
      Profit Sharing Plan accrual..............................    --        52
      Money Purchase Plan accrual..............................    --        56
                                                                ------  -------
                                                                $   57     $210
                                                                ======  =======

(5) RELATED PARTY TRANSACTIONS

 (a) Due to Stockholder

  Amounts due to stockholder consist of short-term demand notes at December 31, 1995 and 1996. In addition, included in accrued expenses at December 31, 1995 and 1996 is accrued payroll of $14,750 and $65,000, respectively, due to this stockholder.

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


 (b) Lease Transactions

  ROI leases certain equipment to Americo. Total rent expense under these leases for the years ended December 31, 1994, 1995 and 1996 was $39,948, $104,513, and $104,513, respectively, which has been eliminated in the accompanying combined statements of operations.

(6) INCOME TAXES

  Income tax expense (benefit) attributable to income (loss) before income tax expense consists of the following at December 31:

                                                         CURRENT DEFERRED TOTAL
                                                         ------- -------- -----
                                                             (IN THOUSANDS)
      1994:
        Federal.........................................  $   5    $  2   $  7
        State...........................................      2       7      9
                                                          -----    ----   ----
                                                          $   7    $  9   $ 16
                                                          =====    ====   ====
      1995:
        Federal.........................................  $  15     --    $ 15
        State...........................................      7     --       7
                                                          -----    ----   ----
                                                          $  22     --    $ 22
                                                          =====    ====   ====
      1996:
        Federal.........................................  $ --       (8)  $ (8)
        State...........................................    --       (6)    (6)
                                                          -----    ----   ----
                                                          $ --     $(14)  $(14)
                                                          =====    ====   ====

  Income tax expense (benefit) differed from the amounts computed by applying the U.S. statutory federal income tax rate of 34% as a result of the following:

                                                              1994  1995  1996
                                                              ----  ----  ----
                                                              (IN THOUSANDS)
      Computed "expected" tax expense (benefit).............. $ 29  $ 28  $(25)
      State income taxes, net of federal tax benefit.........    4     5    (4)
      Tax rate differential..................................  (16)  (15)   14
      Nondeductible expenses and other differences...........   (1)    4     1
                                                              ----  ----  ----
                                                              $ 16  $ 22  $(14)
                                                              ====  ====  ====

  The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are presented below:

                                                                1995     1996
                                                               -------- -------
                                                               (IN THOUSANDS)
      Deferred tax assets:
        Accrued expenses...................................... $    --  $   15
                                                               -------- ------
          Total gross deferred tax asset......................      --      15
                                                               -------- ------
      Deferred tax liabilities:
        Property and equipment................................       13     14
                                                               -------- ------
          Total gross deferred tax liability..................       13     14
                                                               -------- ------
          Net deferred tax liability (asset).................. $     13 $   (1)
                                                               ======== ======

                      AMERICAN CONFERENCING COMPANY, INC.
                         AND RESOURCE OBJECTIVES, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)


  In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the fact that the Company has sufficient taxable income in carryback periods, and projections for future taxable income over the periods in which the deferred tax assets are deductible, the ultimate realization of deferred tax assets recognized appears more likely than not.

(7) COMMITMENTS

  Americo has entered into a noncancelable operating lease covering certain equipment. Rent expense amounted to $22,108, $67,359 and $75,541 for the years ended December 31, 1994, 1995 and 1996, respectively. ROI leases certain equipment under capital leases, which are included in property and equipment in the accompanying combined balance sheets. Future minimum payments under noncancelable lease agreements are as follows:

                                                              OPERATING CAPITAL
                                                                LEASE   LEASES
                                                              --------- -------
                                                               (IN THOUSANDS)
      Year ending December 31:
        1997................................................     $45     $  11
        1998................................................      41       --
                                                                 ---     -----
          Total minimum lease payments......................     $86        11
                                                                 ===
        Less: interest......................................                (4)
          Present value of net minimum capital lease pay-
           ments............................................                 7
        Less: current installments of obligations under cap-
         ital leases........................................                 7
                                                                         -----
          Obligations under capital leases, less current
           installments.....................................             $ --
                                                                         =====

  Included in property and equipment at December 31, 1995 and 1996 are assets under capital leases of $82,400. Accumulated amortization of assets under capital leases as of December 31, 1995 and 1996 is $29,456 and $41,228, respectively.

(8) SIGNIFICANT CUSTOMERS

  For the year ended December 31, 1996, one customer accounted for approximately 17% of sales and 12% of accounts receivable at December 31, 1996.

(9) EMPLOYEE BENEFIT PLANS

  During 1996, Americo adopted a Money Purchase Plan and a Profit Sharing Plan. The plans cover substantially all employees who generally work 1,000 hours or more per year and have attained the age of 21. Americo will make a contribution to the Money Purchase Plan for 10% of each eligible participant's compensation. Contributions into the Profit Sharing Plan are discretionary. Money Purchase Plan and Profit Sharing Plan contributions charged to operations for the year ended December 31, 1996 were $47,507 and $70,761, respectively.

(10) MERGER AGREEMENTS

  On December 31, 1996, Americo entered into an agreement and plan of merger with ROI, whereas, ROI merged with and into Americo with the surviving entity being Americo. The merger became effective in January 1997.

  In December 1996, Americo entered into a business combination agreement with VIALOG Corporation whereby VIALOG Corporation will acquire the outstanding stock of Americo upon completion of a proposed initial public offering of common stock.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Communication Development Corporation:

  We have audited the accompanying balance sheets of Communication Development Corporation as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Communication Development Corporation as of December 31, 1995 and 1996 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

January 17, 1997
Boston, Massachusetts

                     COMMUNICATION DEVELOPMENT CORPORATION

                                 BALANCE SHEETS

                           DECEMBER 31, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                     1995 1996
                                                                     ---- -----
                          ASSETS (note 3)
Current assets:
  Cash and cash equivalents......................................... $ 18 $  90
  Trade accounts receivable, less allowance for doubtful accounts of
   $2 in 1995 and 1996
   (note 7).........................................................  237   186
  Income taxes receivable...........................................    6     1
  Prepaid expenses and other current assets.........................    8     9
                                                                     ---- -----
    Total current assets............................................  269   286
                                                                     ---- -----
Property and equipment, net (note 2)................................  212   128
Other assets........................................................    1     1
                                                                     ---- -----
    Total assets.................................................... $482 $ 415
                                                                     ==== =====
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Borrowings under line of credit (note 3).......................... $ 37 $ --
  Current installments of long-term debt (note 3)...................   35    33
  Accounts payable..................................................   82    74
  Accrued expenses (note 5).........................................    9   102
  Deferred income taxes (note 6)....................................   35     7
                                                                     ---- -----
    Total current liabilities.......................................  198   216
                                                                     ---- -----
Long-term debt, excluding current installments (note 3).............   72    42
Deferred income taxes (note 6)......................................   30    19
                                                                     ---- -----
    Total liabilities...............................................  300   277
                                                                     ---- -----
Stockholders' equity:
  Common stock, no par value. Authorized, issued and outstanding
   5,000 shares at December 31, 1995 and 1996.......................    2     2
  Retained earnings.................................................  180   136
                                                                     ---- -----
    Total stockholders' equity......................................  182   138
                                                                     ---- -----
Commitments and contingencies (notes 4 and 8)
    Total liabilities and stockholders' equity...................... $482 $ 415
                                                                     ==== =====

                See accompanying notes to financial statements.

                     COMMUNICATION DEVELOPMENT CORPORATION

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                           1994   1995    1996
                                                          ------ ------  ------
Net revenues (note 7).................................... $1,121 $1,131  $1,480
Cost of revenues.........................................    709    765     886
                                                          ------ ------  ------
  Gross profit...........................................    412    366     594
Selling, general and administrative expenses.............    337    377     655
                                                          ------ ------  ------
  Income (loss) from operations..........................     75    (11)    (61)
Interest expense, net....................................      7     17      11
                                                          ------ ------  ------
  Income (loss) before income tax expense (benefit)......     68    (28)    (72)
Income tax expense (benefit) (note 6)....................     29    (11)    (28)
                                                          ------ ------  ------
  Net income (loss)...................................... $   39 $  (17) $  (44)
                                                          ====== ======  ======


                See accompanying notes to financial statements.

                     COMMUNICATION DEVELOPMENT CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                           COMMON STOCK
                                          ---------------
                                                                       TOTAL
                                           NUMBER         RETAINED STOCKHOLDERS'
                                          OF SHARES VALUE EARNINGS    EQUITY
                                          --------- ----- -------- -------------
Balance at December 31, 1993.............   5,000   $  2    $158       $160
  Net income.............................     --     --       39         39
                                            -----   ----    ----       ----
Balance at December 31, 1994.............   5,000      2     197        199
  Net loss...............................     --     --      (17)       (17)
                                            -----   ----    ----       ----
Balance at December 31, 1995.............   5,000      2     180        182
  Net loss...............................     --     --      (44)       (44)
                                            -----   ----    ----       ----
Balance at December 31, 1996.............   5,000   $  2    $136       $138
                                            =====   ====    ====       ====



                See accompanying notes to financial statements.

                     COMMUNICATION DEVELOPMENT CORPORATION

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                            1994   1995  1996
                                                            -----  ----  -----
Cash flows from operating activities:
  Net income (loss)........................................ $  39  $(17) $ (44)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
    Depreciation and amortization..........................    77    95     86
    Deferred income taxes..................................     1   (11)   (39)
    Changes in operating assets and liabilities:
      Trade accounts receivable, net.......................   (27)  (73)    51
      Income taxes receivable..............................   --    --       5
      Prepaid expenses and other current assets............    (4)   (1)    (1)
      Accounts payable.....................................    41    21     (8)
      Accrued expenses.....................................     9    (3)    93
      Income taxes payable.................................    23    (3)   --
                                                            -----  ----  -----
        Net cash provided by operating activities..........   159     8    143
                                                            -----  ----  -----
Cash flows from investing activity:
  Additions to property and equipment......................  (183)   (4)    (2)
                                                            -----  ----  -----
Cash flows from financing activities:
  Proceeds from borrowings under line of credit............   --     37    --
  Repayments of borrowings under line of credit............   (38)  --     (37)
  Proceeds from long-term debt.............................   100   --     --
  Principal repayments of long-term debt...................   (31)  (36)   (32)
                                                            -----  ----  -----
        Net cash provided by (used in) financing activi-
         ties..............................................    31     1    (69)
                                                            -----  ----  -----
Net increase in cash and cash equivalents..................     7     5     72
Cash and cash equivalents at beginning of year.............     6    13     18
                                                            -----  ----  -----
Cash and cash equivalents at end of year................... $  13  $ 18  $  90
                                                            =====  ====  =====
Supplemental cash flow information:
  Cash paid during the year for:
    Interest............................................... $   7  $ 17  $  11
                                                            =====  ====  =====
    Taxes.................................................. $   9  $  3  $ --
                                                            =====  ====  =====


                See accompanying notes to financial statements.

                     COMMUNICATION DEVELOPMENT CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1994, 1995 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  Communication Development Corporation (the "Company") provides audio teleconferencing services to a variety of customers, primarily located in the United States. The Company was incorporated in 1991 and has its operations center in Danbury, Connecticut.

 (b) Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 (c) Cash and Cash Equivalents

  Cash and cash equivalents include cash on hand and money market deposits.

 (d) Property and Equipment

  Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line basis over the estimated useful lives of the respective assets, generally five years. Leasehold improvements are amortized over the shorter of the lease term or three years.

 (e) Income Taxes

  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (f) Revenue Recognition

  Revenue for conference calls is recognized upon completion of the call. Revenue for services is recognized upon performance of the service.

 (g) Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

  The Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of, during 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

                     COMMUNICATION DEVELOPMENT CORPORATION

(2) PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at December 31:

                                                                1995     1996
                                                               -------  -------
                                                               (IN THOUSANDS)
      Teleconferencing equipment.............................. $   427     $427
      Office equipment........................................      41       43
      Leasehold improvements..................................      10       10
                                                               -------  -------
                                                                   478      480
        Less: accumulated depreciation and amortization.......    (266)    (352)
                                                               -------  -------
        Property and equipment, net........................... $   212  $   128
                                                               =======  =======

(3) DEBT

 (a) Line of Credit

  The Company has a line of credit with a bank which provides for borrowings of up to $125,000. Borrowings under this arrangement bear interest at 1% above the bank's base lending rate (9.25% and 8.5% at December 31, 1996 and 1995, respectively). The loan agreement is renewable annually in January, is collateralized by accounts receivable, and is guaranteed by the stockholders. Amounts borrowed under the line of credit were $37,000 and $0 at December 31, 1995 and 1996, respectively.

 (b) Long-term Debt

  Long-term debt at December 31, 1995 and 1996 consists of bank term notes which are payable in equal monthly installments of principal plus interest at 1% above the bank's base lending rate through December 1999. The notes are collateralized by substantially all the assets of the Company and are guaranteed by the stockholders. Amounts outstanding at December 31 are as follows:

                                                                  1995    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
      Bank term notes........................................... $   107 $   75
      Less: current installments................................      35     33
                                                                 ------- ------
      Long-term debt excluding current installments............. $    72 $   42
                                                                 ======= ======

  The aggregate maturities of long-term debt for each of the three years subsequent to December 31, 1996 are as follows (in thousands):

      1997.................................................................. $33
      1998..................................................................  20
      1999..................................................................  22
                                                                             ---
                                                                             $75
                                                                             ===

(4) COMMITMENTS

  The Company rents its office facility under a noncancelable operating lease expiring in February 1998. Rental expense under this lease for the years ending December 31, 1994, 1995 and 1996 was $31,254, $57,181 and $65,427,
respectively. Future minimum lease payments under this lease are as follows (in thousands):

      1997................................................................. $72
      1998.................................................................  12
                                                                            ---
        Total minimum lease payments....................................... $84
                                                                            ===

                     COMMUNICATION DEVELOPMENT CORPORATION

(5) ACCRUED EXPENSES

  Accrued expenses at December 31, 1995 and 1996 consist of the following:

                                                                  1995    1996
                                                                 ------- -------
                                                                 (IN THOUSANDS)
      Accrued officer bonus..................................... $   --  $   90
      Accrued payroll and related taxes.........................       8      6
      Other accrued expenses....................................       1      6
                                                                 ------- ------
                                                                 $     9   $102
                                                                 ======= ======

(6) INCOME TAXES

  Income tax expense (benefit) consists of the following for the years ended December 31:

                                                         CURRENT DEFERRED TOTAL
                                                         ------- -------- -----
                                                             (IN THOUSANDS)
      1994:
        Federal.........................................  $  21    $  1   $ 22
        State...........................................      7     --       7
                                                          -----    ----   ----
                                                          $  28    $  1   $ 29
                                                          =====    ====   ====
      1995:
        Federal.........................................  $ --     $ (8)  $ (8)
        State...........................................    --       (3)    (3)
                                                          -----    ----   ----
                                                          $ --     $(11)  $(11)
                                                          =====    ====   ====
      1996:
        Federal.........................................  $   8    $(29)  $(21)
        State...........................................      3     (10)    (7)
                                                          -----    ----   ----
                                                          $  11    $(39)  $(28)
                                                          =====    ====   ====

  Income tax expense (benefit) differed from the amounts computed by applying the U.S. statutory federal income tax rate of 34% as a result of the following:

                                                              1994 1995  1996
                                                              ---- ----  ----
                                                              (IN THOUSANDS)
      Computed "expected" tax expense........................ $23  $ (9) $(24)
      State and local income taxes, net of federal tax bene-
       fit...................................................   5    (2)   (5)
      Nondeductible items and other differences..............   1   --      1
                                                              ---  ----  ----
                                                              $29  $(11) $(28)
                                                              ===  ====  ====

                     COMMUNICATION DEVELOPMENT CORPORATION

  The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31 are presented below:

                                                                1995    1996
                                                               ------- --------
                                                               (IN THOUSANDS)
      Deferred tax assets:
       Net operating loss..................................... $   29  $    --
                                                               ------  --------
          Total gross deferred tax assets.....................     29       --
                                                               ------  --------
      Deferred tax liabilities:
       Property and equipment.................................     30        19
       Accrued expenses.......................................     64         7
                                                               ------  --------
          Total gross deferred tax liabilities................     94        26
                                                               ------  --------
       Net deferred tax liability............................. $   65  $     26
                                                               ======  ========

(7) SIGNIFICANT CUSTOMERS

  Four customers accounted for the following percentages of revenues and accounts receivable:

                                              PERCENTAGE OF         PERCENTAGE OF
                                              TOTAL REVENUES       TOTAL ACCOUNTS
                                            FOR THE YEAR ENDED      RECEIVABLE AT
                                               DECEMBER 31,         DECEMBER 31,
                                           ----------------------  ----------------
                                            1994    1995    1996    1995     1996
                                           ------  ------  ------  -------  -------
   Customer A.............................    25%     63%     35%      33%      17%
   Customer B.............................    --      11%     --       30%      25%
   Customer C.............................    11%     10%     11%      --       --
   Customer D.............................    --      --      --       --       14%

(8) MERGER

  In December 1996, the Company entered into a business combination agreement with VIALOG Corporation whereby VIALOG Corporation will acquire the outstanding stock of the Company upon completion of a proposed initial public offering of common stock.

                            [INSIDE BACK COVER PAGE]

                 [PHOTO DESCRIPTION: SEVERAL PERSONS SEATED AROUND A TELEVISION]

[PHOTO DESCRIPTION: MAN IN COAT TALKING ON CELLULAR PHONE; CAR IN BACKGROUND]

                                              [PHOTO DESCRIPTION: PERSON
                                              SEATED BESIDE IGLOO]

             HELPING YOU MEET ALL YOUR GLOBAL COMMUNICATIONS NEEDS.

[PHOTO DESCRIPTION: MAN TALKING ON CELLULAR PHONE; BUILDING IN BACKGROUND]

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                                  -----------

                               TABLE OF CONTENTS

                                                                          PAGE
Prospectus Summary.......................................................   3
Risk Factors.............................................................   8
The Company..............................................................  15
Use of Proceeds..........................................................  17
Dividend Policy..........................................................  17
Capitalization...........................................................  18
Dilution.................................................................  19
Selected Financial Data..................................................  20
Selected Individual Company Financial Data...............................  22
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  23
Business.................................................................  37
Organization and Acquisition of the Founding Companies...................  49
Management...............................................................  53
Certain Transactions.....................................................  58
Principal Stockholders...................................................  60
Description of Capital Stock.............................................  61
Shares Eligible for Future Sale..........................................  65
Underwriting.............................................................  66
Legal Matters............................................................  67
Experts..................................................................  67
Available Information....................................................  67
Index to Financial Statements............................................ F-1

                                  -----------

  UNTIL     , 1997 (25 DAYS FROM THE DATE OF THIS PROSPECTUS), ALL DEALERS EF-
FECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPAT-ING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               4,200,000 SHARES

                           [ICON] VIALOG CORPORATION

                                 COMMON STOCK



                               ----------------
                                  PROSPECTUS
                               ----------------


                         DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                                      , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table sets forth the expenses (other than the underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement. All of such amounts (except the SEC Registration Fee, the NASD Filing Fee and the NYSE Listing Fee) are estimates.

   SEC Registration Fee............................................... $ 20,491
   NASD Filing Fee.................................................... $  7,262
   New York Stock Exchange Listing Fee................................ $ 89,654
   Blue Sky Fees and Expenses......................................... $ 15,000
   Printing and Engraving Costs.......................................
   Legal Fees and Expenses............................................
   Accounting and Tax Fees and Expenses............................... $650,000
   Transfer Agent and Registrar Fees and Expenses.....................
   Miscellaneous......................................................
                                                                       --------
     Total............................................................ $
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 67 of Chapter 156B of the Massachusetts General Laws, or the Massachusetts Business Corporation Law (the "MBCL"), provides that indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-law otherwise require, indemnification of any persons who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make repaying. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. Section 67 further provides that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Article VI of the Company's Articles of Organization provides that the Company shall, to the fullest extent permitted by the laws of the Commonwealth of Massachusetts, indemnify each person who is, or shall have been, a director, officer, employee of agent of the Company, or who is serving or shall have served, at the request of the Company, as director or officer of another organization or in any capacity with respect to any employee benefit plan of the Company, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement and reasonable attorney's fees) imposed upon or incurred by any such person in connection with, or arising out of claims made, or any action, suit or proceeding threatened or brought against him or in which he may be involved by reason of any action taken or omitted by him as a director, officer, employee or agent, or as a result of any service with respect to any such employee benefit plan.

  Section 13(b)(1 1/2) of Chapter 156B of the MBCL permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the MBCL (relating to unlawful payment of dividends, unlawful stock purchase and redemption and loans to insiders) or (iv) for any transaction from which the director derived an improper personal benefit. Article VI of the Company's Articles of Organization provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except in the circumstances that are set forth in the MBCL.

  The effect of these provisions is to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act.

  The Underwriting Agreement (a form of which appears as Exhibit 1.1) provides for indemnification of the Company's directors and officers in certain circumstances.

  Section 67 of the MBCL also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  The following information relates to securities of the Company issued or sold within the past three years which were not registered under the Securities Act of 1933. None of the sales of the securities issued by the Company have involved the use of an underwriter, and no commissions were paid in connection with the sale of any of the securities issued by the Company.

  (i) On January 1, 1996, the Company issued an aggregate of 666,400 shares of Common Stock, $.01 par value ("Common Stock") at $.01 per share to John J. Hassett and J. Michael Powell in connection with the organization and initial capitalization of the Company for an aggregate purchase price of $6,664.00. John J. Hassett subsequently contributed to the capital of the Company 125,000 of the 625,000 shares originally issued to him.

  (ii) On January 19, 1996, the Company issued 180,000 shares of Common Stock at $.138 per share to Reynolds E. Moulton and J. Michael Powell in connection with the organization and initial capitalization of the Company for an aggregate purchase price of $24,840.

  (iii) Between February 15, 1996 and April 15, 1996, the Company issued 123,250 shares of Common Stock valued at such time at $.01 per share to eleven of its consultants for services rendered. The issuance of these shares may be considered to be compensation to such individuals and will be expensed by the Company.

  (iv) On June 27, 1996 and July 31, 1996, the Company issued an aggregate of 189,000 shares of Common Stock to nine accredited investors at $0.555 per share for an aggregate purchase price of $104,895.

  (v) On June 27, 1996, October 18, 1996 and October 31, 1996, the Company issued 64,000 shares of Common Stock valued at such time at $.555 per share to ten of its consultants and employees for services rendered. The issuance of these shares may be considered to be compensation to such individuals and will be expensed by the Company.

  (vi) On September 24, 1996, the Company issued 37,500 shares of Common Stock at $.06 per share to one of its consultants upon the exercise of a NQSO for a total purchase price of $2,250.

  (vii) On November 4, 1996, the Company issued 22,500 shares of Common Stock valued at such time at $4.00 per share to four of its employees for services rendered. The issuance of these shares may be considered to be compensation to such individuals and will be expensed by the Company.

  (viii) On November 29, 1996, the Company issued an aggregate of 190,000 shares of Common Stock to twenty accredited investors at $4.00 per share for an aggregate purchase price of $760,000.

  (ix) On February 12, 1997, the Company issued an aggregate of 52,000 shares of Common Stock at $.05 per share to two of its consultants upon the exercise of two NQSOs for an aggregate purchase price of $2,600.

  (x) On February 24, 1997, the Company issued an aggregate of $500,000 in principal amount of promissory notes due upon completion of the Offering and warrants to purchase an aggregate of 55,555 shares of Common Stock at $9.00 per share to eight accredited investors.

  (xi) On February 28, 1997, the Company entered into an Amended and Restated Agreement and Plan of Reorganization with ATS Acquisition Corporation, its wholly owned subsidiary, and American Teleconferencing Services, Ltd. and Robert A. Cowan and Louis I. Jaffe pursuant to which the Company has agreed to issue 1,565,217 shares of Common Stock as partial consideration for the merger of American Teleconferencing Services, Ltd. with the Company's subsidiary all as described in the Prospectus.

  (xii) On February 28, 1997, the Company entered into an Amended and Restated Agreement and Plan of Reorganization with TBMA Acquisition Corporation, its wholly owned subsidiary, and Telephone Business Meetings, Inc. and C. Raymond Marvin pursuant to which the Company has agreed to issue 888,608 shares of Common Stock as partial consideration for the merger of Telephone Business Meetings, Inc. with the Company's subsidiary all as described in the Prospectus.

  (xiii) On February 28, 1997, the Company entered into an Amended and Restated Agreement and Plan of Reorganization with CSII Acquisition Corporation, its wholly owned subsidiary, and Conference Source International, Inc. and Judy B. Crawford and Olen E. Crawford pursuant to which the Company has agreed to issue 692,086 shares of Common Stock as partial consideration for the merger of Conference Source International, Inc. with the Company's subsidiary all as described in the Prospectus.

  (xiv) On February 28, 1997, the Company entered into an Amended and Restated Agreement and Plan of Reorganization with KST Acquisition Corporation, its wholly owned subsidiary, and Kendall Square Teleconferencing Inc. and Courtney Snyder, Paul Ballantine, John Hassett and Dwight Grader pursuant to which the Company has agreed to issue 173,913 shares of Common Stock as partial consideration for the merger of Kendall Square Teleconferencing, Inc. with the Company's subsidiary all as described in the Prospectus.

  (xv) On February 28, 1997, the Company entered into an Agreement and Plan of Reorganization with AMCS Acquisition Corporation, its wholly owned subsidiary, and American Conferencing Company, Inc. and David Lipsky pursuant to which the Company has agreed to issue 133,913 shares of Common Stock as partial consideration for the merger of American Conferencing Company, Inc. with the Company's subsidiary all as described in the Prospectus.

  (xvi) On February 28, 1997, the Company entered into an Amended and Restated Agreement and Plan of Reorganization with CDC Acquisition Corporation, its wholly owned subsidiary, and Communication Development Corporation and Patti
R. Bisbano and Maurya Suda pursuant to which the Company has agreed to issue 95,217 shares of Common Stock as partial consideration for the merger of Communication Development Corporation with the Company's subsidiary all as described in the Prospectus.

  Each of the transactions set forth in the preceding clauses were completed without registration of the relevant security under the Securities Act in reliance upon one or more of the following exemptions: (a) for the transactions described in clauses (i) and (ii), Section 4(2) of the Securities Act for transactions not involving a public offering; (b) for the transactions described in clauses (iii), (v), (vi), (vii) and (ix), all of which were consummated pursuant to the Company's 1996 Stock Plan, Rule 701 promulgated under the Securities Act for transactions with directors, consultants, and employees and Section 4(2) of the Securities Act; and (c) for the transactions described in clauses (iv), (viii) and (x) through (xvi), Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
     1.1 Form of Underwriting Agreement.*
     2.1 Amended and Restated Agreement and Plan of Reorganization dated as of
         February 28, 1997 By and Among the Company and ATS Acquisition
         Corporation and American Teleconferencing Services, Ltd. and Robert A.
         Cowan and Louis I. Jaffe.
     2.2 Amended and Restated Agreement and Plan of Reorganization dated as of
         February 28, 1997 By and Among the Company and TBMA Acquisition
         Corporation and Telephone Business Meetings, Inc. and C. Raymond
         Marvin.
     2.3 Restated Agreement and Plan of Reorganization dated as of February 28,
         1997 By and Among the Company and CSII Acquisition Corporation and
         Conference Source International, Inc. and Judy B. Crawford and Olen E.
         Crawford.
     2.4 Asset Purchase Agreement dated as of February 28, 1997 By and Among the Company and Call Points Acquisition Corporation, Call Points, Inc.
         and Ropir Industries, Inc.
     2.5 Amended and Restated Agreement and Plan of Reorganization dated as of
         February 28, 1997 By and Among the Company and KST Acquisition
         Corporation and Kendall Square Teleconferencing, Inc. and Courtney
         Snyder, Paul Ballantine, John Hassett and Dwight Grader.
     2.6 Amended and Restated Agreement and Plan of Reorganization dated as of
         February 28, 1997 By and Among the Company and AMCS Acquisition
         Corporation and American Conferencing Company, Inc. and David Lipsky.
     2.7 Amended and Restated Agreement and Plan of Reorganization dated as of
         February 28, 1997 By and Among the Company and CDC Acquisition
         Corporation and Communication Development Corporation and Patti R.
         Bisbano and Maurya Suda.
     3.1 Restated Articles of Organization of the Company.
     3.2 Amended and Restated By-laws of the Company.
     4.1 Form of certificate evidencing ownership of Common Stock of the
         Company.*
     5.1 Opinion of Mirick, O'Connell, DeMallie & Lougee, llp.*
     8.1 Opinion of KPMG Peat Marwick llp re tax matters.*
    10.1 1996 Stock Plan of the Company.
    10.2 Equipment Lease between Conference Source International, Inc. and Ally
         Capital Corporation dated April 1, 1996.
    10.3 Equipment Lease between Conference Source International, Inc. and
         Jacom Computer Services Inc. dated December 22, 1994.
    10.4 Equipment Lease between Conference Source International, Inc. and The
         CIT Group/Equipment Financing, Inc. dated November 11, 1996.
    10.5 Equipment Lease between Conference Source International, Inc. and BSFS
         Equipment Leasing dated April 8, 1996.
    10.6 Equipment Lease between Teleconversant Ltd., now known as Kendall
         Square Teleconferencing, Inc., and Wasco Funding Corp. dated May 21,
         1996.
    10.7 Equipment Lease between Teleconversant Ltd., now known as Kendall
         Square Teleconferencing, Inc., and Wasco Funding Corp. dated July 20,
         1995.
    10.8 Lease between Aetna Life Insurance Company and Telephone Business
         Meetings, Inc., as amended, dated December 6, 1994.
    10.9 Master Lease Agreement between Market Financial Corporation and
         American Conferencing Company, Inc. (f/k/a Resource Objectives, Inc.)
         dated October 26, 1994.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   10.10 Lease Agreement between SPP Real Estate (Georgia II), Inc. and
         Conference Source International, Inc. dated November 1, 1996.
   10.11 Lease between Bijou Limited Liability Company and American
         Teleconferencing Services, Ltd. dated May 23, 1996.
   10.12 Lease between The Aetna Life Insurance Company and American
         Teleconferencing Services, Ltd., as amended, dated November 25, 1987.
   10.13 Employment Agreement between the Company and Glenn D. Bolduc dated as of September 19, 1996.
   10.14 Form of Employment Agreement to be entered into between American
         Teleconferencing Services, Ltd. and Robert A. Cowan.
   10.15 Form of Employment Agreement to be entered into between Telephone
         Business Meetings, Inc. and C. Raymond Marvin.
   10.16 Form of Employment Agreement to be entered into between Conference
         Source International, Inc. and Judy B. Crawford.
   10.17 Form of Employment Agreement to be entered into between Kendall Square
         Teleconferencing, Inc. and Courtney Snyder.
   10.18 Form of Employment Agreement to be entered into between American
         Conferencing Company, Inc. and David Lipsky.
   10.19 Form of Employment Agreement to be entered into between Communication
         Development Corporation and Patti R. Bisbano.
   10.20 Employment Agreement between the Company and Bruce T. Guzowski dated as of
         February 7, 1997.
   10.21 Form of Consulting Agreement to be entered into between the Company and John J. Hassett.
   10.22 Form of Promissory Note and Warrant issued in connection with $500,000 financing.
   10.23 Equipment Lease between Union Springs Telephone Company and Call
         Points, Inc. dated
         September 1, 1996.
   10.24 Equipment Lease between Union Springs Telephone Company and Call
         Points, Inc. dated June 1, 1996.
   10.25 Registration Rights Agreement.
   21    Subsidiaries of the Company.
   23.1  Consent of KPMG Peat Marwick LLP.
   23.2  Consent of Mirick, O'Connell, DeMallie & Lougee, LLP.*
   23.3  Consent of Robert A. Cowan as nominee for directorship.
   23.4  Consent of Robert Eckenrode as nominee for directorship.
   23.5  Consent of Joanna M. Jacobson as nominee for directorship.
   23.6  Consent of Richard J. Valentine as nominee for directorship.
   24    Power of Attorney (included on the signature page of this Registration
         Statement).
   27    Financial Data Schedule.

--------
  * To be filed by amendment.

  (B) FINANCIAL STATEMENT SCHEDULES

  No financial statement schedules are required to be included.

ITEM 17. UNDERTAKINGS.

  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, STATE OF MASSACHUSETTS, ON FEBRUARY 28, 1997.

                                          VIALOG CORPORATION

                                                    /s/ Glenn D. Bolduc
                                          By: _________________________________
                                               GLENN D. BOLDUC PRESIDENT AND
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that VIALOG CORPORATION, a corporation organized under the laws of the Commonwealth of Massachusetts (the "Corporation"), and the undersigned officers and directors of the Corporation, individually and in their respective capacities indicated below, hereby make, constitute and appoint GLENN D. BOLDUC and JOHN J. HASSETT its and their true and lawful attorneys, their separate or joint signatures sufficient to bind, with power of substitution, to execute, deliver and file in its or their behalf, and in each person's respective capacity or capacities as shown below, with the Securities and Exchange Commission (or any other governmental authority) a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, any amendments to and any and all documents in support of or supplemental to said registration statement by the Corporation, and any additional registration statements filed pursuant to Rule 462(b); and the Corporation and each said person hereby grant to said attorneys full power and authority to do and perform each and every act and thing whatsoever as any one of said attorneys may deem necessary or advisable to carry out the full intent of this Power of Attorney to the same extent and with the same effect as the Corporation or the undersigned officers and directors of the Corporation might or could do personally in its or their capacity or capacities as aforesaid; and the Corporation of each of said persons hereby ratify, confirm and approve all acts and things that any one of said attorneys may do or cause to be done by virtue of this Power of Attorney and its signature or their signatures as the same may be signed by any one of said attorneys to said registration statement and any and all documents in support of or supplemental to said Registration Statement and any and all amendments thereto.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURES                      TITLE                  DATE
         /s/ Glenn D. Bolduc           President, Chief          February 28,
By:                                     Executive Officer            1997
  --------------------------------      and Director
           GLENN D. BOLDUC

        /s/ Bruce T. Guzowski          Chief Financial           February 28,
By:                                     Officer, Treasurer           1997
  --------------------------------      and Director
          BRUCE T. GUZOWSKI

         /s/ John J. Hassett           Chairman of the           February 28,
By:                                     Board and Director           1997
  --------------------------------
           JOHN J. HASSETT

          /s/ John J. Dion             Principal Accounting      February 28,
By:                                     Officer                      1997
  --------------------------------
            JOHN J. DION

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
     1.1 Form of Underwriting Agreement.*
     2.1 Amended and Restated Agreement and Plan of Reorganization dated as of
         February 29, 1997 By and Among the Company and ATS Acquisition
         Corporation and American Teleconferencing Services, Ltd. and Robert A.
         Cowan and Louis A. Jaffe.
     2.2 Amended and Restated Agreement and Plan of Reorganization dated as of
         February 29, 1997 By and Among the Company and TBMA Acquisition
         Corporation and Telephone Business Meetings, Inc. and C. Raymond
         Marvin.
     2.3 Restated Agreement and Plan of Reorganization dated as of February 29,
         1997 By and Among the Company and CSII Aquisition Corporation and
         Conference Source International, Inc. and Judy B. Crawford and Olen E.
         Crawford.
     2.4 Asset Purchase Agreement dated as of February 29, 1997 By and Among the Company and Call Points Acquisition Corporation, Call Points, Inc.
         and Ropir Industries, Inc.
     2.5 Amended and Restated Agreement and Plan of Reorganization dated as of
         February 29, 1997 By and Among the Company and KST Acquisition
         Corporation and Kendall Square Teleconferencing, Inc. and Courtney
         Snyder, Paul Balentine, John Hassett and Dwight Grader.
     2.6 Amended and Restated Agreement and Plan of Reorganization dated as of
         February 29, 1997 By and Among the Company and AMCS Acquisition
         Corporation and American Conferencing Company, Inc. and David Lepsky.
     2.7 Amended and Restated Agreement and Plan of Reorganization dated as of
         February 29, 1997 By and Among the Company and CDC Acquisition
         Corporation and Communication Development and Patti R. Bisbana and
         Maurya Suda.
     3.1 Restated Articles of Organization of the Company.
     3.2 Amended and Restated By-laws of the Company.
     4.1 Form of certificate evidencing ownership of Common Stock of the
         Company.*
     5.1 Opinion of Mirick, O'Connell, DeMallie & Lougee, llp.*
     8.1 Opinion of KPMG Peat Marwick llp re tax matters.*
    10.1 1996 Stock Plan of the Company.
    10.2 Equipment Lease between Conference Source International, Inc. and Ally
         Capital Corporation dated April 1, 1996.
    10.3 Equipment Lease between Conference Source International, Inc. and
         Jacom Computer Services Inc. dated December 22, 1994.
    10.4 Equipment Lease between Conference Source International, Inc. and The
         CIT Group/Equipment Financing, Inc. dated November 11, 1996.
    10.5 Equipment Lease between Conference Source International, Inc. and BSFS
         Equipment Leasing dated April 8, 1996.
    10.6 Equipment Lease between TCC (f/k/a Teleconversant Ltd.) and Wasco
         Funding Corp.
         dated May 21, 1996.
    10.7 Equipment Lease between TCC (f/k/a Teleconversant Ltd.) and Wasco
         Funding Corp.
         dated July 20, 1995.
    10.8 Lease between Aetna Life Insurance Company and Access, as amended, dated December 6, 1994.
    10.9 Master Lease Agreement between Market Financial Corporation and
         Americo (f/k/a Resource Objectives, Inc.) dated October 26, 1994.

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
   10.10 Lease Agreement between SPP Real Estate (Georgia II), Inc. and
         Conference Source International, Inc. dated November 1, 1996.
   10.11 Lease between Bijou Limited Liability Company and American
         Teleconferencing Services, Ltd. dated May 23, 1996.
   10.12 Lease between The Aetna Life Insurance Company and American
         Teleconferencing Services, Ltd., as amended, dated November 25, 1987.
   10.13 Employment Agreement between the Company and Glenn D. Bolduc dated as of September 19, 1996.


   10.14 Form of Employment Agreement to be entered into between American
         Teleconferencing Services, Ltd. and Robert A. Cowan.
   10.15 Form of Employment Agreement to be entered into between Telephone
         Business Meetings, Inc. and C. Raymond Marvin.
   10.16 Form of Employment Agreement to be entered into between Conference
         Source International, Inc. and Judy B. Crawford.
   10.17 Form of Employment Agreement to be entered into between Kendall Square
         Teleconferencing, Inc. and Courtney Snyder.
   10.18 Form of Employment Agreement to be entered into between American
         Conferencing Company, Inc. and David Lipsky.
   10.19 Form of Employment Agreement to be entered into between Communication
         Development Corporation and Patti R. Bisbano.
   10.20 Employment Agreement between the Company and Bruce T. Guzowski dated as of February 7, 1997.
   10.21 Form of Consulting Agreement to be entered into between the Company and John J. Hassett.
   10.22 Form of Promissory Note and Stock Purchase Warrant issued in connection with $500,000 financing.
   10.23 Equipment Lease between Union Springs Telephone Company and Call
         Points, Inc. dated September 1, 1996.
   10.24 Equipment Lease between Union Springs Telephone Company and Call
         Points, Inc. dated June 1, 1996.
   10.25 Registration Rights Agreement.
   21    Subsidiaries of the Company.
   23.1  Consent of KPMG Peat Marwick LLP.
   23.2  Consent of Mirick, O'Connell, DeMallie & Lougee, LLP.*
   23.3  Consent of Robert A. Cowan as nominee for directorship.
   23.4  Consent of Robert Eckenrode as nominee for directorship.
   23.5  Consent of Joanna M. Jacobson as nominee for directorship.
   23.6  Consent of Richard J. Valentine as nominee for directorship.
   24    Power of Attorney (included on the signature page of this Registration
         Statement).
   27    Financial Data Schedule.

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  * To be filed by amendment.

  No financial statement schedules are required to be included.